FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-08

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,409,166,822
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$1,147,112,000
(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2013-LC12
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Ladder Capital Finance LLC
The Royal Bank of Scotland plc
Wells Fargo Bank, National Association
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-LC12

July 8, 2013

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Citigroup Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Citigroup Global Markets Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certificate Structure

I.           Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass- Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$130,432,000		30.000%	(7)	3.58	1 - 60	46.4%	15.3%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$80,000,000		30.000%	(7)	7.79	94 - 94	46.4%	15.3%
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$100,000,000		30.000%	(7)	9.76	117 - 118	46.4%	15.3%
A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$326,055,000		30.000%	(7)	9.81	118 - 119	46.4%	15.3%
A-5	AAA(sf)/AAA(sf)/Aaa(sf)	$100,000,000		30.000%	(7)	9.88	119 - 119	46.4%	15.3%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$149,929,000		30.000%	(7)	7.80	60 - 117	46.4%	15.3%
A-S(8)	AAA(sf)/AAA(sf)/Aaa(sf)	$116,257,000		21.750%	(7)	9.89	119 - 120	51.9%	13.7%
B(8)	AA-(sf)/AA-(sf)/Aa3(sf)	$88,072,000		15.500%	(7)	9.96	120 - 120	56.0%	12.7%
C(8)	A-(sf)/A-(sf)/A3(sf)	$56,367,000		11.500%	(7)	9.96	120 - 120	58.7%	12.1%
PEX(8)	A-(sf)/A-(sf)/A1(sf)	$260,696,000		11.500%	(7)	9.93	119 - 120	58.7%	12.1%
X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$1,102,673,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Non-Offered Certificates
X-B	NR/NR/NR	$95,118,821	(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
A-3FL(13)	AAA(sf)/AAA(sf)/Aaa(sf)	$100,000,000	(13)	30.000%	LIBOR Plus(15)	9.76	117 - 118	46.4%	15.3%
A-3FX(13)	AAA(sf)/AAA(sf)/Aaa(sf)	$0	(13)	30.000%	(7)	9.76	117 - 118	46.4%	15.3%
D	BBB-(sf)/BBB-(sf)/NR(sf)	$66,936,000		6.750%	(7)	9.96	120 - 120	61.8%	11.5%
E	BB(sf)/BB(sf)/NR(sf)	$28,183,000		4.750%	(7)	9.96	120 - 120	63.2%	11.3%
F	B(sf)/B(sf)/NR(sf)	$14,092,000		3.750%	(7)	9.96	120 - 120	63.8%	11.1%
G	NR/NR/NR	$52,843,821		0.000%	(7)	9.96	120 - 120	66.3%	10.7%

Notes:
(1)
The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the rated offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to the Offered Certificates—Ratings on the Certificates Have Substantial Limitations and Ratings” in the free writing prospectus, dated July 8, 2013 (the “Free Writing Prospectus”).

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5 and A-SB Certificates in the aggregate.  No class of Certificates will provide any credit support to the Class A-3FL Certificates for any failure by the swap counterparty to make the payment under the related swap contract. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest which will have an initial outstanding principal balance on the closing date of $56,367,000.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates), if any, that are senior to such class, by the aggregate appraised value of approximately $2,124,575,075 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5 and A-SB Certificates by such aggregate appraised value (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance).  The Certificate Principal to Value Ratio for each of the Class A-S, Class B and Class C Certificates is calculated by dividing the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class, by such aggregate appraised value (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance).  The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.  In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of approximately $151,044,448 (calculated as described in the Free Writing Prospectus) by the aggregate certificate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates), if any, that are senior to such class of certificates.  The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5 and A-SB Certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-S, Class B and Class C Certificates is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of approximately $151,044,448 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certificate Structure

Exchangeable Certificates) and the regular interests that are senior to such class. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-3FX, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates and the Class A-3FX Regular Interest in each case will be one of the following:  (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.  The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
The Class A-S, Class B, Class PEX and Class C Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $116,257,000, $88,072,000 and $56,367,000, respectively.  The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PEX and Class C Certificates.  The Class A-S, Class B, Class PEX and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests.  Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”).  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C regular interest that is represented by the Class A-S, Class B, Class PEX and Class C Certificates will be increased or decreased accordingly.  The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange.  The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange.  The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PEX and Class C Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates and the Class A-3FX Regular Interest outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates).  The Class X-A Certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates and the Class A-3FX Regular Interest for the related distribution date (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates), weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(11)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class E, F and G Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class E, F and G Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(13)
The Class A-3FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-3FX Regular Interest and an interest rate swap contract.  Under certain circumstances, holders of the Class A-3FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-3FX Certificates having the same pass-through rate as the Class A-3FX Regular Interest.  The aggregate principal balance of the Class A-3FL Certificates may be adjusted from time to time as a result of such an exchange.  The aggregate principal balance of the Class A-3FX Certificates and Class A-3FL Certificates will at all times equal the principal balance of the Class A-3FX Regular Interest.  The principal balance of the Class A-3FX Certificates will initially be $0.

(14)
The ratings assigned to the Class A-3FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-3FX Regular Interest.  The ratings of Fitch, KBRA and Moody’s do not address any shortfalls or delays in payments that investors in the Class A-3FL Certificates may experience as a result of the conversion of the pass-through Certificates from a floating interest rate to a fixed rate.

(15)
The pass-through rate on the Class A-3FL Certificates will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances, the pass-through rate on the Class A-3FL Certificates may convert to the pass-through rate applicable to the Class A-3FX Regular Interest.  The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-3FL Certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Issue Characteristics

 II.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Ladder Capital Finance LLC	40	69	$553,375,420	39.3%
The Royal Bank of Scotland plc	10	45	478,188,094	33.9
Wells Fargo Bank, National Association	33	36	377,603,308	26.8
Total	83	150	$1,409,166,822	100.0%

Loan Pool:

Cut-off Date Balance:	$1,409,166,822
Number of Mortgage Loans:	83
Average Cut-off Date Balance per Mortgage Loan:	$16,977,914
Number of Mortgaged Properties:	150
Average Cut-off Date Balance per Mortgaged Property(1):	$9,394,445
Weighted Average Mortgage Interest Rate:	4.334%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	56.2%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	343
Weighted Average Remaining Amortization Term (months)(2):	342
Weighted Average Seasoning (months):	1
(1)    Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)    Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.75x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	67.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	57.2%
% of Mortgage Loans with Additional Subordinate Debt:	10.0%
% of Mortgage Loans with Single Tenants(2):	3.2%
(1)   With respect to each pari passu loan combination, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated.
(2)    Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 86.0% of the mortgage pool (74 mortgage loans) has scheduled amortization, as follows:

37.2% (57 mortgage loans) requires amortization during the entire loan term

48.8% (17 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Pool Balance, 14.0% of the mortgage pool (9 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 62.0% and 2.70x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 63.5% of the mortgage pool (37 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	70.7% of the pool
Insurance Premiums:	61.6% of the pool
Capital Replacements:	61.3% of the pool
TI/LC:	47.1% of the pool(1)
(1) The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, industrial, and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

69.9% of the mortgage pool (66 mortgage loans) features a lockout period, then defeasance only until an open period

13.6% of the mortgage pool (7 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

8.4% of the mortgage pool (2 mortgage loans) features the greater of a prepayment premium or yield maintenance, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

5.5% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

1.4% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

1.2% of the mortgage pool (6 mortgage loans) features a yield maintenance period, then defeasance or yield maintenance until an open period

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Issue Characteristics

III.           Issue Characteristics

Securities Offered:
$1,147,112,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX and X-A), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Ladder Capital Finance LLC (“LCF”); The Royal Bank of Scotland plc (“RBS”); Wells Fargo Bank, National Association (“WFB”).

Co-lead Bookrunning Managers:	Wells Fargo Securities, LLC and RBS Securities Inc.

Co-Manager:	Citigroup Global Markets Inc.

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Park Bridge Lender Services LLC

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in July 2013 (or, in the case of any mortgage loan that has its first due date in August 2013, the date that would have been its due date in July 2013 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about July 30, 2013.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in August 2013.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in August 2013.

Rated Final Distribution Date:	The Distribution Date in July 2046.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A Certificates) and $1,000,000 for the Class X-A Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp. and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)
A. Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Property Type	Number of SF, Rooms, Pads or Beds	Cut-off Date Balance Per SF, Room, Pad or Bed ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
LCF	Innsbrook Office Portfolio	Various	VA	1 / 13	$103,500,000	7.3%	Office	994,040	$104	74.8%	63.8%	1.59x	10.8%
RBS	Carolina Place	Pineville	NC	1 / 1	90,000,000	6.4	Retail	647,511	270	66.5	57.3	1.71	10.1
RBS	Cumberland Mall	Atlanta	GA	1 / 1	90,000,000	6.4	Retail	541,527	295	63.0	63.0	2.49	9.7
RBS	RHP Portfolio V	Various	Various	1 / 10	83,410,313	5.9	Manufactured Housing Community	2,416	34,524	73.7	63.5	1.43	8.4
WFB	White Marsh Mall	Baltimore	MD	1 / 1	80,000,000	5.7	Retail	702,317	271	63.3	63.3	2.66	10.3
RBS	Rimrock Mall	Billings	MT	1 / 1	77,000,000	5.5	Retail	428,661	180	68.8	62.7	1.70	10.6
LCF	Grace Lake Corporate Center	Van Buren	MI	1 / 1	75,528,409	5.4	Office	882,949	86	61.5	42.6	1.60	12.1
RBS	RHP Portfolio VI	Various	Various	1 / 8	74,033,564	5.3	Manufactured Housing Community	1,769	41,851	73.7	63.5	1.45	8.4
WFB	100 & 150 South Wacker Drive	Chicago	IL	1 / 1	71,000,000	5.0	Office	1,095,653	128	66.4	60.2	1.56	10.7
LCF	One Eleven Magnolia	Orlando	FL	1 / 1	46,900,000	3.3	Mixed Use	316,959	148	73.9	63.3	1.30	8.5
Top Three Total/Weighted Average				3 / 15	$283,500,000	20.1%				68.4%	61.5%	1.91x	10.2%
Top Five Total/Weighted Average				5 / 26	$446,910,313	31.7%				68.5%	62.2%	1.96x	9.9%
Top Ten Total/Weighted Average				10 / 38	$791,372,286	56.2%				68.5%	60.4%	1.78x	10.0%
Non-Top Ten Total/Weighted Average				73 / 112	$617,794,536	43.8%				65.3%	53.1%	1.71x	11.6%
(1)
With respect to Carolina Place, Cumberland Mall, White Marsh Mall and 100 & 150 South Wacker Drive, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.  With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.

B.           Summary of Pari Passu Split Loan Structures
Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization PSA	Current Special Servicer Under Related Securitization PSA
Carolina Place	RBS	$90,000,000	WFCM 2013-LC12	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RBS	$85,000,000	(1)	No	TBD	TBD
Cumberland Mall	RBS	$90,000,000	WFCM 2013-LC12	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RBS	$70,000,000	WFRBS 2013-C14	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
White Marsh Mall	WFB	$80,000,000	WFCM 2013-LC12	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$110,000,000	WFRBS 2013-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
100 & 150 South Wacker Drive	WFB	$71,000,000	WFCM 2013-LC12	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$69,000,000	WFRBS 2013-C14	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
(1)	The pari passu companion loan is currently held by the mortgage loan seller for the mortgage loan included in the WFCM 2013-LC12 trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

C.           Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
7	LCF	Grace Lake Corporate Center	$75,528,409	5.4%	$2,994,780	4.749%	1.60x	1.51x	12.1%	11.6%	61.5%	64.0%
12	LCF	Durban Retail Portfolio	29,741,369	2.1	2,599,256	5.868	1.45	1.25	10.2	9.4	74.9	81.5
19	LCF	Oaks at Broad River	15,765,000	1.1	1,885,000	5.820	1.25	1.02	8.5	7.6	70.5	79.0
43	LCF	The Shops at Church Square	7,184,826	0.5	999,973	6.570	1.72	1.29	13.0	11.4	64.2	73.1
Total/Weighted Average			$128,219,604	9.1%	$8,479,009	5.260%	1.53x	1.37x	11.3%	10.5%	65.9%	70.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

D.           Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2	RBS	Carolina Place	Pineville	NC	Retail	$90,000,000	6.4%	CGCMT 2005-C3
4.01	RBS	Country Club Mobile Estates	Holladay	UT	Manufactured Housing Community	21,672,675	1.5	CGCMT 2004-C1
4.02	RBS	Chalet North	Apopka	FL	Manufactured Housing Community	17,028,530	1.2	MLMT 2008-C1
4.03	RBS	Lakeview Estates	Layton	UT	Manufactured Housing Community	11,919,971	0.8	WBCMT 2004-C11
11.01	RBS	Brecksville	Brecksville	OH	Self Storage	3,297,983	0.2	LBUBS 2000-C5
11.04	RBS	Medina	Medina	OH	Self Storage	2,735,827	0.2	GSMS 2005-GG4
11.12	RBS	Peninsula	Peninsula (Boston Township)	OH	Self Storage	1,311,698	0.1	GSMS 2005-GG4
11.13	RBS	Sandusky	Sandusky	OH	Self Storage	1,274,221	0.1	GSMS 2005-GG4
18	WFB	Plaza De Oro Shopping Center	Murrieta	CA	Retail	16,000,000	1.1	JPMCC 2004-C1
19	LCF	Oaks at Broad River	Beaufort	SC	Multifamily	15,765,000	1.1	WBCMT 2007-C31
21	LCF	Shops at Bruckner	Bronx	NY	Retail	14,421,486	1.0	NASC 1998-D6
25	LCF	The Vineyards Apartments	St. Louis	MO	Multifamily	11,718,430	0.8	GECMC 2003-C1
26	WFB	Grand Forks Market Place	Grand Forks	ND	Retail	11,500,000	0.8	MLMT 2003-KEY1
31	WFB	Hampton Inn & Suites - Westgate	Spartanburg	SC	Hospitality	10,180,896	0.7	MSC 2006-HQ9
32	WFB	Carriage Way MHP	Chesterfield Township	MI	Manufactured Housing Community	10,000,000	0.7	BSCMS 2003-T12
33	WFB	321 Santa Monica	Santa Monica	CA	Retail	10,000,000	0.7	JPMCC 2003-LN1
45	LCF	Greenville-Augusta Apartment Portfolio	Various	SC	Multifamily	6,777,883	0.5	JPMCC 2003-LN1, CSFB 2003-C3
46	LCF	North Reno Plaza	Reno	NV	Retail	6,445,942	0.5	JPMCC 2002-C2
51	WFB	Holiday Inn Express - Westgate	Spartanburg	SC	Hospitality	6,038,668	0.4	CSMC 2006-C2
62	WFB	Storage Depot - Mission, Sunshine & Alta Mesa	Various	TX	Self Storage	4,891,913	0.3	GECMC 2003-C2
64	WFB	Shoppes at North Augusta	North Augusta	SC	Retail	4,188,683	0.3	GCCFC 2004-GG1
67	WFB	Marlboro Industrial Park	Marlboro Township	NJ	Industrial	3,994,519	0.3	MSC 2004-HQ4
74	WFB	Walgreens - Taylorsville	Taylorsville	UT	Retail	3,120,000	0.2	WBCMT 2002-C2
76	WFB	Walgreens - Dickinson	Dickinson	TX	Retail	2,950,000	0.2	WBCMT 2003-C5
77	WFB	Berkshire Pointe	Reading	PA	Retail	2,721,527	0.2	CDCMT 2002-FX1
80	WFB	Cedar Lake MHC	Biloxi	MS	Manufactured Housing Community	2,050,000	0.1	JPMCC 2003-LN1
81	WFB	Spruce Grove	Lower Lake	CA	Self Storage	1,544,967	0.1	GECMC 2003-C2
Total						$293,550,817	20.8%
(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database.  While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

E.           Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-1(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-1 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
14	WFB	Starwood Schulte Hotel Portfolio	Various	Hospitality	$19,700,000	1.4%	$18,317,685	14.0%	260	$75,769	2.07x	13.8%	58.1%	54.0%	12	60
17	WFB	Doubletree Hotel – Los Angeles Norwalk	CA	Hospitality	16,000,000	1.1	14,110,335	10.8	171	93,567	1.53	12.1	66.9	59.0	0	60
24	LCF	Crowne Plaza Madison	WI	Hospitality	12,097,763	0.9	10,960,444	8.4	226	53,530	1.60	14.0	61.7	55.9	0	50
43	LCF	The Shops at Church Square	OH	Retail	7,184,826	0.5	6,712,698	5.1	109,446	66	1.72	13.0	64.2	59.9	0	52
Total/Weighted Average					$54,982,589	3.9%	$50,101,162	38.4%			1.76x	13.2%	62.3%	56.6%	4	57
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-1 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-1 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-1 Certificate Principal Balance.

Class A-2(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF / Room/ Pad/Unit ($)	U/W NCF DSCR (x)(3)	U/W NOI Debt Yield (%)(3)	Cut-off Date LTV Ratio (%)(3)	Balloon or ARD LTV Ratio (%)(3)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
5	WFB	White Marsh Mall	MD	Retail	$80,000,000	5.7%	$80,000,000	100.0%	702,317	$271	2.66x	10.3%	63.3%	63.3%	94	94
Total/Weighted Average					$80,000,000	5.7%	$80,000,000	100.0%			2.66x	10.3%	63.3%	63.3%	94	94
(1)	The table above presents the mortgage loan whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.
(3)
With respect to each pari passu loan combination, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

Class A-SB(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-SB Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
46	LCF	North Reno Plaza	NV	Retail	$6,445,942	0.5%	$5,334,573	3.6%	126,907	51	1.47x	11.0%	63.8%	52.8%	0	113
47	LCF	Ravenswood Professional Office Building	IL	Office	6,418,521	0.5	5,244,402	3.5	58,416	110	1.58	10.8	70.1	57.3	0	116
68	LCF	Walgreens Aiken	SC	Retail	3,885,000	0.3	3,885,000	2.6	14,550	267	2.15	9.3	63.2	63.2	114	114
70	LCF	Walgreens Gray	TN	Retail	3,453,000	0.2	3,453,000	2.3	14,550	237	2.15	9.3	64.2	64.2	114	114
71	LCF	Walgreens Gallatin	TN	Retail	3,322,000	0.2	3,322,000	2.2	14,820	224	2.15	9.3	63.9	63.9	114	114
72	LCF	Walgreens Durant	OK	Retail	3,250,000	0.2	3,250,000	2.2	14,550	223	2.14	9.4	65.0	65.0	115	115
75	LCF	Walgreens Mount Airy	NC	Retail	2,950,000	0.2	2,950,000	2.0	14,820	199	2.15	9.3	63.1	63.1	114	114
83	LCF	Dollar General - Satsuma	FL	Retail	721,500	0.1	721,500	0.5	9,026	80	1.97	11.4	65.0	65.0	106	106
Total/Weighted Average					$30,445,963	2.2%	$28,160,475	18.8%			1.88x	10.0%	65.2%	60.2%	66	114
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-SB Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-SB Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-SB to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-SB Certificate Principal Balance.
(3)
With respect to each pari passu loan combination, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

F.           Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	49	$561,243,521	39.8%	65.1%	58.0%	1.93x	10.4%	9.9%	4.184%
Regional Mall	4	337,000,000	23.9	65.3	61.5	2.14	10.2	9.7	3.853
Anchored	16	136,431,356	9.7	65.2	53.3	1.57	11.0	10.2	4.827
Single Tenant	20	47,218,369	3.4	61.9	50.6	1.80	10.6	10.2	4.339
Unanchored	5	23,439,239	1.7	63.5	50.8	1.57	10.4	9.9	4.655
Shadow Anchored	4	17,154,558	1.2	70.3	56.3	1.64	10.6	10.1	4.502
Office	19	306,941,753	21.8	67.7	56.4	1.61	11.2	10.0	4.347
Suburban	14	188,478,409	13.4	69.4	55.2	1.58	11.3	10.2	4.496
CBD	3	103,194,823	7.3	64.0	57.8	1.67	11.1	9.6	4.046
Flex	1	8,850,000	0.6	74.8	63.8	1.59	10.8	9.6	4.444
Medical Office	1	6,418,521	0.5	70.1	57.3	1.58	10.8	9.9	4.665
Manufactured Housing Community	25	182,224,077	12.9	71.7	61.8	1.68	9.3	9.1	4.069
Manufactured Housing Community	25	182,224,077	12.9	71.7	61.8	1.68	9.3	9.1	4.069
Hospitality	19	169,405,258	12.0	65.6	52.0	1.75	13.4	11.8	4.746
Limited Service	11	79,671,026	5.7	66.9	49.3	1.81	13.8	12.4	4.651
Full Service	5	54,510,609	3.9	62.8	54.0	1.70	13.3	11.4	4.694
Extended Stay	3	35,223,622	2.5	67.1	55.2	1.67	12.7	11.1	5.041
Multifamily	13	82,163,307	5.8	67.0	53.6	1.42	10.0	9.3	4.805
Garden	9	56,996,223	4.0	67.4	53.6	1.47	10.8	9.9	4.920
Student Housing	4	25,167,084	1.8	65.9	53.5	1.30	8.3	8.0	4.545
Self Storage	22	53,894,387	3.8	67.4	54.3	1.69	10.6	10.2	4.437
Self Storage	22	53,894,387	3.8	67.4	54.3	1.69	10.6	10.2	4.437
Mixed Use	2	49,300,000	3.5	73.8	63.1	1.32	8.6	8.1	4.632
Office/Retail/Multifamily	1	46,900,000	3.3	73.9	63.3	1.30	8.5	8.0	4.622
Office/Retail	1	2,400,000	0.2	71.2	58.2	1.61	10.9	10.2	4.830
Industrial	1	3,994,519	0.3	67.8	54.5	1.67	11.1	9.9	4.280
Flex	1	3,994,519	0.3	67.8	54.5	1.67	11.1	9.9	4.280
Total/Weighted Average	150	$1,409,166,822	100.0%	67.1%	57.2%	1.75x	10.7%	10.0%	4.334%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to Carolina Place, Cumberland Mall, White Marsh Mall and 100 & 150 South Wacker Drive, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property) that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)

Location(2)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(3)	% of Cut- off Date Balance	Weighted Average Cut- off Date LTV Ratio (%)(3)	Weighted Average Balloon or ARD LTV Ratio (%)(3)	Weighted Average U/W NCF DSCR (x) (3)	Weighted Average U/W NOI Debt Yield (%)(3)	Weighted Average U/W NCF Debt Yield (%)(3)	Weighted Average Mortgage Rate (%)(3)
Florida	16	$170,757,385	12.1%	72.3%	61.6%	1.40x	9.1%	8.6%	4.633%
North Carolina	8	116,957,551	8.3	66.9	57.0	1.70	10.3	9.8	4.062
Georgia	4	111,425,772	7.9	65.3	62.9	2.29	9.8	9.4	3.990
Virginia	13	103,500,000	7.3	74.8	63.8	1.59	10.8	9.6	4.444
Michigan	4	95,228,283	6.8	59.3	43.1	2.10	13.3	12.5	4.434
California	10	92,178,590	6.5	62.4	50.6	1.56	10.4	9.7	4.393
Southern	5	60,180,344	4.3	62.9	53.0	1.50	10.2	9.4	4.464
Northern	5	31,998,247	2.3	61.4	46.2	1.66	10.9	10.4	4.261
Maryland	2	90,485,059	6.4	63.5	61.9	2.55	10.3	9.9	3.706
Illinois	3	83,290,779	5.9	66.9	59.7	1.56	10.6	9.0	4.055
Montana	1	77,000,000	5.5	68.8	62.7	1.70	10.6	10.1	4.286
Other(4)	89	468,343,402	33.2	66.9	54.7	1.64	11.3	10.4	4.498
Total/Weighted Average	150	$1,409,166,822	100.0%	67.1%	57.2%	1.75x	10.7%	10.0%	4.334%
(1)	The Mortgaged Properties are located in 28 states.
(2)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(3)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to Carolina Place, Cumberland Mall, White Marsh Mall and 100 & 150 South Wacker Drive, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(4)	Includes 19 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

H.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE				LOAN PURPOSE
	Number of				Number of
Range of Cut-off Date	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	Aggregate Cut-	% of Cut-off
Balances ($)	Loans	off Date Balance	Date Balance	Loan Purpose	Loans	off Date Balance	Date Balance
721,500 - 1,000,000	1	$721,500	0.1%	Refinance	59	$923,389,690	65.5%
1,000,001 - 2,000,000	2	3,044,967	0.2	Acquisition	24	485,777,131	34.5
2,000,001 - 3,000,000	6	15,171,527	1.1	Total:	83	$1,409,166,822	100.0%
3,000,001 - 4,000,000	8	27,924,519	2.0
4,000,001 - 5,000,000	7	31,433,999	2.2	MORTGAGE RATE
5,000,001 - 6,000,000	8	45,932,246	3.3		Number of
6,000,001 - 7,000,000	8	51,344,340	3.6	Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
7,000,001 - 8,000,000	4	30,919,581	2.2	(%)	Loans	off Date Balance	Date Balance
8,000,001 - 9,000,000	3	25,537,315	1.8	3.658 - 3.750	3	$180,000,000	12.8%
9,000,001 - 10,000,000	5	49,105,135	3.5	3.751 - 4.000	5	193,416,126	13.7
10,000,001 - 15,000,000	12	143,707,186	10.2	4.001 - 4.250	14	270,604,442	19.2
15,000,001 - 20,000,000	6	104,442,172	7.4	4.251 - 4.500	14	292,264,008	20.7
20,000,001 - 30,000,000	2	57,741,369	4.1	4.501 - 4.750	18	240,557,600	17.1
30,000,001 - 50,000,000	2	77,668,679	5.5	4.751 - 5.000	17	94,939,697	6.7
50,000,001 - 80,000,000	5	377,561,973	26.8	5.001 - 5.250	5	49,867,533	3.5
80,000,001 - 90,000,000	3	263,410,313	18.7	5.251 - 5.500	3	37,647,695	2.7
90,000,001 - 103,500,000	1	103,500,000	7.3	5.501 - 5.980	4	49,869,721	3.5
Total:	83	$1,409,166,822	100.0%	Total:	83	$1,409,166,822	100.0%
Average:	$16,977,914			Weighted Average:	4.334%

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO				UNDERWRITTEN NOI DEBT YIELD
	Number of				Number of
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off	Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	off Date Balance	Date Balance	Debt Yields (%)	Loans	off Date Balance	Date Balance
1.23 - 1.30	2	$18,885,000	1.3%	8.2 - 9.0	9	$266,511,760	18.9%
1.31 - 1.40	5	96,594,256	6.9	9.1 - 10.0	15	208,615,821	14.8
1.41 - 1.50	7	187,804,699	13.3	10.1 - 11.0	17	525,121,146	37.3
1.51 - 1.60	8	94,593,146	6.7	11.1 - 12.0	14	81,419,773	5.8
1.61 - 1.70	7	67,633,787	4.8	12.1 - 13.0	13	187,468,324	13.3
1.71 - 1.80	14	409,599,633	29.1	13.1 - 14.0	8	89,265,383	6.3
1.81 - 1.90	8	134,803,149	9.6	14.1 - 15.0	3	18,814,964	1.3
1.91 - 2.00	8	64,962,496	4.6	15.1 - 22.3	4	31,949,649	2.3
2.01 - 2.25	17	112,986,042	8.0	Total:	83	$1,409,166,822	100.0%
2.26 - 2.50	4	41,304,613	2.9	Weighted Average:	10.7%
2.51 - 2.75	1	90,000,000	6.4
2.76 - 3.00	1	80,000,000	5.7	UNDERWRITTEN NCF DEBT YIELD
3.01 - 5.97	1	10,000,000	0.7		Number of
Total:	83	$1,409,166,822	100.0%	Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
Weighted Average:	1.88x			Debt Yields (%)	Loans	off Date Balance	Date Balance
				8.0 - 9.0	16	$423,024,547	30.0%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO				9.1 - 10.0	19	469,903,386	33.3
	Number of			10.1 - 11.0	18	197,664,583	14.0
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off	11.1 - 12.0	16	210,373,342	14.9
DSCRs (x)	Loans	off Date Balance	Date Balance	12.1 - 13.0	7	57,436,350	4.1
1.22 - 1.30	7	$115,479,256	8.2%	13.1 - 14.0	2	14,700,000	1.0
1.31 - 1.40	4	28,260,822	2.0	14.1 - 15.0	4	26,064,613	1.8
1.41 - 1.50	11	277,542,416	19.7	15.1 - 21.9	1	10,000,000	0.7
1.51 - 1.60	13	333,693,862	23.7	Total:	83	$1,409,166,822	100.0%
1.61 - 1.70	12	166,610,779	11.8	Weighted Average:	10.0%
1.71 - 1.80	13	165,264,578	11.7
1.81 - 1.90	3	19,810,220	1.4
1.91 - 2.00	7	61,140,275	4.3
2.01 - 2.50	11	151,364,613	10.7
2.51 - 3.00	1	80,000,000	5.7
3.01 - 5.86	1	10,000,000	0.7
Total:	83	$1,409,166,822	100.0%
Weighted Average:	1.75x

(1)
With respect to Carolina Place, Cumberland Mall, White Marsh Mall and 100 & 150 South Wacker Drive, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD				CUT-OFF DATE LOAN-TO-VALUE RATIO
	Number of				Number of
Range of Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off	Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
Maturity or ARD (months)	Loans	off Date Balance	Date Balance	Ratios (%)	Loans	off Date Balance	Date Balance
60	4	$54,982,589	3.9%	38.5 - 45.0	2	$24,421,486	1.7%
85 - 120	77	1,327,538,134	94.2	45.1 - 50.0	1	3,200,000	0.2
121 - 126	2	26,646,099	1.9	50.1 - 55.0	3	18,734,964	1.3
Total:	83	$1,409,166,822	100.0%	55.1 - 60.0	10	98,763,143	7.0
Weighted Average:	116 months			60.1 - 65.0	25	391,744,577	27.8
				65.1 - 70.0	18	368,893,439	26.2
REMAINING TERM TO MATURITY OR ARD				70.1 - 75.0	24	503,409,214	35.7
	Number of			Total:	83	$1,409,166,822	100.0%
Range of Remaining Terms	Mortgage	Aggregate Cut-	% of Cut-off	Weighted Average:	67.1%
to Maturity or ARD (months)	Loans	off Date Balance	Date Balance
50 - 60	4	$54,982,589	3.9%	BALLOON OR ARD LOAN-TO-VALUE RATIO
85 - 120	79	1,354,184,233	96.1		Number of
Total:	83	$1,409,166,822	100.0%	Range of Balloon or ARD	Mortgage	Aggregate Cut-	% of Cut-off
Weighted Average:	115 months			LTV Ratios (%)	Loans	off Date Balance	Date Balance
				21.5 - 35.0	2	$17,541,486	1.2%
ORIGINAL AMORTIZATION TERM(2)				35.1 - 40.0	2	13,200,000	0.9
Range of Original	Number of			40.1 - 45.0	12	155,944,925	11.1
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	45.1 - 50.0	10	71,537,942	5.1
(months)	Loans	off Date Balance	Date Balance	50.1 - 55.0	16	149,036,981	10.6
Interest-Only	9	$197,581,500	14.0%	55.1 - 60.0	20	245,324,863	17.4
180	1	3,120,000	0.2	60.1 - 65.0	21	756,580,625	53.7
181 - 240	3	25,631,486	1.8	Total:	83	$1,409,166,822	100.0%
241 - 300	23	249,536,642	17.7	Weighted Average:	57.2%
301 - 360	47	933,297,194	66.2
Total:	83	$1,409,166,822	100.0%	AMORTIZATION TYPE
Weighted Average(3):	343 months				Number of
(2)    The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
					Mortgage	Aggregate Cut-	% of Cut-off
				Type of Amortization	Loans	off Date Balance	Date Balance
				Interest-only, Amortizing Balloon	16	$583,904,976	41.4%
(3) Excludes the non-amortizing loans.				Amortizing Balloon	56	517,305,431	36.7
				Interest-only, Balloon	3	180,000,000	12.8
REMAINING AMORTIZATION TERM(4)				Interest-only, Amortizing ARD	1	103,500,000	7.3
Range of Remaining	Number of			Interest-only, ARD	6	17,581,500	1.2
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	Amortizing Balloon, ARD	1	6,874,914	0.5
(months)	Loans	off Date Balance	Date Balance	Total:	83	$1,409,166,822	100.0%
Interest-Only	9	$197,581,500	14.0%
180	1	3,120,000	0.2	ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
181 - 240	3	25,631,486	1.8		Number of
241 - 300	23	249,536,642	17.7		Mortgage	Aggregate Cut-	% of Cut-off
301 - 360	47	933,297,194	66.2	IO Term (months)	Loans	off Date Balance	Date Balance
Total:	83	$1,409,166,822	100.0%	1 - 6	2	$26,646,099	1.9%
Weighted Average(5):	342 months			7 - 12	3	31,000,000	2.2
(4) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.				13 - 18	1	15,765,000	1.1
				19 - 24	5	190,550,000	13.5
				25 - 36	3	247,443,877	17.6
(5) Excludes the non-amortizing loans.				37 - 60	3	176,000,000	12.5
				Total:	17	$687,404,976	48.8%
LOCKBOXES				Weighted Average:	36 months
	Number of		% of Cut-off
	Mortgage	Aggregate Cut-	Date	SEASONING
Type of Lockbox	Loans	off Date Balance	Balance		Number of
Hard/Springing Cash Management	20	$473,556,789	33.6%		Mortgage	Aggregate Cut-	% of Cut-off
Hard/Upfront Cash Management	17	421,854,840	29.9	Seasoning (months)	Loans	off Date Balance	Date Balance
Soft/Springing Cash Management	12	291,832,518	20.7	0	26	$428,678,879	30.4%
Springing (W/Out Estab. Account)	20	133,605,789	9.5	1 - 3	45	904,113,292	64.2
None	9	40,898,983	2.9	4 - 6	7	41,955,693	3.0
Soft/Upfront Cash Management	2	27,483,430	2.0	7 - 9	3	21,599,695	1.5
Springing (With Estab. Account)	3	19,934,473	1.4	10 - 12	1	12,097,763	0.9
Total:	83	$1,409,166,822	100.0%	13 - 18	1	721,500	0.1
				Total:	83	$1,409,166,822	100.0%
PREPAYMENT PROVISION SUMMARY				Weighted Average:	1 month
	Number of		% of Cut-
	Mortgage	Aggregate Cut-	off Date
Prepayment Provision	Loans	off Date Balance	Balance
Lockout/Defeasance/Open	66	$984,980,081	69.9%
Lockout/YM%/Open	7	191,983,755	13.6
YM%/Defeasance or YM%/Open	2	117,921,486	8.4
Lockout/YM%/Defeasance or YM%/Open	1	77,000,000	5.5
Lockout/Defeasance or YM%/Open	1	19,700,000	1.4
YM/Defeasance or YM/Open	6	17,581,500	1.2
Total:	83	$1,409,166,822	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certain Terms and Conditions

V.     Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, Class B, Class PEX and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-3FX Regular Interest (and therefore, to the Class A-3FX and A-3FL Certificates) (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-3FX Regular Interest (and therefore, on the Class A-3FX and A-3FL Certificates) allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C and D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date, in each case except as discussed below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A and X-B Certificates and Class A-3FX Regular Interest: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A and X-B Certificates and Class A-3FX Regular Interest, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-3FX Regular Interest: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (and the Class A-3FX Regular Interest) in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, on a pro rata basis, to principal on the Class A-3 Certificates and the Class A-3FX Regular Interest (and therefore, to holders of the Class A-3FX and A-3FL Certificates) until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certain Terms and Conditions

Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-3FX Regular Interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-3FX Regular Interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-3FX Regular Interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-3FX Regular Interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-3FX Regular Interest (and, therefore, to reimburse the holders of the Class A-3FX and A-3FL Certificates), pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-3FX Regular Interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, Class A-S regular interest and Class A-3FX Regular Interest), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, Class A-S and B regular interests and Class A-3FX Regular Interest), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-S, B and C regular interests and Class A-3FX Regular Interest are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C regular interest.

Amounts distributed in respect of the Class A-3FX Regular Interest will generally be allocated between the Class A-3FX and A-3FL Certificates in accordance with their class percentage interests.

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $116,257,000, $88,072,000 and $56,367,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B, C and PEX Certificates will, at all times, represent an undivided

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certain Terms and Conditions

beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-3FX Regular Interest and the Class A-S regular interest and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class D Certificates and the Class B and C regular interests, based upon the aggregate amount of principal distributed to the classes of principal balance certificates (other than the Class A-3FL and Class A-3FX Certificates), the Class A-3FX Regular Interest and regular interests, as applicable, in each YM Group for that distribution date, and (2) among the classes of certificates and regular interests  in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class or regular interest for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates, the Class A-3FX Regular Interest and the regular interests in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates described above will be distributed to the Class X-A Certificates. The holders of the Class X-A Certificates will also be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, A-2, A-3, A-4, A-5, X-A, A-SB, and D Certificates and the Class A-3FX, A-S, B and C Regular Interests (and, therefore, the Class A-3FL, A-3FX, A-S, B, C, and PEX Certificates) are retired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G, X-B, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates, the Class A-S, B and C regular interests and the Class A-3FX Regular Interest (and, therefore, the Class A-3FX and A-3FL Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C; sixth, to Class B; seventh, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB and the Class A-3FX Regular Interest (and, therefore, to holders of the Class A-3FX and the Class A-3FL Certificates) based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes D, C and B Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D, C, B, A-S, A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-3FX Regular Interest (and, therefore, the Class A-3FX and A-3FL Certificates) (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-3FX Regular Interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date).  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.  The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S regular interest or the Class A-3FX Regular Interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class E, F or G Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A and X-B Certificates and the Class A-3FX Regular Interest (and, therefore, the Class A-3FX and A-3FL Certificates) would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be  required appraisal loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certain Terms and Conditions

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX and D Certificates and Class A-3FX Regular Interest (and, therefore the Class A-3FX and Class A-3FL Certificates) have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal (excluding any Capitalized Excess Interest) until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:	The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certain Terms and Conditions

to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

Notwithstanding any contrary description set forth above, with respect to the Carolina Place mortgage loan, the holder of the related pari passu companion loan or its representative (which following a securitization of such pari passu companion loan will include (a) the subordinate class representative under the pooling and servicing agreement for such securitization (or, during a senior consultation period under such pooling and servicing agreement, the special servicer under such pooling and servicing agreement)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2013-LC12 pooling and servicing agreement will not limit the consultation rights of the holder of the related pari passu companion loan.

In addition, notwithstanding any contrary description set forth above, with respect to the Cumberland Mall mortgage loan and the 100 & 150 South Wacker Drive mortgage loan, (a) the subordinate class representative under the WFRBS 2013-C14 pooling and servicing agreement (or, during a senior consultation period under the WFRBS 2013-C14 pooling and servicing agreement, the special servicer under such pooling and servicing agreement) or any subsequent holder of the related pari passu companion loan or its representative will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFCM 2013-LC12 pooling and servicing agreement will not limit the consultation rights of the holder of the related pari passu companion loan.

Furthermore, notwithstanding any contrary description set forth above, with respect to the White Marsh Mall mortgage loan, in general the loan combination will be serviced under the WFRBS 2013-C14 pooling and servicing agreement, which grants to a subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the White Marsh Mall loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the WFRBS 2013-C14 securitization, and any collective consultation period or senior consultation period or similar period under the WFRBS 2013-C14 securitization will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:	Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by the Special Servicer will have the right (at its or their expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certain Terms and Conditions

Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates or other designed certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties.  The sale of a defaulted loan for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor, as described in the Free Writing Prospectus. In the case of each of the Carolina Place loan combination, the Cumberland Mall loan combination and the 100 & 150 South Wacker Drive loan combination, the Special Servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such times as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the related Special Servicer will be required to sell both the related mortgage loan and the related pari passu companion loan. With respect to the Carolina Place loan combination, the holder of the related pari passu companion loan or its representative (which following a securitization of such pari passu companion loan will include the subordinate class representative under the pooling and servicing agreement for such securitization) will have consultation rights, as described in the Free Writing Prospectus.  With respect to the Cumberland Mall loan combination and the 100 & 150 South Wacker Drive loan combination, the subordinate class representative under the WFRBS 2013-C14 pooling and servicing agreement will have consultation rights on behalf of the related trust fund as the holder of the related pari passu companion loan, as described in the Free Writing Prospectus.

In the case of the White Marsh Mall mortgage loan, pursuant to the respective intercreditor agreement and the WFRBS 2013-C14 pooling and servicing agreement, the WFRBS 2013-C14 special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the WFRBS 2013-C14 special servicer is required to sell both the pari passu mortgage loan and related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:	The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Certain Terms and Conditions

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-3FL, A-3FX, A-4, A-5, A-SB, A-S, B, C, PEX and D Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF II CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, will be the initial majority subordinate certificateholder.

Loan Combinations:
The mortgaged properties respectively identified on Annex A-1 to the Free Writing Prospectus as Carolina Place, Cumberland Mall, White Marsh Mall and 100 & 150 South Wacker Drive each secure both a mortgage loan to be included in the trust fund and one other mortgage loan that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan.  We refer to each such group of mortgage loans herein as a “loan combination”. The Carolina Place loan combination will be serviced under the pooling and servicing agreement for this transaction.  The Cumberland Mall loan combination and the 100 & 150 South Wacker Drive loan combination will be serviced under the pooling and servicing agreement related to the WFRBS 2013-C14 transaction until the closing of this transaction, after which time such loan combination will be serviced under the pooling and servicing agreement related to this transaction. The White Marsh Mall loan combination will be serviced under the pooling and servicing agreement relating to the WFRBS 2013-C14 transaction.

As of the closing date, the Carolina Place pari passu companion loan will be held by the related mortgage loan seller, which will reserve the right to sell that respective companion loan subject to the applicable intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

Innsbrook Office Portfolio
1 Westgate I Richmond, VA
2 Liberty Plaza II Glen Allen, VA
3 Westerre IV Richmond, VA
4 Westerre III Richmond, VA
5 Technology Pointe I & II Glen Allen, VA
6 Liberty Plaza I Glen Allen, VA
7 Glen Forest Richmond, VA
8 Rowe Plaza Glen Allen, VA
9 Westgate II Richmond, VA
10 4880 Cox Road Glen Allen, VA
11 Innsbrook Commons Glen Allen, VA
12 4198 Cox Road Glen Allen, VA
13 Gaskins Richmond, VA
BALTIMORE
WASHINGTON DC
MARYLAND
VIRGINIA
WEST VIRGINIA
RICHMOND
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
Chesapeake Bay
Atlantic Ocean
Ashland
HANOVER COUNTY
Hanover Municipal Airport
Glen Allen
Short Pump
Innsbrook Shoppes
Short Pump Town Center
West Broad Village
Westpark Center
Laurel
Chamberlayne
Lakeside
Dumbarton
HENRICO COUNTY
GOOCHLAND COUNTY
Tuckahoe
Regency Square
University of Richmond
Country Club of Virginia
POWHATAN COUNTY
James River
RICHMOND
Downtown
Richmond Intl. Airport 8 miles
CHESTERFIELD COUNTY
Robious
Bon Air
Midlothian

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Innsbrook Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$103,500,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$103,500,000			Location:	Various – See Table
% of Initial Pool Balance:	7.3%			Size:	994,040 SF

Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$104.12
Borrower Name:	Lingerfelt Office Properties LLC			Year Built/Renovated:	Various – See Table
Sponsors:	The Lingerfelt Companies and an affiliate of Ladder Capital Finance LLC			Title Vesting:	Fee
Mortgage Rate:	4.444%			Property Manager:	Self-managed
Note Date:	June 7, 2013			3rd Most Recent Occupancy (As of):	83.1% (12/31/2010)
Anticipated Repayment Date:	July 6, 2023			2nd Most Recent Occupancy (As of):	93.2% (12/31/2011)
Maturity Date:	July 6, 2043			Most Recent Occupancy (As of):	97.3% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of)(2):	95.8% (6/11/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD			3rd Most Recent NOI (As of)(3):	$10,432,733 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$10,709,802 (12/31/2012)
Call Protection:	GRTR1% or YM(24), D or GRTR1% or YM(92), O(4)			Most Recent NOI (As of):	$10,558,386 (TTM 4/30/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	Yes			U/W Revenues:	$16,991,353
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$5,852,561
				U/W NOI:	$11,138,792
				U/W NCF:	$9,954,978
Escrows and Reserves(1):				U/W NOI DSCR:	1.78x
				U/W NCF DSCR:	1.59x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.8%

Taxes	$164,523	$82,262	NAP	U/W NCF Debt Yield:	9.6%

Insurance	$128,829	$9,910	NAP	As-Is Appraised Value:	$138,300,000

Replacement Reserves	$0	$20,709	$745,530	As-Is Appraisal Valuation Date:	April 16, 2013
TI/LC Reserve	$1,500,000	$82,837	$2,982,120	Cut-off Date LTV Ratio:	74.8%
Tenant Specific TI/LC Reserve	$329,337	$0	NAP	LTV Ratio at Maturity or ARD:	63.8%

(1)	See “Escrows” section.
(2)
Current Occupancy includes 8,132 square feet of expansion space leased by Stellar One Bank.  Stellar One Bank is not obligated to take occupancy or commence paying rent prior to June 1, 2014. Current Occupancy excluding the Stellar One Bank expansion space is 95.0%.

(3)
The Innsbrook Office Portfolio Properties were acquired by the prior owner in May 2011 in the case of all properties other than Glen Forest, which was acquired in August 2011.  The 3rd Most Recent NOI is based upon the annualized 2011 NOI for the partial year under the prior ownership. For Glen Forest, the 3rd Most Recent NOI takes into account the five-month period from August through December 2011 annualized, while all other properties take into account the eight-month period from May through December 2011 annualized.

The Mortgage Loan.  The mortgage loan (the “Innsbrook Office Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 13 suburban office properties located in and around Richmond, Virginia (the “Innsbrook Office Portfolio Properties”).  The Innsbrook Office Portfolio Mortgage Loan was originated on June 7, 2013 by Ladder Capital Finance LLC.  The Innsbrook Office Portfolio Mortgage Loan had an original principal balance of $103,500,000, has an outstanding principal balance as of the Cut-off Date of $103,500,000 and accrues interest at an interest rate of 4.444% per annum (the “Original Rate”).  The Innsbrook Office Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule through the Anticipated Repayment Date (“ARD”).  The ARD is July 6, 2023, and the final maturity date is July 6, 2043.  In the event the Innsbrook Office Portfolio Mortgage Loan is not repaid in full on or before the ARD, the interest rate on the Innsbrook Office Portfolio Mortgage Loan shall increase to 6.444% per annum and, as of the ARD, will have a remaining term of 240 months. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Innsbrook Office Portfolio Mortgage Loan.

The borrower has the right to voluntarily prepay the Innsbrook Office Portfolio Mortgage Loan in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% on the principal amount being prepaid on any date before April 6, 2023.  Furthermore, following the defeasance lockout period, the borrower will have the right to defease the Innsbrook Office Portfolio Mortgage Loan in whole, but not in part, on any date before April 6, 2023. In addition, the Innsbrook Office Portfolio Mortgage Loan is prepayable without penalty on or after April 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$103,500,000	74.4%	Purchase price	$135,000,000	97.1%
Sponsor’s new cash contribution	35,576,842	25.6	Reserves	2,122,688	1.4
			Closing costs	1,954,154	1.5
Total Sources	$139,076,842	100.0%	Total Uses	$139,076,842	100.0%

The Properties.  The Innsbrook Office Portfolio Mortgage Loan is secured by the fee interests in 13 class A suburban office properties, all located in and around Richmond, Virginia and totaling 994,040 square feet.  As of June 11, 2013, the Innsbrook Office Portfolio Properties were 95.8% leased by 96 tenants.

The Innsbrook Office Portfolio Properties are generally multi-story class A and B office buildings, built between 1984 and 2008, and have been renovated at various periods since original development.  Technology Pointe I and II and Gaskins are considered class B single story office buildings.  The Innsbrook Office Portfolio Properties are generally built for multi-tenant use, with the majority of buildings leased to smaller local, regional, and national tenants.  Four of the Innsbrook Office Portfolio Properties - Westgate I, Liberty Plaza II, Technology Pointe I, and Gaskins - while built for multi-tenant use, are currently being occupied by single tenants.

The following table presents certain information relating to the Innsbrook Office Portfolio Properties:

Property Name	Location	Type	Allocated Cut- off Date Principal Balance	% of Portfolio Cut- off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Westgate I	Richmond, VA	Office	$12,725,000	12.3%	100.0%	2001/NAP	91,752	$17,000,000
Liberty Plaza II	Glen Allen, VA	Office	$11,550,000	11.2%	100.0%	2000/NAP	135,375	$15,300,000
Westerre IV	Richmond, VA	Office	$10,950,000	10.6%	100.0%	2008/NAP	78,120	$14,600,000
Westerre III	Richmond, VA	Office	$9,850,000	9.5%	100.0%	2006/NAP	76,128	$13,100,000
Technology Pointe I & II	Glen Allen, VA	Flex	$8,850,000	8.6%	100.0%	1990,1998/NAP	112,230	$11,700,000
Liberty Plaza I	Glen Allen, VA	Office	$8,450,000	8.2%	97.5%	1998/NAP	80,397	$11,500,000
Glen Forest	Richmond, VA	Office	$8,200,000	7.9%	88.7%	1985/NAP	80,323	$10,900,000
Rowe Plaza	Glen Allen, VA	Office	$7,550,000	7.3%	98.2%	1990/2012	72,655	$10,000,000
Westgate II	Richmond, VA	Office	$6,425,000	6.2%	85.5%	2001/NAP	60,266	$8,800,000
4880 Cox Road	Glen Allen, VA	Office	$5,825,000	5.6%	94.2%	1995/2011	58,726	$7,800,000
Innsbrook Commons	Glen Allen, VA	Office	$5,175,000	5.0%	83.8%	1986/2012	59,053	$7,000,000
4198 Cox Road	Glen Allen, VA	Office	$4,325,000	4.2%	82.3%	1984/NAP	44,089	$5,700,000
Gaskins	Richmond, VA	Office	$3,625,000	3.5%	100.0%	1988/2011	44,926	$4,900,000
Total/Weighted Average			$103,500,000	100.0%	95.8%		994,040	$138,300,000

Westgate I (12.3% of Portfolio Cut-off Date Principal Balance)

The Westgate I property consists of a three-story suburban office building that contains 91,752 square feet of rentable area.  The property was built in 2001 and is situated on a 6.0-acre parcel of land.  Parking is provided by 330 surface parking spaces, which results in a parking ratio of approximately 3.60 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Westgate I was 100.0% leased to Suncom Wireless, a subsidiary of T-Mobile USA.

Liberty Plaza II (11.2% of Portfolio Cut-off Date Principal Balance)

The Liberty Plaza II property consists of a five-story suburban office building that contains 135,375 square feet of rentable area.  The property was built in 2000 and is situated on an 8.4-acre parcel of land.  Parking is provided by 680 surface parking spaces, which results in a parking ratio of approximately 5.02 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Liberty Plaza II was 100.0% leased to Capital One Services, LLC.

Westerre IV (10.6% of Portfolio Cut-off Date Principal Balance)

The Westerre IV property consists of a three-story suburban office building that contains 78,120 square feet of rentable area.  The property was built in 2008 and is situated on a 4.8-acre parcel of land.  Parking is provided by 350 surface parking spaces, which results in a parking ratio of approximately 4.48 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Westerre IV was 100.0% leased to six tenants.

Westerre III (9.5% of Portfolio Cut-off Date Principal Balance)

The Westerre III property consists of a three-story suburban office building that contains 76,128 square feet of rentable area.  The property was built in 2006 and is situated on a 4.1-acre parcel of land.  Parking is provided by 304 surface parking spaces, which results in a parking ratio of approximately 3.99 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Westerre III was 100.0% leased to seven tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

Technology Pointe I & II (8.6% of Portfolio Cut-off Date Principal Balance)

The Technology Pointe I & II properties consist of two adjoining one-story suburban flex office buildings that contain 112,230 square feet of rentable area.  The properties were built in 1990 and 1998 and are situated on a 12.0-acre parcel of land.  Parking is provided by 427 surface parking spaces, which results in a parking ratio of approximately 3.80 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Technology Pointe I was 100% leased to Patient First Corporation. As of June 11, 2013, Technology Pointe II was 100.0% leased to seven tenants.

Liberty Plaza I (8.2% of Portfolio Cut-off Date Principal Balance)

The Liberty Plaza I property consists of a three-story suburban office building that contains 80,397 square feet of rentable area.  The property was built in 1998 and is situated on a 6.6-acre parcel of land.  Parking is provided by 410 surface parking spaces, which results in a parking ratio of approximately 5.10 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Liberty Plaza I was 97.5% leased to 13 tenants.

Glen Forest (7.9% of Portfolio Cut-off Date Principal Balance)

The Glen Forest property consists of one four-story suburban office building that contains 80,323 square feet of rentable area.  The property was built in 1985, has been renovated at various points over the past ten years, and is situated on a 4.7-acre parcel of land.  Parking is provided by 328 surface parking spaces, which results in a parking ratio of approximately 4.08 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Glen Forest was 88.7% leased to 10 tenants.

Rowe Plaza (7.3% of Portfolio Cut-off Date Principal Balance)

The Rowe Plaza property consists of one four-story suburban office building that contains 72,655 square feet of rentable area.  The property was built in 1990, most recently renovated in 2012, and is situated on a 5.7-acre parcel of land.  Parking is provided by 321 surface parking spaces, which results in a parking ratio of approximately 5.71 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Rowe Plaza was 98.2% leased to 12 tenants.

Westgate II (6.2% of Portfolio Cut-off Date Principal Balance)

The Westgate II property consists of a three-story suburban office building that contains 60,266 square feet of rentable area.  The property was built in 2001 and is situated on a 7.3-acre parcel of land.  Parking is provided by 422 surface parking spaces, which results in a parking ratio of approximately 7.00 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Westgate II was 85.5% leased to eight tenants.

4880 Cox Road (5.6% of Portfolio Cut-off Date Principal Balance)

The 4880 Cox Road property consists of one two-story suburban office building that contains 58,726 square feet of rentable area.  The property was built in 1995, most recently renovated in 2011, and is situated on a 5.6-acre parcel of land.  Parking is provided by 309 surface parking spaces, which results in a parking ratio of approximately 5.26 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, 4880 Cox Road was 94.2% leased to five tenants.

Innsbrook Commons (5.0% of Portfolio Cut-off Date Principal Balance)

The Innsbrook Commons property consists of one two-story suburban office building that contains 59,053 square feet of rentable area.  The property was built in 1986, renovated most recently in 2012, and is situated on a 6.2-acre parcel of land.  Parking is provided by 241 surface parking spaces, which results in a parking ratio of approximately 4.08 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Innsbrook Commons was 83.8% leased to eight tenants.

4198 Cox Road (4.2% of Portfolio Cut-off Date Principal Balance)

The 4198 Cox Road property consists of one two-story suburban office building that contains 44,089 square feet of rentable area.  The property was built in 1984 and is situated on a 4.6-acre parcel of land.  Parking is provided by 236 surface parking spaces, which results in a parking ratio of approximately 5.35 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, 4198 Cox Road was 82.3% leased to 12 tenants.

Gaskins (3.5% of Portfolio Cut-off Date Principal Balance)

The Gaskins property consists of one single-story suburban office building that contains 44,926 square feet of rentable area.  The property was built in 1988, most recently renovated in 2011, and is situated on a 3.4-acre parcel of land.  Parking is provided by 171 surface parking spaces, which results in a parking ratio of approximately 3.81 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Gaskins was 100.0% leased to Wells Fargo Bank, NA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

The following table presents certain information relating to the tenancies at the Innsbrook Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Suncom Wireless (T-Mobile)	BBB+/Baa1/BBB+	91,752	9.2%	$14.95	$1,371,915	10.0%	8/31/2020
Capital One Services, LLC	A-/Baa1/BBB	135,375	13.6%	$9.02	$1,221,119	8.9%	7/31/2016
John F. Van Der Hyde & Associates	NR/Aaa/AA+	47,428	4.8%	$16.41	$778,076	5.6%	8/31/2018(3)
Patient First Corporation	NR/NR/NR	69,121	7.0%	$10.87	$751,279	5.5%	4/30/2016
General Electric	NR/Aa3/AA+	30,535	3.1%	$18.03	$550,393	4.0%	9/30/2017
Wells Fargo Bank, NA	AA-/A2/A+	44,926	4.5%	$9.01	$404,783	2.9%	4/30/2016
Total Major Tenants		419,137	42.2%	$12.11	$5,077,565	36.9%

Non-Major Tenants		532,990	53.6%	$16.32	$8,699,975	63.1%

Occupied Collateral Total		952,127	95.8%	$14.47	$13,777,540	100.0%

Vacant Space		41,913	4.2%

Collateral Total		994,040	100.0%

(1)
Certain ratings are those of the parent company whether or not the parent guarantees the lease. The Credit Rating for John F. Van Der Hyde & Associates is the credit rating associated with Northwestern Mutual Life Insurance Company, the guarantor under the lease.

(2)	U/W Base Rent PSF and U/W Base Rent include contractual rent steps of $392,099 through April 1, 2014.
(3)
John F. Van Der Hyde & Associates has a right to terminate its lease after the seventh lease year (ending May 31, 2015) in the event tenant needs in excess of 150% of its current space and landlord is unable to provide such additional space within a three-mile radius of the property. John F. Van Der Hyde & Associates must provide 12 months notice and pay a termination fee equal to three months rent plus all unamortized TI/LCs.

The following table presents certain information relating to the lease rollover schedule at the Innsbrook Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	2,066	0.2%	2,066	0.2%	$39,771	$19.25
2013	9	29,510	3.0%	31,576	3.2%	$451,782	$15.31
2014	21	84,430	8.5%	116,006	11.7%	$1,436,016	$17.01
2015	25	152,119	15.3%	268,125	27.0%	$2,631,188	$17.30
2016	17	337,483	34.0%	605,608	60.9%	$3,779,088	$11.20
2017	10	101,867	10.2%	707,475	71.2%	$1,494,959	$14.68
2018	8	112,045	11.3%	819,520	82.4%	$1,915,561	$17.10
2019	4	40,855	4.1%	860,375	86.6%	$657,260	$16.09
2020	1	91,752	9.2%	952,127	95.8%	$1,371,915	$14.95
2021	0	0	0.0%	952,127	95.8%	$0	$0.00
2022	0	0	0.0%	952,127	95.8%	$0	$0.00
2023	0	0	0.0%	952,127	95.8%	$0	$0.00
Thereafter	0	0	0.0%	952,127	95.8%	$0	$0.00
Vacant	0	41,913	4.2%	994,040	100.0%	$0	$0.00
Total/Weighted Average	96	994,040	100.0%			$13,777,540	$14.47

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Innsbrook Office Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	6/11/2013
83.1%	93.2%	97.3%	95.8%

(1)	Information obtained from the borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Innsbrook Office Portfolio Properties:

Cash Flow Analysis

	2011(1)	2012	TTM 4/30/2013	U/W(2)	U/W $ per SF
Base Rent	$11,989,242	$12,735,602	$12,736,851	$13,777,540	$13.86
Grossed Up Vacant Space	0	0	0	812,108	0.82
Total Reimbursables	3,693,299	3,417,147	3,401,853	3,376,898	3.40
Other Income	182,843	227,898	282,465	282,465	0.28
Less Vacancy & Credit Loss	0	0	0	(1,257,658)(3)	(1.27)

Effective Gross Income	$15,865,384	$16,380,647	$16,421,169	$16,991,353	$17.09

Total Operating Expenses	$5,432,651	$5,670,845	$5,862,783	$5,852,561	$5.89

Net Operating Income	$10,432,733	$10,709,802	$10,558,386	$11,138,792	$11.21
TI/LC	0	0	0	935,303	0.94
Capital Expenditures	0	0	0	248,510	0.25
Net Cash Flow	$10,432,733	$10,709,802	$10,558,386	$9,954,978	$10.01

NOI DSCR	1.67x	1.71x	1.69x	1.78x
NCF DSCR	1.67x	1.71x	1.69x	1.59x
NOI DY	10.1%	10.3%	10.2%	10.8%
NCF DY	10.1%	10.3%	10.2%	9.6%

(1)
The Innsbrook Office Portfolio Properties were acquired by the prior owner in May 2011 in the case of all properties other than Glen Forest, which was acquired in August 2011.  The 2011 NOI is based upon the annualized 2011 NOI for the partial year under the prior ownership. For Glen Forest, the 2011 NOI takes into account the five-month period from August through December 2011 annualized, while all other properties take into account the eight-month period from May through December 2011 annualized.

(2)	The U/W Base Rent include $392,099 in contractual rent steps through April 2014.
(3)	The underwritten economic vacancy is 7.0%. The Innsbrook Office Portfolio Properties were 95.8% leased as of June 11, 2013.

Appraisal.  As of the appraisal valuation date of April 16, 2013, the Innsbrook Office Portfolio Properties had an aggregate “as-is” appraised value of $138,300,000.

Environmental Matters.  According to the Phase I environmental site assessments dated between April 19, 2013 and April 23, 2013, there was no evidence of any recognized environmental conditions at the Innsbrook Office Portfolio Properties.

Market Overview and Competition.  According to the appraisal, the Innsbrook Office Portfolio Properties are located within the Richmond-Petersburg MSA.  The Innsbrook Office Portfolio Properties are located within the Innsbrook/Short Pump area of Henrico County, a neighborhood near the intersection of West Broad Street and Interstate 64. The area is designated as a “commercial concentration,” and there are several newer retail developments situated in the immediate vicinity.

Seven of the Innsbrook Office Portfolio Properties are located within the Innsbrook Corporate Center, a suburban office park within the Innsbrook/Short Pump submarket. The Innsbrook Corporate Center includes approximately 850 acres and approximately 150 office buildings with approximately 7.5 million square feet of office inventory including both owner-occupied and multi-tenanted buildings, and provides direct access to all major thoroughfares in the area including West Broad Street and Interstates 64 and 295.

Five additional Innsbrook Office Portfolio Properties are located within the Short Pump area of Henrico County. The Short Pump submarket is a rapidly growing neighborhood near the intersection of West Broad Street and Interstate 64. The area features significant residential (median home price of $361,595) and commercial development, with the signature retail development in the area being the Short Pump Towne Center, a regional open-air mall consisting of nearly 1.2 million square feet. The area’s office and retail is concentrated along West Broad Street, the primary commercial thoroughfare through the market.

The Glen Forest property is located within the Glenside submarket, which is located approximately two miles southeast of the Innsbrook/Short Pump submarket. The submarket consists of class A and class B office buildings totaling approximately 4.6 million square feet.

According to the appraisal, the Innsbrook submarket has a vacancy rate of 14.4% as of first quarter 2013 with quoted rental rates of $18.64 per square foot, full-service gross, and $16.54 per square foot, full-service gross, for class A and class B office space, respectively. The bulk of the vacancy in the market consists of large block vacancies caused by the bankruptcies of Land America, Circuit City and Wachovia exiting the Richmond market. These buildings are generally non-competitive, large floor plate office buildings.  Excluding these buildings, the competitive market is approximately 6.7% vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

The following table presents certain information relating to comparable office properties for the Innsbrook Office Portfolio Properties:

Competitive Set(1)

	Innsbrook Office Portfolio (Subject)	Forest Plaza I	Forest Plaza II	East Shore III	Westerre I	Westerre II	Innslake Place
Location	Richmond/Glen Allen, VA	Richmond, VA	Richmond, VA	Glen Allen, VA	Richmond, VA	Richmond, VA	Glen Allen, VA
Distance from Subject	--	0 - 5 miles	0 - 5 miles	0 - 5 miles	0 - 5 miles	0 - 5 miles	2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1984-2008	1985/NAV	1986/NAV	2000/NAV	1988/NAV	1997/NAV	1986/NAV
Number of Stories	1 - 5	3	3	3	4	4	3
Total GLA	994,040 SF	40,000 SF	40,000 SF	79,674 SF	77,386 SF	87,500 SF	42,500 SF
Total Occupancy	96%	94%	98%	94%	87%	98%	100%

(1)	Information obtained from the appraisals.

The Borrower.  The borrower is Lingerfelt Office Properties LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Innsbrook Office Portfolio Mortgage Loan. J. Ryan Lingerfelt and Alan T. Lingerfelt are the indirect owners of the borrower and guarantors of certain nonrecourse carveouts under the Innsbrook Office Portfolio Mortgage Loan.

The Sponsor.  The sponsors for the Innsbrook Office Portfolio Mortgage Loan are The Lingerfelt Companies and an affiliate of Ladder Capital Finance LLC.  The Lingerfelt Companies are based in Richmond, Virginia with offices at 4198 Cox Road, one of the Innsbrook Office Portfolio Properties.  The Lingerfelt Companies have been investing in the Richmond market for over 50 years.  The Lingerfelt Companies currently owns and manages a commercial real estate portfolio consisting of 35 buildings totaling approximately two million square feet.  Affiliates of Ladder Capital Finance LLC currently own interests in a diverse commercial real estate portfolio including 34 retail properties consisting of single tenant net leased properties, one Class A office building and   condominium units in a 2-tower condominium development in Las Vegas, Nevada. The total portfolio includes approximately two million square feet.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $164,523 for taxes, $128,829 for insurance premiums and $1,500,000 for tenant improvements and leasing commissions. The loan documents also provide for an upfront escrow in the amount of $329,337 for existing tenant improvement and leasing commission obligations.

The loan documents provide for ongoing monthly escrow deposits of $82,262 for taxes, $9,910 for insurance premiums, $20,709 for replacement reserves (subject to a cap of $745,530) and $82,837 for tenant improvements and leasing commissions (subject to a cap of $2,982,120).

Lockbox and Cash Management.  The Innsbrook Office Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Innsbrook Office Portfolio Properties be deposited into the lockbox account within two business days of receipt.  Funds are then swept into a cash management account controlled by the servicer and applied in accordance with the cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the cash management account are swept into the borrower’s operating account on a semi-monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing NCF debt service coverage ratio (as calculated in accordance with the related loan documents) falling below 1.10x. A Cash Trap Event Period will expire upon: (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the amortizing NCF debt service coverage ratio falling below 1.10x, the NCF debt service coverage ratio being at least 1.30x for two consecutive calendar quarters.

Property Management.  The Innsbrook Office Portfolio Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Innsbrook Office Portfolio Properties provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) execution of a recourse guaranty and an environmental indemnity from a creditworthy guarantor acceptable to the lender; and (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

In addition, the Innsbrook Office Portfolio Mortgage Loan documents allow for the assumption of the allocated loan amounts in connection with a third party sale of either or both of the Westgate I and Liberty Plaza II properties. See below “Partial Release from Cross Collateralization” below for more detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

Partial Release.  An individual property may be released as collateral for the Innsbrook Office Portfolio Mortgage Loan in connection with a sale thereof to a third party, subject to the payment of the applicable yield maintenance premium, if the release is prior to April 6, 2023, and a sliding scale minimum paydown, as detailed below:

The Westgate I and/or Liberty Plaza II properties may be released subject to prepayment of the Innsbrook Office Portfolio Mortgage Loan in an amount equal to the sum of (i) the allocated loan amount for the released property and (ii) such additional amount, if any, as would be necessary to result in an amortizing debt service coverage ratio (“DSCR”) of no less than 1.45x for the remaining Innsbrook Office Portfolio Properties.

The Innsbrook Office Portfolio Properties (excluding Westgate I and Liberty Plaza II) representing prepayment of the first 40% of the Innsbrook Office Portfolio Mortgage Loan (excluding the allocated loan amounts for Westgate I and Liberty Plaza II) may be released subject to prepayment of the Innsbrook Office Portfolio Mortgage Loan in an amount equal to the sum of (i) 110% of the allocated loan amount for the released property and (ii) such additional amount, if any, as would be necessary to result in an amortizing DSCR for the remaining Innsbrook Office Portfolio Properties of no less than 1.55x.

The Innsbrook Office Portfolio Properties (excluding Westgate I and Liberty Plaza II) representing prepayment of the second 30% (by allocated loan amount of the released properties) of the Innsbrook Office Portfolio Mortgage Loan (excluding the allocated loan amounts for Westgate I and Liberty Plaza II) may be released subject to prepayment of the Innsbrook Office Portfolio Mortgage Loan in an amount equal to the sum of (i) 120% of the allocated loan amount for the released property and (ii) such additional amount, if any, as would be necessary to result in an amortizing DSCR for the remaining Innsbrook Office Portfolio Properties of no less than 1.65x.

The Innsbrook Office Portfolio Properties (excluding Westgate I and Liberty Plaza II) representing prepayment of the final 30% (by allocated loan amount of the released properties) of the Innsbrook Office Portfolio Mortgage Loan (excluding the allocated loan amounts for Westgate I and Liberty Plaza II) may be released subject  to prepayment of the Innsbrook Office Portfolio Mortgage Loan in an amount equal to the sum of (i) 125% of the allocated loan amount for the released property and (ii) such additional amount, if any, as would be necessary to result in an amortizing DSCR for the remaining  Innsbrook Office Portfolio Properties of no less than 1.75x.

The DSCR requirements may be satisfied by a partial prepayment with, if prior to April 6, 2023, yield maintenance premium.

Partial Release from Cross-Collateralization. In connection with a third party sale of either or both of Liberty Plaza II and Westgate I properties, the loan documents permit the transferred property or properties to be released from the cross-collateralization arrangement, the Innsbrook Office Portfolio Mortgage Loan would be severed into two (or three, as applicable) loans (one for each transferred property and one secured by the remaining Innsbrook Office Portfolio Properties) and the transferees would assume the loan(s) secured by the transferred property or properties, subject to the following conditions (among others):

Liberty Plaza II Property: (i) the amortizing DSCR of the loan secured by the remaining Innsbrook Office Portfolio Properties and of the new Liberty Plaza II loan are each equal to at least 1.45x, and (ii) the extension of the Capital One lease at the Liberty Plaza II property for a minimum term of ten years from the date of execution of such extension.

Westgate I Property: (i) the amortizing DSCR of the loan secured by the remaining Innsbrook Office Portfolio Properties and of the new Westgate I loan are each equal to at least 1.50x and (ii) either (a) the extension of the existing T-Mobile lease at Westgate I for a period of no less than five years beyond the current expiration date of August 31, 2020 or (b) the lender receives a release premium equal to 20% of the allocated loan amount for the Westgate I property to be applied to prepay the new Westgate I loan.

The DSCR requirements may be satisfied by a partial prepayment with, if prior to April 6, 2023, yield maintenance premium.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including (i) no event of default has occurred or is continuing; (ii) the loan-to-value ratio including all mortgage and mezzanine debt is not greater than 80.0%; (iii) the amortizing DSCR including all mortgage and mezzanine debt is not less than 1.25x, and (iv) the execution of an intercreditor agreement in the form attached to the loan agreement.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Innsbrook Office Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

CAROLINA PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

LEVEL 1

REI
BARNES & NOBLE BOOKSELLERS
ENTRANCE
McALISTER'S DELI
FOOD COURT
macy's
belk
Dillard's
CENTRAL PLANT
FUTURE
MALL ENTRANCE
HARPER'S RESTAURANT
EXPRESS
claire's
CENTER COURT
PIERCING PAGODA
COURT
CHAMPS
VACANT
NEW YORK & COMPANY
VICTORIA'S SECRET
FOREVER 21
Bath&BodyWorks
wet seal
ZALES
deb
jcpenney
lanebryant
Finish Line
sears
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Charlotte/Douglas International Airport
Uptown
Elizabeth
Dilworth
South End
CHARLOTTE
Myers Park
Providence Park
South Park
MECKLENBURG COUNTY
Yorkmount
Lansdowne
Sharon Woods
Carmel
Yorkshire
Pineville
YORK COUNTY
Ballantyne
Providence Crossing
NORTH CAROLINA
SOUTH CAROLINA
LANCASTER COUNTY
Weddington
Marvin
UNION COUNTY
Carolina Place
11025 Carolina Place Parkway
Pineville, NC 28134
Freedom Park
Renaissance Park
Rama Road Park
Ramblewood Park
Quail Hollow Country Club
Carmel Country Club
Carolina Pavilion Shopping Center
Carolinas Medical Center - Pineville
Carowinds Amusement Park
Plaza Fiesta Carolinas
Huntersville
CONCORD
Mint Hill
Matthews
Indian Trail
Mt. Holly
Belmont

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Carolina Place

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$90,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$90,000,000			Location:	Pineville, NC
% of Initial Pool Balance:	6.4%			Size:	647,511 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$270.27
Borrower Name:	Carolina Place L.L.C.			Year Built/Renovated:	1991/2006
Sponsors:	General Growth Properties Inc.; Homart II L.L.C.			Title Vesting:	Fee
Mortgage Rate:	3.839%			Property Manager:	Self-managed
Note Date:	May 13, 2013			3rd Most Recent Occupancy (As of)(3):	98.9% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	98.5% (12/31/2011)
Maturity Date:	June 1, 2023			Most Recent Occupancy (As of)(3):	97.5% (12/31/2012)
IO Period:	36 months			Current Occupancy (As of)(3):	97.7% (3/31/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$18,183,976 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$17,807,851 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$17,824,809 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$24,662,207
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$6,968,607
				U/W NOI:	$17,693,600
				U/W NCF:	$16,803,371
				U/W NOI DSCR(1):	1.80x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.71x
				U/W NOI Debt Yield(1):	10.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$263,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 29, 2013
Replacement Reserves	$0	Springing	$161,878	Cut-off Date LTV Ratio(1):	66.5%
TI/LC Reserve	$0	Springing	$647,511	LTV Ratio at Maturity or ARD(1):	57.3%

(1)
The Carolina Place Loan Combination, totalling $175,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and will be contributed to the WFCM 2013-LC12 Trust.  Note A-2 had an original balance of $85,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Carolina Place Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants. As of March 31, 2013, the occupancy exclusive of these tenants was 94.4%.

The Mortgage Loan.  The mortgage loan (the “Carolina Place Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Pineville, North Carolina (the “Carolina Place Property”). The Carolina Place Loan Combination was originated on May 13, 2013 by The Royal Bank of Scotland plc. The Carolina Place Loan Combination had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.839% per annum.  The Carolina Place Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Carolina Place Loan Combination matures on June 1, 2023.

Note A-1, which represents the controlling interest in the Carolina Place Loan Combination and will be contributed to the WFCM 2013-LC12 Trust, had an original principal balance of $90,000,000 and has an outstanding principal balance as of the Cut-off Date of $90,000,000. Note A-2 had an original principal balance of $85,000,000, is expected to be contributed to a future trust, and represents the non-controlling interest in the Carolina Place Loan Combination.  See “Description of the Mortgage Pool – Split Loan Structures - The Carolina Place Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Following the lockout period, the borrower will have the right to defease the Carolina Place Loan Combination in whole, but not in part, on any date before March 1, 2023. In addition, the Carolina Place Loan Combination is prepayable without penalty on or after March 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$175,000,000	100.0%	Loan payoff	$140,306,905	80.2%
			Closing costs	639,094	0.4
			Return of equity	34,054,000	19.5
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%
(1)	The Carolina Place Property was previously securitized in CGCMT 2005-C3.

The Property.  The Carolina Place Property is an approximately 1.2 million square foot, two-level regional mall located in Pineville, North Carolina, approximately 10 miles south of the central business district of Charlotte.  The collateral for the Carolina Place Loan Combination consists of 647,511 square feet of the approximately 1.2 million square foot mall. The Carolina Place Property is anchored by Dillard’s, Belk and Macy’s (none of which are part of the collateral) and Sears and JC Penney.  The Carolina Place Property was built in 1991 and was renovated and expanded in 2006, for a cost of approximately $24.0 million, which included a redevelopment of the food court areas and the addition of new lifestyle tenant space.  As of March 31, 2013, the Carolina Place Property was 94.4% occupied by approximately 114 tenants, excluding seasonal and temporary tenants, and 97.7% leased including seasonal and temporary tenants.  In-line tenants include Victoria’s Secret, Express, New York & Company, Foot Locker, Aeropostale and American Eagle, among others. For the trailing 12-month period ending January 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $411 per square foot with an average occupancy cost of 15.6%. The Carolina Place Property contains 5,482 surface parking spaces reflecting a parking ratio of 4.72 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancies at the Carolina Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Dillard’s	BBB-/Ba3/BB+	175,326	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Belk	NR/NR/NR	173,580	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	147,192	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Sears	CCC/B3/CCC+	157,752	24.4%	$3.95	$623,120	4.8%	$101	5.2%	7/23/2016(5)
JC Penney	B-/Caa1/CCC+	119,652	18.5%	$4.10	$490,424	3.8%	$157	3.0%	5/31/2016(6)
Total Anchor Tenants - Collateral		277,404	42.8%	$4.01	$1,113,544	8.6%

Major Tenants - Collateral

REI	NR/NR/NR	26,500	4.1%	$24.00	$636,000	4.9%	NAV	NAV	8/31/2016
H&M	NR/NR/NR	14,631	2.3%	$30.89	$451,958	3.5%	NAV	NAV	1/31/2024
Barnes & Noble	NR/NR/NR	31,414	4.9%	$13.53	$425,000	3.3%	$174	7.8%	1/31/2017
Forever 21	NR/NR/NR	13,401	2.1%	$18.00	$241,218	1.9%	$396	13.4%	1/31/2017
Total Major Tenants - Collateral		85,946	13.3%	$20.41	$1,754,176	13.5%

Non-Major Tenants - Collateral		248,208	38.3%	$40.90	$10,152,073	78.0%

Occupied Collateral Total(7)		611,558	94.4%	$21.29	$13,019,793	100.0%

Vacant Space		35,953	5.6%

Collateral Total		647,511	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending January 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Sears has four, five-year extension options upon lease expiration.
(6)	JC Penney has four, five-year extension options upon lease expiration.
(7)	Occupancy excludes temporary and seasonal tenants. As of March 31, 2013, the occupancy, inclusive of these tenants, was 97.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

The following table presents certain information relating to the historical sales and occupancy costs at the Carolina Place Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 1/31/2013
Sears	$118	$104	$101	$101
JC Penney	$134	$160	$157	$157
Barnes & Noble	$177	$174	$174	$174
REI	NAV	NAV	NAV	NAV
H&M	NAV	NAV	NAV	NAV
Forever 21	$360	$422	$395	$396
Victoria’s Secret	$315	$346	$355	$358
Express	$274	$327	$352	$358

Total In-line (<10,000 square feet)(2)	$365	$385	$412	$411
Occupancy Costs	16.7%	15.9%	15.5%	15.6%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Represents tenants less than 10,000 square feet that reported sales for two years prior to the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Carolina Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	0	0.0%	0	0.0%	$14,400	$0.00
2013	6	9,203	1.4%	9,203	1.4%	$620,821	$67.46
2014	17	36,252	5.6%	45,455	7.0%	$1,230,141	$33.93
2015	9	9,980	1.5%	55,435	8.6%	$611,467	$61.27
2016	22	365,525	56.5%	420,960	65.0%	$3,990,211	$10.92
2017	17	70,257	10.9%	491,217	75.9%	$1,849,232	$26.32
2018	7	18,110	2.8%	509,327	78.7%	$745,093	$41.14
2019	5	23,261	3.6%	532,588	82.3%	$739,041	$31.77
2020	5	15,689	2.4%	548,277	84.7%	$619,793	$39.50
2021	2	1,294	0.2%	549,571	84.9%	$105,804	$81.77
2022	13	20,183	3.1%	569,754	88.0%	$964,207	$47.77
2023	4	27,173	4.2%	596,927	92.2%	$986,029	$36.29
Thereafter	6	14,631	2.3%	611,558	94.4%	$543,554	$37.15
Vacant(4)	0	35,953	5.6%	647,511	100.0%	$0	$0.00
Total/Weighted Average	114	647,511	100.0%			$13,019,793	$21.29

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. As of March 31, 2013, the occupancy, inclusive of these tenants, was 97.7%.

The following table presents historical occupancy percentages at the Carolina Place Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	3/31/2013

98.9%	98.5%	97.5%	97.7%

(1)	Information obtained from the borrower.
(2)	Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Carolina Place Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$12,395,361	$12,371,128	$12,399,958	$13,019,793	$20.11
Grossed Up Vacant Space	0	0	0	1,872,191	2.89
Percentage Rent	199,534	134,856	140,222	134,082(1)	0.21
Total Reimbursables	8,324,233	8,509,640	8,477,040	8,572,562	13.24
Other Income	3,204,623	2,939,191	2,935,770	2,935,770	4.53
Less Vacancy & Credit Loss	(54,633)	(125,222)	(119,067)	(1,872,191)(2)	(2.89)
Effective Gross Income	$24,069,118	$23,829,593	$23,833,923	$24,662,207	$38.09

Total Operating Expenses	$5,885,142	$6,021,742	$6,009,114	$6,968,607	$10.76

Net Operating Income	$18,183,976	$17,807,851	$17,824,809	$17,693,600	$27.33
TI/LC	0	0	0	695,975	1.07
Capital Expenditures	0	0	0	194,253	0.30
Net Cash Flow	$18,183,976	$17,807,851	$17,824,809	$16,803,371	$25.95

NOI DSCR(3)	1.85x	1.81x	1.81x	1.80x
NCF DSCR(3)	1.85x	1.81x	1.81x	1.71x
NOI DY(3)	10.4%	10.2%	10.2%	10.1%
NCF DY(3)	10.4%	10.2%	10.2%	9.6%

(1)	Underwritten Percentage Rent includes $27,603 of percentage rent in lieu of base rent and $106,479 of percentage overage rent.
(2)
The underwritten economic vacancy is 7.1%. The Carolina Place Property was 94.4% physically occupied exclusive of seasonal and temporary tenants and 97.7% physically occupied inclusive of seasonal and temporary tenants as of March 31, 2013.

(3)	DSCRs and debt yields are based on the Carolina Place Loan Combination on an aggregate basis.

Appraisal.  As of the appraisal valuation date of April 29, 2013, the Carolina Place Property had an “as-is” appraised value of $263,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated May 3, 2013, there was no evidence of any recognized environmental condition at the Carolina Place Property.

Market Overview and Competition.  The Carolina Place Property is located approximately 10 miles south of the central business district of Charlotte, North Carolina.  Major employers in the area include Carolinas Healthcare System, Wells Fargo & Co., Bank of America Corp. and Wal-Mart Stores, Inc. Charlotte is the home to the Charlotte Motor Speedway and the NASCAR Hall of Fame, which opened in May 2010.  In addition to motorsports, Charlotte is the location of the National Football League’s Carolina Panthers and the National Basketball Association’s Charlotte Bobcats.

According to the appraisal, the Carolina Place Property has a primary trade area that encompasses 33 zip codes within the Charlotte metropolitan statistical area.  Per the appraisal, 2013 population and average household income for the trade area were reported at 654,424 and $68,460, respectively.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $38.33 per square foot on a modified gross basis and used an estimate of $25.00 for in-line suites over 10,000 square feet on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 3.0% within a 30-mile radius.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Carolina Place Property:

Competitive Set(1)

	Carolina Place (Subject)	Southpark	NorthLake Mall	Concord Mills
Market	Pineville, NC	Charlotte, NC	Charlotte, NC	Concord, NC
Distance from Subject	––	5.3 miles	18.6 miles	21.5 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1991/2006	1970/2004	2005/NAP	1999/NAP
Anchors	Dillard’s, Belk, Sears, Macy’s, JC Penney	Belk, Dillard’s, Macy’s, Nordstrom, Dick’s	Belk, Dillard’s, Hecht’s, Dick’s	Bass Pro, Burlington Coat Factory, AMC Theatres
Total GLA	1,161,307 SF	1,621,000 SF	1,070,000 SF	1,285,813 SF
Total Occupancy	98%	99%	100%	99%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

The Borrower.  The borrower is Carolina Place L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Carolina Place Mortgage Loan.  The borrower is 99.5% owned by GGP/Homart II L.L.C., the guarantor of certain nonrecourse carveouts under the Carolina Place Loan Combination and 0.5% owned by GGPLP Real Estate, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

The Sponsor.  The sponsor, GGP/Homart II L.L.C., is a joint venture 50% owned by the New York State Common Retirement Fund and 50% owned by GGP Limited Partnership, which is majority owned by General Growth Properties, Inc. (“GGP”).  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q.  Over the same time period, GGP’s portfolio had sales of $558 per square foot for comparable tenants with less than 10,000 square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. See “Risk Factors – The Borrower’s Form of Entity May Cause Special Risks” in the Free Writing Prospectus.  The New York State Common Retirement Fund was the third largest pension plan in the United States with $153.3 billion in assets, as of March 31, 2012.

Escrows.  No monthly tax escrow is required so long as no Cash Management Period (as defined below) has occurred and is continuing under the Carolina Place Loan Combination.  No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred and is continuing under the Carolina Place Loan Combination, and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserves are required so long as no Cash Management Period has occurred and is continuing.  However, GGP/Homart II L.L.C., has entered into a separate guaranty agreement in favor of the lender pursuant to which GGP/Homart II L.L.C. guarantees certain upcoming tenant improvement and leasing costs in the amount of $1,042,980 for H&M and $75,000 for Lim’s.

Lockbox and Cash Management.  The Carolina Place Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.25x as of the end of any calendar quarter.  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Carolina Place Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Carolina Place Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Free Release. The borrower may obtain a release of certain immaterial, non-income producing portions of the Carolina Place Property from the lien of the mortgage upon the satisfaction of certain conditions including but not limited to (i) no event of default will have occurred and be continuing; (ii) the parcel to be released will be an Acquired Expansion Parcel (as defined below) or will be vacant, non-income-producing and unimproved; (iii) borrower must deliver written evidence to the lender that release will not diminish the value of the remaining property as collateral for the Carolina Place Loan Combination; and (iv) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Carolina Place Loan Combination subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the expansion parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Carolina Place Loan Combination.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Carolina Place Property and acquire a corresponding substitute portion of the Carolina Place Property upon the satisfaction of certain conditions including but not limited to (i) no event of default will have occurred and be continuing; (ii) the exchanged parcel will be an acquired expansion parcel or will be vacant, non-income-producing and unimproved; (iii) not less than thirty days prior to date of substitution, the borrower will deliver to the lender a notice setting forth evidence that the exchanged parcel will not diminish the value of the Carolina Place Property as collateral for the loan or otherwise cause any material adverse effect; and (iv) the borrower will ensure that the lender receives all third party reports required under the loan documents and that substitution will not cause collateral for the loan to be non-compliant in regards to zoning or insurance requirements.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including: (i) no event of default has occurred and is continuing; (ii) the combined loan-to-value ratio including all debt is not greater than 66.5%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.80x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Carolina Place Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

LEVEL 1

macy's
sears
VACANT
UP NEXT BARBER SHOP
THE NEWSSTAND
ISUPPLY
AMY'S HALLMARK
foot Locker
SKILLZ
KNOW STYLE
KAY
PIERCING PAGODA
HAAGEN-DAZS/ PLANET SMOOTHIE
ZALES DIAMONDS
FRANCESCA'S COLLECTIONS
PARIS
CHARLOTTE RUSSE
ASHLEY STEWART WOMAN
THE CHILDREN'S PLACE
P.S. FROM AEROPOSTALE
DSW
DESIGNER SHOE WAREHOUSE
FRESH 2 ORDER
NESTLE TOLL HOUSE
TEAVANA
WHITE HOUSE/ BLACK MARKET
Clarks
bebe
ALDO
FOREVER 21
wet seal
SPENCER GIFTS
DOCTOR'S VISIONWORKS
CHARMING CHARLIE
INTRIGUE JEWELERS
Lids
TORRID
NAIL SPA
REGIS SALON
EXPRESS
Bath&BodyWorks
claire's
GNC Live Well
ATTACH
ITS YOU BOUTIQUE
JASON'S DELI
US POST OFFICE
H&M
The Cheesecake Factory
P.F. CHANG'S
MAGGIANO'S
LITTLE ITALY
chico's
SOMA BY CHICO'S
STONEY RIVER
LEGENDARY STEAKS
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Cumberland Mall
1000 Cumberland Mall
Atlanta, GA 30339
Marietta
Smyrna
Vinings
Sandy Springs
Brookhaven
Buckhead
ATLANTA
Lindbergh
MIDTOWN
DOWNTOWN
Bolton
Mableton
Grove Park
Bankhead
Virginia Highland
East Atlanta
COBB COUNTY
FULTON COUNTY
DE KALB CO.
Chattahoochee Plantation
Chattahoochee River National Recr. Area
Chattahoochee River
Dobbins Air Force Base
Fox Creek Golf Club
Indian Hills Country Club
Atlanta Country Club
Chastain Memorial Park
Chastain Amphitheater
North Fulton Golf Course
Capital City Country Club
Standing Peachtree Park
Cross Creek Golf Course
Bobby Jones Golf Course
Piedmont Hospital
Ansley Golf Course
Piedmont Park
High Museum of Art
Woodruff Arts Ctr
Georgia Tech University
Georgia Aquarium
Georgia Dome
Philips Arena
Georgia State Univ.
Atlanta Civic Ctr
Midtown Place
Midtown Promenade
Phipps Plaza
Lenox Square
Brookhaven Station
Lindbergh City Center
Cobb Galleria Centre
Vinings Crossing Shopping Ctr.
Emory-Adventist Hospital
Marietta Trade Center
Southern Polytech State University
Life Univ Atlanta
Fulton County Airport
Six Flags Over Georgia
Hartsfield-Jackson Atlanta Intl. Airport 13 miles
Clark Atlanta Univ. Morehouse Coll
MARTA BLUE LINE
MARTA RED/GOLD LINES
GREEN LINE
RED LINE
Roswell Rd.
Lower Roswell Rd.
Powers Ferry Rd.
Cobb Pkwy.
Delk Rd.
Windy Hill Rd.
Spring Rd.
Windy Ridge Pkwy.
Paces Ferry Rd.
Northside Dr.
Atlanta Rd.
S. Cobb Dr.
East-West Connector
Highlands Pkwy
Moores Mill Rd.
Wesley Rd.
Howell Mill Rd.
Bolton Rd.
James Jackson Pkwy
Hollywood Rd.
Perry Blvd.
Marietta Blvd.
Donald Lee Hollowell Pkwy
Fulton Industrial Blvd.
Mableton Pkwy
Fairburn Rd.
Joseph E. Lowery Blvd.
Peachtree-Dunwoody Rd.
Lake Forest Dr.
Windsor Pkwy.
Lindbergh Dr.
Piedmont Ave.
Monroe Dr.
Dunwoody
Chamblee
Decatur
Tucker
East Point
College Park
Hapeville
Forest Park
Redan
75
85
285
20
41
19
400
120
5
78
278
70
141
42
23
10

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Cumberland Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$90,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$90,000,000			Location:	Atlanta, GA
% of Initial Pool Balance:	6.4%			Size(3):	541,527 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$295.46
Borrower Name:	Cumberland Mall, LLC			Year Built/Renovated:	1973/2006
Sponsor:	GGPLP Real Estate, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.670%			Property Manager:	Self-managed
Note Date:	April 26, 2013			3rd Most Recent Occupancy (As of)(4):	93.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	93.2% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of)(4):	95.4% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of)(4):	94.0% (2/28/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$14,487,727 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$15,587,514 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$15,670,560 (TTM 2/28/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$21,794,267
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$6,312,264
				U/W NOI:	$15,482,004
				U/W NCF:	$14,834,376
				U/W NOI DSCR(1):	2.60x
Escrows and Reserves(2):				U/W NCF DSCR(1):	2.49x
				U/W NOI Debt Yield(1):	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$254,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 12, 2013
Replacement Reserves	$0	Springing	$135,382	Cut-off Date LTV Ratio(1):	63.0%
TI/LC Reserve	$0	Springing	$394,118	LTV Ratio at Maturity or ARD(1):	63.0%

(1)
The Cumberland Mall Loan Combination, totalling $160,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original balance of $90,000,000 and will be contributed to the WFCM 2013-LC12 Trust.  Note A-2 had an original balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was contributed to the WFRBS 2013-C14 Trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Cumberland Mall Loan Combination.

(2)	See “Escrows” section.
(3)	The total square footage includes one space totalling 147,409 square feet which is occupied by Costco, which owns its own improvements and is on a ground lease.
(4)	Historical and current occupancy includes temporary and seasonal tenants. As of February 28, 2013, the occupancy, exclusive of these tenants, was 85.7%.

The Mortgage Loan.  The mortgage loan (the “Cumberland Mall Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Atlanta, Georgia (the “Cumberland Mall Property”). The Cumberland Mall Loan Combination was originated on April 26, 2013 by The Royal Bank of Scotland plc. The Cumberland Mall Loan Combination had an original principal balance of $160,000,000, has an outstanding principal balance as of the Cut-off Date of $160,000,000 and accrues interest at an interest rate of 3.670% per annum.  The Cumberland Mall Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the Cumberland Mall Loan Combination. The Cumberland Mall Loan Combination matures on May 1, 2023.

Note A-1, which represents the controlling interest in the Cumberland Mall Loan Combination and will be contributed to the WFCM 2013-LC12 Trust, had an original principal balance of $90,000,000 and has an outstanding principal balance as of the Cut-off Date of $90,000,000. Note A-2 was contributed to the WFRBS 2013-C14 Trust, had an original principal balance of $70,000,000 and represents the non-controlling interest in the Cumberland Mall Loan Combination.  See “Description of the Mortgage Pool - Split Loan Structures - The Cumberland Mall Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Following the lockout period, the borrower will have the right to defease the Cumberland Mall Loan Combination in whole, but not in part, on any date before February 1, 2023. In addition, the Cumberland Mall Loan Combination is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$160,000,000	100.0%	Return of equity(1)	$159,554,512	99.7%
			Closing costs	445,488	0.3
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%

(1)
The proceeds from the Cumberland Mall Loan Combination were used to recapitalize the sponsor’s investment in the Cumberland Mall Property, which was unencumbered from March 2013, when the sponsor paid off a $100.0 million first mortgage loan, until origination of the Cumberland Mall Loan Combination.

The Property.  The Cumberland Mall Property is an approximately 1.0 million square foot, two-level regional mall located approximately 10 miles northwest of the central business district of Atlanta, Georgia.  The collateral for the Cumberland Mall Loan Combination consists of 541,527 square feet of the approximately 1.0 million square foot mall. The Cumberland Mall Property is anchored by Macy’s and Sears (neither of which are part of the collateral) and Costco, Forever 21 and H&M.  The Cumberland Mall Property was built in 1973 and was renovated and expanded in 2006.  As of February 28, 2013, the Cumberland Mall Property was 85.7% occupied by approximately 88 tenants, excluding seasonal and temporary tenants, and 94.0% leased including seasonal and temporary tenants. In-line stores include Victoria’s Secret, Express, New York & Company, Charlotte Russe, Foot Locker, Aeropostale and Vans, among others. For the trailing 12-month period ending February 28, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $446 per square foot with an average occupancy cost of 13.3%. The Cumberland Mall Property contains 3,672 surface and garage parking spaces reflecting a parking ratio of 3.53 spaces per 1,000 square feet of gross rentable area.

The following table presents certain information relating to the tenancies at the Cumberland Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy’s	BBB/Baa3/BBB	278,000	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Sears	CCC/B3/CCC+	222,575	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Costco(5)	A+/A1/A+	147,409	27.2%	$6.92	$1,020,800	8.2%	NAV	NAV	11/30/2026
Forever 21	NR/NR/NR	25,748	4.8%	$24.64	$634,413	5.1%	$176	15.6%	1/31/2019
H&M	NR/NR/NR	24,655	4.6%	$24.63	$607,254	4.9%	$270	9.1%	1/31/2020
Total Anchor Tenants - Collateral		197,812	36.5%	$11.44	$2,262,467	18.2%

Major Tenants - Collateral

Maggiano’s Little Italy	NR/NR/NR	16,375	3.0%	$27.50	$450,312	3.6%	$434	8.6%	11/30/2016
The Cheesecake Factory	NR/NR/NR	11,112	2.1%	$35.00	$388,920	3.1%	$866	5.3%	1/31/2027
DSW Shoe Warehouse	NR/NR/NR	14,664	2.7%	$20.00	$293,280	2.4%	$327	11.7%	1/31/2019
Total Major Tenants - Collateral		42,151	7.8%	$26.87	$1,132,512	9.1%

Non-Major Tenants - Collateral		224,299	41.4%	$40.27	$9,031,550	72.7%

Occupied Collateral Total(6)		464,262	85.7%	$26.77	$12,426,529	100.0%

Vacant Space		77,265	14.3%

Collateral Total		541,527	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through December 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending February 28, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Costco owns its own improvements and is the lessee under a ground lease with the borrower.
(6)	Occupancy excludes temporary and seasonal tenants. As of February 28, 2013, the occupancy, inclusive of these tenants, was 94.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Cumberland Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 2/28/2013
Costco	NAV	NAV	NAV	NAV
Forever 21	$155	$185	$172	$176
H&M	$213	$254	$272	$270
Maggiano’s Little Italy	$383	$419	$436	$434
DSW Shoe Warehouse	$262	$293	$320	$327
Cheesecake Factory	$754	$831	$864	$866
Victoria’s Secret	$393	$443	$447	$456
Body Central	$208	$225	$191	$190

Total In-line (<10,000 square feet)(2)	$381	$419	$446	$446
Occupancy Costs	13.6%	13.0%	13.4%	13.3%

(1)    Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)    Represents tenants less than 10,000 square feet who reported sales for two years prior to the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Cumberland Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	7,641	1.4%	7,641	1.4%	$264,055	$34.56
2013	4	7,927	1.5%	15,568	2.9%	$407,633	$51.42
2014	11	23,621	4.4%	39,189	7.2%	$865,378	$36.64
2015	15	29,137	5.4%	68,326	12.6%	$1,329,875	$45.64
2016	12	59,946	11.1%	128,272	23.7%	$1,967,031	$32.81
2017	4	8,933	1.6%	137,205	25.3%	$504,553	$56.48
2018	11	35,932	6.6%	173,137	32.0%	$1,208,848	$33.64
2019	7	51,227	9.5%	224,364	41.4%	$1,432,274	$27.96
2020	5	36,153	6.7%	260,517	48.1%	$1,133,835	$31.36
2021	2	6,064	1.1%	266,581	49.2%	$271,438	$44.76
2022	6	14,908	2.8%	281,489	52.0%	$542,924	$36.42
2023	7	24,252	4.5%	305,741	56.5%	$1,088,965	$44.90
Thereafter	2	158,521	29.3%	464,262	85.7%	$1,409,720	$8.89
Vacant(4)	0	77,265	14.3%	541,527	100.0%	$0	$0.00
Total/Weighted Average	88	541,527	100.0%			$12,426,529	$26.77

(1)       Information obtained from the underwritten rent roll.
(2)       Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)       Annual U/W Base Rent PSF excludes vacant space.
(4)       Occupancy excludes temporary and seasonal tenants. As of February 28, 2013, the occupancy, inclusive of these tenants, was 94.0%.

The following table presents historical occupancy percentages at the Cumberland Mall Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	2/28/2013

93.4%	93.2%	95.4%	94.0%

(1) Information obtained from the borrower.
(2) Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cumberland Mall Property:

Cash Flow Analysis

	2011	2012	TTM 2/28/2013	U/W	U/W $ per SF
Base Rent	$10,960,506	$11,973,064	$11,869,409	$11,792,116	$21.78
Grossed Up Vacant Space	0	0	0	3,398,644	6.28
Percentage Rent	663,605	430,941	598,337	1,195,701(1)	2.21
Total Reimbursables	5,342,075	5,926,930	5,972,110	5,598,237	10.34
Other Income	2,921,125	3,155,590	3,208,213	3,208,213	5.92
Less Vacancy & Credit Loss	(49,718)	(53,716)	(54,120)	(3,398,644)(2)	(6.28)
Effective Gross Income	$19,837,593	$21,432,809	$21,593,949	$21,794,267	$40.25

Total Operating Expenses	$5,349,866	$5,845,295	$5,923,389	$6,312,264	$11.66

Net Operating Income	$14,487,727	$15,587,514	$15,670,560	$15,482,004	$28.59
TI/LC	0	0	0	539,322	1.00
Capital Expenditures	0	0	0	108,305	0.20
Net Cash Flow	$14,487,727	$15,587,514	$15,670,560	$14,834,376	$27.39

NOI DSCR(3)	2.43x	2.62x	2.63x	2.60x
NCF DSCR(3)	2.43x	2.62x	2.63x	2.49x
NOI DY(3)	9.1%	9.7%	9.8%	9.7%
NCF DY(3)	9.1%	9.7%	9.8%	9.3%

(1)       Percentage Rent includes $994,174 of percentage rent in lieu of base rent and $201,527 of percentage overage rent.
(2)       The underwritten economic vacancy is 14.2%. The Cumberland Mall Property was 85.7% physically occupied exclusive of seasonal and temporary tenants and 94.0% physically occupied inclusive of seasonal and temporary tenants as of February 28, 2013.
(3)       DSCRs and debt yields are based on the Cumberland Mall Loan Combination on an aggregate basis.

Appraisal.  As of the appraisal valuation date of April 12, 2013, the Cumberland Mall Property had an “as-is” appraised value of $254,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated April 18, 2013, there was evidence of a recognized environmental condition at the Cumberland Mall Property related to one 550-gallon underground storage tank (“UST”) and three 10,000 gallon USTs which had earlier been removed.  No further action was recommended other than ongoing monitoring.

Market Overview and Competition.  The Cumberland Mall Property is located at the southwestern quadrant of Cobb Parkway and Interstate 285 in Atlanta, Georgia, approximately 10 miles northwest of the Atlanta central business district. The Cumberland Mall Property is located across from the Cobb Galleria Centre, which hosts over 350,000 visitors a year.  The Cobb Galleria Centre is connected to the Cumberland Mall Property via a covered walkway that crosses over Cobb Parkway.  Atlanta has the United States’ third largest concentration of Fortune 500 companies and 75% of Fortune 1000 companies have a presence in the metropolitan area.  Fortune 500 companies headquartered in Atlanta include The Home Depot, UPS, Coca-Cola, Delta Air Lines and nine others.  Atlanta is one of five United States cities served by three major interstate highways: Interstate 75, Interstate 85 and Interstate 20.  According to the appraisal, the Cumberland Mall Property has a primary trade area that encompasses 26 zip codes within the Atlanta metropolitan statistical area.  Per the appraisal, 2012 population and average household income for the trade area were reported at 820,248 and $80,209, respectively.  In addition, 21.5% of Atlanta households have annual incomes of $100,000 or more.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $35.26 per square foot on a modified gross basis and $25.00 for in-line suites over 10,000 square feet on a full service gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 5.0% within a 20-mile radius.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Cumberland Mall Property:

Competitive Set(1)

	Cumberland Mall (Subject)	Town Center at Cobb	Arbor Place	Perimeter Mall	Lenox Square
Market	Atlanta, GA	Kennesaw, GA	Douglasville, GA	Atlanta, GA	Atlanta, GA
Distance from Subject	--	12.7 miles	24.5 miles	9.8 miles	22.8 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1973/2006	1986/1998	1999/NAV	1971/2000	1959/2007
Anchors	Macy’s, Sears, Costco, Forever 21, H&M	Macy’s, Belk, JC Penney, Sears	Dillard’s, Belk, Macy’s, Sears, JC Penney	Macy’s, Dillard’s, Nordstrom, Von Maur	Macy’s, Bloomingdales, Neiman Marcus
Total GLA	1,041,203 SF	1,276,000 SF	1,163,340 SF	1,574,000 SF	1,556,000 SF
Total Occupancy	94%	97%	97%	97%	100%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

The Borrower.  The borrower is Cumberland Mall, LLC, a Delaware limited liability company, a single purpose entity with two independent managers.  The borrower is 100% owned by GGPLP Real Estate, Inc. (“GGPLP Real Estate”).  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cumberland Mall Mortgage Loan.

The Sponsor.  The sponsor is GGPLP Real Estate, which is 100% owned by GGP Limited Partnership, a wholly owned subsidiary of General Growth Properties, Inc. (“GGP”).  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q.  Over the same time period, GGP’s portfolio had sales of $558 per square foot for comparable tenants with less than 10,000 square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. See “Risk Factors – Risks Related to the Mortgage Loans – The Borrower’s Form of Entity May Cause Special Risks” in the Free Writing Prospectus.

Escrows.  No monthly tax escrow is required so long as no Cash Management Period (as defined below) has occurred and is continuing under the Cumberland Mall Loan Combination.  No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred and is continuing under the Cumberland Mall Loan Combination, and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserves are required so long as no Cash Management Period has occurred and is continuing.  However, GGPLP Real Estate has entered into a separate guaranty agreement in favor of the lender pursuant to which GGPLP Real Estate guarantees certain upcoming tenant improvement and leasing costs in the amount of $832,305.

Lockbox and Cash Management.  The Cumberland Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, and (ii) the debt service coverage ratio falling below 1.50x as of the end of any calendar quarter.  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.50x has been achieved for two consecutive calendar quarters.

Property Management.  The Cumberland Mall Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Cumberland Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release. The borrower may obtain a release of certain immaterial, non-income producing portions of the Cumberland Mall Property from the lien of the mortgage upon the satisfaction of certain conditions including but not limited to: (i) no event of default will have occurred and be continuing; (ii) the parcel to be released will be an acquired expansion parcel (as defined below) or will be vacant, non-income-producing and unimproved; (iii) borrower must deliver written evidence to the lender that release will not diminish the value of the remaining property as collateral for the Cumberland Mall Loan Combination; and (iv) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Cumberland Mall Loan Combination subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the expansion parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Cumberland Mall Loan Combination.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Cumberland Mall Property and acquire a corresponding substitute portion of the Cumberland Mall Property upon the satisfaction of certain conditions including but not limited to: (i) no event of default will have occurred and be continuing; (ii) the exchanged parcel will be an Acquired Expansion Parcel or will be vacant, non-income-producing and unimproved; (iii) not less than thirty days prior to date of substitution, the borrower will deliver to the lender a notice setting forth evidence that the exchanged parcel will not diminish the value of the Cumberland Mall Property as collateral for the loan or otherwise cause any material adverse effect; and (iv) the borrower will ensure that the lender receives all third party reports required under the loan documents and that substitution will not cause collateral for the loan to be non-compliant in regards to zoning or insurance requirements.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 63.0%; (iii) the debt service coverage ratio including all debt is not less than 2.47x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Cumberland Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of at least six months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO V

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RHP Portfolio V
1 Country Club Mobile Estates Holladay, UT
2 Chalet North Apopka, FL
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – RHP Portfolio V

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$83,410,313			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$83,410,313			Location:	Various – See Table
% of Initial Pool Balance:	5.9%			Size:	2,416 pads
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Pad:	$34,524
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	RHP Properties Inc.; NorthStar Realty Finance Corporation			Title Vesting:	Fee
Mortgage Rate:	4.011%			Property Manager:	Newbury Management Company
Note Date:	April 5, 2013			3rd Most Recent Occupancy (As of):	78.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	78.8% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	78.3% (12/31/2012)
IO Period:	34 months			Current Occupancy (As of):	78.5% (2/14/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,497,595 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,727,771 (12/31/2011)
Call Protection:	L(26),GRTR 1% or YM(89),O(5)			Most Recent NOI (As of):	$7,073,482 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$11,102,453
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$4,117,801
				U/W NOI:	$6,984,652
				U/W NCF:	$6,863,852
				U/W NOI DSCR:	1.46x
Escrows and Reserves(2):				U/W NCF DSCR:	1.43x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$349,566	$60,536	NAP	As-Is Appraised Value:	$113,150,000
Insurance	$127,431	$18,204	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves	$2,420,730	Springing	$386,560	Cut-off Date LTV Ratio:	73.7%
Deferred Maintenance	$255,330	$0	NAP	LTV Ratio at Maturity or ARD:	63.5%

(1)   The borrower is comprised of 10 separate limited liability companies.
(2)   See “Escrows” section.
(3)   The As-Is Appraisal Valuation Dates range from February 27, 2013 to March 6, 2013.

The Mortgage Loan.  The mortgage loan (the “RHP Portfolio V Mortgage Loan”) is evidenced by a single promissory note that is secured by 10 first mortgages encumbering 10 manufactured housing communities totaling 2,416 pads and located in four states (the “RHP Portfolio V Properties”).  The RHP Portfolio V Mortgage Loan was originated on April 5, 2013 by The Royal Bank of Scotland plc.  The RHP Portfolio V Mortgage Loan had an original principal balance of $83,410,313, has an outstanding principal balance as of the Cut-off Date of $83,410,313 and accrues interest at an interest rate of 4.011% per annum.  The RHP Portfolio V Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 34 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The RHP Portfolio V Mortgage Loan matures on May 1, 2023.

Following the lockout period (except in the case of the Early Release Property (as defined below)), the borrower has the right to prepay the RHP Portfolio V Mortgage Loan in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the RHP Portfolio V Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO V

Sources and Uses

Sources			Uses
Original loan amount	$83,410,313	74.6%	Purchase price	$107,521,107	96.1%
Sponsor’s new cash contribution	28,465,126	25.4	Reserves	3,153,057	2.8
			Closing costs	1,201,275	1.1
Total Sources	$111,875,439	100.0%	Total Uses	$111,875,439	100.0%

The Properties. The RHP Portfolio V Mortgage Loan is secured by the fee interest in 10 manufactured housing communities  totaling 2,416 pads and located in Florida, Kansas, Utah and New York.  The RHP Portfolio V Properties were acquired by the sponsors as a part of a larger 35-property portfolio in April 2013.  The remaining 25 properties in the portfolio (“RHP Portfolio III Properties”, “RHP Portfolio IV Properties” and “RHP Portfolio VI Properties”) are not collateral for the RHP Portfolio V Mortgage Loan.  The RHP Portfolio V Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio V Properties were developed between 1966 and 1987 and have an average age of 40 years.  Public utilities are provided in all of the RHP Portfolio V Properties.

The following table presents certain information relating to the RHP Portfolio V Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Country Club Mobile Estates - Holladay, UT	$21,672,675	26.0%	100.0%	1970/NAP	323	$29,400,000
Chalet North - Apopka, FL	$17,028,530	20.4%	86.9%	1973/NAP	404	$23,100,000
Lakeview Estates - Layton, UT	$11,919,971	14.3%	96.7%	1971/NAP	209	$16,170,000
Evergreen Village - Ogden, UT	$9,678,987	11.6%	82.4%	1975/NAP	238	$13,130,000
Colonial Gardens - Manhattan, KS	$9,435,723	11.3%	95.9%	1974/1994	342	$12,800,000
Washingtonville Manor - Washingtonville, NY	$4,754,720	5.7%	85.4%	1970/NAP	82	$6,450,000
Magnolia Circle - Jacksonville, FL	$3,612,113	4.3%	86.6%	1977/NAP	127	$4,900,000
Towneship at Clifton - Wichita, KS	$2,248,356	2.7%	35.8%	1967/NAP	550	$3,050,000
Wheel Estates - Orlando, FL	$1,695,481	2.0%	92.6%	1966/NAP	54	$2,300,000
Brittany Place - Topeka, KS	$1,363,757	1.6%	79.3%	1987/NAP	87	$1,850,000
Total/Weighted Average	$83,410,313	100.0%	78.5%		2,416	$113,150,000

The following table presents historical occupancy percentages at the RHP Portfolio V Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/14/2013
78.5%	78.8%	78.3%	78.5%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO V

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio V Properties:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per Pad
Base Rent	$8,812,536	$9,105,564	$9,347,722	$9,750,102	$4,036
Concessions	(125,337)	(209,154)	(159,407)	(159,407)	(66)
Grossed Up Vacant Space	0	0	0	2,075,790	859
Other Income	1,560,061	1,698,264	1,770,175	1,770,175	733
Less Vacancy & Credit Loss	(226,767)	(263,647)	(288,895)	(2,334,208)(1)	(966)
Effective Gross Income	$10,020,493	$10,331,027	$10,669,595	$11,102,453	$4,595

Total Operating Expenses	$3,522,898	$3,603,256	$3,596,113	$4,117,801	$1,704

Net Operating Income	$6,497,595	$6,727,771	$7,073,482	$6,984,652	$2,891
Capital Expenditures	0	0	0	120,800	50
Net Cash Flow	$6,497,595	$6,727,771	$7,073,482	$6,863,852	$2,841

NOI DSCR	1.36x	1.41x	1.48x	1.46x
NCF DSCR	1.36x	1.41x	1.48x	1.43x
NOI DY	7.8%	8.1%	8.5%	8.4%
NCF DY	7.8%	8.1%	8.5%	8.2%

(1) The underwritten economic vacancy is 24.3%. The RHP Portfolio V Properties were 78.5% physically occupied as of February 14, 2013.

Appraisal.  As of the appraisal valuation dates ranging from February 27, 2013 to March 6, 2013, the RHP Portfolio V Properties had an aggregate “as-is” appraised value of $113,150,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from April 4, 2013 to April 7, 2013, one property had Recognized Environmental Conditions (“REC”).  The Towneship at Clifton property is located adjacent to a Boeing facility, which has caused groundwater contamination on the Towneship at Clifton property.  This groundwater contamination is considered an REC, however Boeing has been remediating the contamination with an air-stripper since 2003, is obligated to contrive remediation, and as such, no further action or investigation was recommended.  No other properties had any identified RECs.

The Borrower.  The borrower is comprised of 10 separate limited liability companies, each of which is a single purpose entity and has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RHP Portfolio V Mortgage Loan.  Ross Partrich, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the RHP Portfolio V Mortgage Loan.

The Sponsors.  The sponsors are NorthStar Realty Finance Corporation (“NorthStar”) and RHP Properties, Inc. NorthStar is a publicly traded REIT (NYSE: NRF) and had approximately $5.7 billion of commercial real estate assets under management as of March 31, 2013.  RHP Properties, Inc. is one of the nation’s largest private owners and operators of manufactured housing communities.  RHP Properties, Inc. currently owns and manages a total of 107 manufactured housing communities with over 23,000 housing units with a combined value of approximately $1.2 billion.  NorthStar indirectly owns 97.6% of the borrower, while affiliates of RHP Properties, Inc. own the remaining 2.4%.  NorthStar is the managing member of the borrower.

Escrows.  The loan documents provide for upfront escrows in the amount of $349,566 for real estate taxes, $127,431 for insurance premiums and $255,330 for deferred maintenance.  In addition, $2,420,730 was reserved for maintenance, repairs and/or replacements at the RHP Portfolio V Properties over the term of the RHP Portfolio V Mortgage Loan.

The loan documents provide for ongoing monthly escrows in the amount of $60,536 for real estate taxes and $18,204 for insurance premiums.  Additionally, the loan documents provide for a $10,067 monthly replacement reserve escrow beginning on May 1, 2016.  The replacement reserve escrow will be capped at $386,560, exclusive of the initial deposit of $2,420,730.  The loan documents provide for $522,451 of the $2,420,730 deposit to be reserved in a lender controlled reserve account to cover repairs identified in the property condition report as needing to be covered in the first three years of the term of the RHP Portfolio V Mortgage Loan. The remaining $1,898,279 was reserved for elective capital improvements to the RHP Portfolio V Properties over the term of the RHP Portfolio V Mortgage Loan.

Lockbox and Cash Management.  The RHP Portfolio V Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the property manager is obligated to deposit all revenues into such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence (i) upon the occurrence of an event of default, or (ii) if the amortizing debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR (as defined below)) is less than 1.05x. A Cash Management Period will end, with respect to matters in clause (i) above, if the event of default has been cured, or, with respect to matters in clause (ii) above, if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR) is at least 1.05x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO V

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the RHP Portfolio V Mortgage Loan and any approved mezzanine loan that is outstanding.

Property Management.  The RHP Portfolio V Properties are currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer all of the RHP Portfolio V Properties, subject to customary conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing and (ii) the lender has received rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

Partial Release.  Following the second anniversary of the closing date of the Series 2013-LC12 Certificates (except in the case of the Early Release Property (which can be released at any time) and in connection with a bona fide third party sale of an individual RHP Portfolio V property or a sale to certain affiliates of the nonrecourse guarantor (but not to an affiliate of NorthStar) at a sale price at least equal to the fair market value determined by an appraisal, the borrower may obtain the release of an individual property from the lien of the RHP Portfolio V Mortgage Loan upon the satisfaction of certain conditions including without limitation: (i) payment by the borrower of an amount equal to 120% of the allocated loan amount for the individual property to be released (or 110% of the allocated loan amount in the case of the Early Release Property) or if the sale is to certain affiliates of the nonrecourse guarantor, then the payment by the borrower must be in an amount equal to the greater of 125% of the allocated loan amount and 100% of the net sale proceeds, regardless of whether the property is an Early Release Property and in each case, together with the applicable yield maintenance premium; (ii) satisfaction of all applicable REMIC requirements; (iii) after giving effect to such release, the debt service coverage ratio of the remaining RHP Portfolio V Properties is not less than the greater of (x) the amortizing debt service coverage ratio (or Aggregate DSCR if an approved mezzanine loan is outstanding) immediately prior to such release and (y) 1.15x; and (iv) no event of default has occurred and is continuing.  The debt service coverage ratio will be based upon the underwritten net cash flow of the remaining RHP Portfolio V Properties and the actual debt service constant of the loan at closing.

The “Early Release Property” is the Towneship at Clifton property, which may be released at any time under the conditions described above.

Real Estate Substitution.  At any time before May 1, 2022, the borrower may obtain a release of any individual RHP Portfolio V property from the lien of the mortgage in connection with a substitution of a different manufactured housing community property subject to the lender’s consent and the satisfaction of certain conditions, including without limitation: (i) no event of default has occurred and is continuing at the time of substitution; (ii) the aggregate allocated loan amount of the properties released during the loan term will not exceed 25% of the original principal balance of the RHP Portfolio V Mortgage Loan; (iii) the fair market value of the substitute property will not be less than the fair market value of the substituted property both at closing and as of the date of substitution; (iv) the net operating income of the new property is not less than the net operating income of the substituted property both at closing and as of the date of substitution; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the Series 2013-LC12 certificates; (vi) all REMIC requirements are satisfied; (vii) the number of properties remaining under the RHP Portfolio V Mortgage Loan after giving effect to the substitution must not be less than prior to the substitution; (viii) the substitute properties must not be any of the RHP Portfolio III Properties, RHP Portfolio IV Properties or RHP Portfolio VI Properties; (ix) the geographic diversity of the RHP Portfolio V Properties must not be diminished; and (x) payment of a fee equal to 0.25% of the allocated loan amount of the property being released as the result of a substitution.

Subordinate and Mezzanine Indebtedness.  NorthStar indirectly owns 97.6% of the membership interests in the borrower.  NorthStar has the ability to convert a portion of its equity in the borrower into a mezzanine loan during the term of the RHP Portfolio V Mortgage Loan subject to certain conditions, including without limitation: (i) the mezzanine debt must be subordinate to the RHP Portfolio V Mortgage Loan and will be secured by the equity interests in the borrower that own the RHP Portfolio V Properties; (ii) the mezzanine loan must not exceed $12,767,187; (iii) the Aggregate LTV (as defined below) must be no greater than 85%; and (iv) the Aggregate DSCR must be no less than 1.15x.  Additionally, at NorthStar’s option, the mezzanine loan may be alternatively structured as a larger mezzanine loan that is secured by the equity in the borrower of the RHP Portfolio V Mortgage Loan and the equity interests in the borrower of the mortgage loan secured by the RHP Portfolio III Properties, RHP Portfolio IV Properties and the RHP Portfolio VI Properties.

The “Aggregate LTV” is the aggregate loan-to-value ratio based on the outstanding balance of the RHP Portfolio V Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RHP Portfolio V Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WHITE MARSH MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

LEVEL 1

Anchor / Major
Non Anchor / In-line
Vacant
jcpenney
CARLTON CARDS
FAST FIX
Payless
MOTHERHOOD MATERNITY
THINGS REMEMBERED
LIFE UNIFORM
K.A.Y
HAKKY SHOE REPAIR
VACANT
BEYOND ELECTRONICS
VACANT
U.F.O
HEAKIN RESEARCH
macy's
HOME STORE
REEDS JEWELERS
CARTOON CUTS
BEST BUY MOBILE
VACANT
Buca di Beppo
NAIL ELITE
CANDY WORLD
CLAIRE'S
KIDS FOOT LOCKER
VACANT
FOOTACTION
HOLLISTER
CALIFORNIA
EXPRESS
AMERICAN EAGLE OUTFITTERS
FRANCESCA'S COLLECTION
REGIS SALON
VICTORIA'S SECRET
Boscov's
THE LIMITED
PINK
VANS
SHAW'S JEWELERS
EYEBROW DESIGNER 21
VACANT
BAGS BLAST
TOBACCO ETC
Disney store
NEW YORK & COMPANY
SKECHERS
JEWELRY BOX
Bath&BodyWorks
Journeys
macy's
PIERCING PAGODA
FOREVER 21
T-MOBILE
ABC COLLECTIONS
TREASURES THE DIAMOND PLACE
rue21
dressbarn
lanebryant
VACANT
BEAUTY OUTLET
sears

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

LEVEL 2

Anchor / Major
Non Anchor / In-line
Vacant
jcpenney
WHITE MARSH PET CENTER
THE SHOE DEPT
DTLR
VACANT
GNC LiveWell
GOLD BUYERS AT THE MALL
ZALES
SPORTS AUTHORITY
TRADE SECRET
ICING BY CLAIRE'S
VACANT
AT&T MOBILITY
ZUMIEZ
TORRID
MATTRESS WAREHOUSE
LENSCRAFTERS
RadioShack
H&M
SHENK & TITTLE
P.S. FROM AEROPOSTALE
BODY CENTRAL
AÉROPOSTALE
PACSUN
wet seal
LADY FOOT LOCKER
GYMBOREE
VACANT
ALDO
HELZBERG DIAMONDS
THE NEWSSTAND
Boscov's
RED ROBIN
B&R TAQUERIA WHITE MARSH
CAJUN CAFE & GRILL
GameStop
MAMMA ILARDO'S
SARKU JAPAN
WOCKENFUSS CANDIES
G'LATO D'ITALIA
DAIRY QUEEN/ ORANGE JULIUS
CHARLEY'S GRILLED SUBS
GREEN TURTLE SPORTS BAR & GRILL
SUBWAY
MASTER WOK
THE GREAT COOKIE
AUNTIE ANNE'S
YOLAVIE
BISTRO SENSATIONS
SUNGLASS HUT
Chick-fil-A
JOURNEYS KIDZ
GAP
GAP KIDS
LITTMAN JEWELERS
TRAFFIC SHOES
HOT TOPIC
HAT WORLD
Foot Locker
THE PICTURE PEOPLE
THE CHILDREN'S PLACE
macy's
Justice
PEARLE VISION
LONDON TAILORS
FIRE & ICE
PERFUME COLLECTION
SLEEP NUMBER BY SELECT COMFORT
ELITE SPA
SPRINT
SPENCER GIFTS
MATTHEWS HALLMARK
deb
DRIVING IMPRESSIONS
Finish Line
PRETTY WOMAN
SUNCOAST PICTURES
sears

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

White Marsh Mall
8200 Perry Hall Boulevard
Baltimore, MD 21236
Loch Raven Reservoir
Pine Ridge Golf Course
Loch Raven Park
Gunpowder Falls State Park
Glen Arm
Hampton
Towson
Putty Hill
Carney
Perry Hall
White Marsh
Parkville
BALTIMORE COUNTY
Double Rock Park
Overlea
Mount Pleasant Golf Club
Harford/ Echodale
Hamilton
Herring Run Park
Rossville
Community College of Baltimore Co.-Essex
MedStar Franklin Square Medical Center
Martin State Airport
MARTIN STATE AIRPORT
MARC PENN LINE
Middle River
Rosedale
Batavia Park
BALTIMORE
Essex
Patterson Park
Johns Hopkins Bayview Medical Center
Eastpoint Mall
Canton
Inner Harbor
Fort McHenry Tunnel
Dundalk
Community College of Baltimore Co.-Dundalk
Southeastern
Harbor Tunnel
Back River
Bird River
Middle River
Chesapeake Bay
Rocky Point Park
Sparrows Point Country Club
Baltimore-Washington Intl. Airport 18 miles
Baltimore Beltway
John F. Kennedy Mem. Hwy.
Cromwell Bridge Rd
Manor Rd
Long Green Pike
Harford Rd
Belair Rd
Joppa Rd
Putty Hill Ave
Perring Pkwy
Taylor Ave
Northern Pkwy
Walther Ave
Echodale Ave
Cold Sprg Ln
Cedonia Ave
Belair Rd
Moravia Rd
Frankford Ave
Erdman Ave
Sinclair Ln
Edison Hwy
Monument St
Highland Ave
Eastern Ave
O'Donnell St
Boston St
Holabird Ave
Broening Hwy
Keith Ave
Dundalk Ave
Merritt Blvd
Point Rd
Wise Ave
Golden Ring Rd
Philadelphia Rd
Pulaski Hwy
Rossville Blvd
Middle River Rd
Bird River Rd
Ebenezer Rd
Whitemarsh Blvd
Philadelphia Rd
Pulaski Hwy
Perry Hall Blvd
Wenner Blvd
Mace Ave
S. Marlyn Ave
Back River Neck Rd
Eastern Ave
147
695
41
542
43
1
95
7
40
150
700
587
702
151
895
BALTIMORE
Cockeysville
Reisterstown
Lutherville-Timonium
Towson
Carney
Perry Hall
Owings Mills
Pikesville
Parkville
White Marsh
Joppatowne
Edgewood
Bel Air
Randallstown
Lochearn
Middle River
Essex
Woodlawn
Rosedale
Dundalk
Ellicott City
Catonsville
Columbia
Edgemere
Chesapeake Bay
Severn
Laurel
Odenton
Arnold
Glen Burnie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – White Marsh Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$80,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$80,000,000			Location:	Baltimore, MD
% of Initial Pool Balance:	5.7%			Size:	702,317 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$270.53
Borrower Name:	White Marsh Mall Holding, LLC; White Marsh Anchor Acquisition, LLC			Year Built/Renovated:	1981/2012

Sponsors:	GGPLP Real Estate Inc.; White Marsh Mall, LLC			Title Vesting:	Fee

Mortgage Rate:	3.658%			Property Manager:	Self-managed
Note Date:	May 1, 2013			3rd Most Recent Occupancy (As of):	90.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.1% (12/31/2011)
Maturity Date:	May 1, 2021			Most Recent Occupancy (As of):	94.9% (12/31/2012)
IO Period:	96 months			Current Occupancy (As of)(3):	96.6% (2/28/2013)
Loan Term (Original):	96 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$16,818,921 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$17,065,240 (12/31/2011)
Call Protection:	L(26),D(63),O(7)			Most Recent NOI (As of):	$17,253,512 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$27,159,676
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$7,664,488
				U/W NOI(4):	$19,495,188
				U/W NCF:	$18,715,906
				U/W NOI DSCR(1):	2.77x
Escrows and Reserves(2):				U/W NCF DSCR(1):	2.66x
				U/W NOI Debt Yield(1):	10.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.9%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$300,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 11, 2013
Replacement Reserves	$0	Springing	$140,734	Cut-off Date LTV Ratio(1):	63.3%
TI/LC Reserve	$0	Springing	$335,060
Tenants Specific TI/LC Reserve	$1,215,290	$0	NAP	LTV Ratio at Maturity or ARD(1):	63.3%

(1)
The White Marsh Mall Loan Combination, totalling $190,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and will be contributed to the WFCM 2013-LC12 Trust.  Note A-1 had an original principal balance of $110,000,000 and was contributed to the WFRBS 2013-C14 Trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the White Marsh Mall Loan Combination.

(2)	See “Escrows” section.
(3)	Occupancy includes 24,245 square feet attributed to temporary tenants that were not included in Annual U/W Base Rent.
(4)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “White Marsh Mall Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Baltimore, Maryland (the “White Marsh Mall Property”).  The White Marsh Mall Loan Combination was originated on May 1, 2013 by Wells Fargo Bank, National Association.  The White Marsh Mall Loan Combination had an original principal balance of $190,000,000, has an outstanding principal balance as of the Cut-off Date of $190,000,000 and accrues interest at an interest rate of 3.658% per annum.  The White Marsh Mall Loan Combination had an initial term of 96 months, has a remaining term of 94 months as of the Cut-off Date and requires interest-only payments through the term of the White Marsh Mall Loan Combination. The White Marsh Mall Loan Combination matures on May 1, 2021. See “Description of the Mortgage Pool – Split Loan Structures – The White Marsh Mall Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-2, which will be contributed to the WFCM 2013-LC12 Trust, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000. Note A-1, which had an original principal balance of $110,000,000 and represents the controlling interest in the White Marsh Mall Loan Combination, was contributed to the WFRBS 2013-C14 Trust (the “White Marsh Mall Companion Loan”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Following the lockout period, the borrower has the right to defease the White Marsh Mall Loan Combination in whole, but not in part, on any date before November 1, 2020.  In addition, the White Marsh Mall Loan Combination is prepayable without penalty on any date on or after November 1, 2020.

Sources and Uses

Sources			Uses
Original loan combination amount	$190,000,000	100.0%	Loan payoff	$179,431,903	94.4%
			Reserves	1,215,290	0.6
			Closing costs	1,351,769	0.7
			Return of equity	8,001,038	4.2
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

The Property.  The White Marsh Mall Property is a two-story regional mall located in Baltimore, Maryland that contains approximately 1,168,327 square feet of which 702,317 square feet secures the White Marsh Mall Loan Combination.  The White Marsh Mall Property is anchored by three non-collateral anchors (Sears, Macy’s and JC Penney), Boscov’s and Macy’s Home Store.  The White Marsh Mall Property is situated on 84.5 acres and was built in 1981 and renovated in 2004 and 2012.  Parking is provided by 6,732 surface parking spaces, resulting in a parking ratio of 9.6 spaces per 1,000 square feet of net rentable area.  The White Marsh Mall Property’s mix of in-line tenants includes Forever 21, Gap, Victoria’s Secret, American Eagle Outfitters, Express and Bath & Body Works.  For the trailing 12-month period ending January 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $423 per square foot with an average occupancy cost of 14.5%.  As of February 28, 2013, the White Marsh Mall Property was 96.6% leased to 146 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The following table presents certain information relating to the tenancies at the White Marsh Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Sears	CCC/B3/CCC+	167,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	162,400	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney	B-/Caa1/CCC+	136,610	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Boscov’s	NR/NR/NR	197,345	28.1%	$3.04	$600,000	3.7%	NAV	NAV	1/31/2028
Macy’s Home Store	BBB/Baa3/BBB	60,000	8.5%	$0.00(4)	$0(4)	0.0%	NAV	NAV	1/31/2018(5)
Total Anchor Tenants – Collateral		257,345	36.6%	$2.33	$600,000	3.7%

Major Tenants – Collateral
Sports Authority	NR/B3/B-	53,634	7.6%	$14.44	$774,705	4.8%	$91	21.2%	1/31/2022
Forever 21(6)	NR/NR/NR	14,959	2.1%	$34.46	$515,487	3.2%	$436	12.2%	8/31/2023
Gap	BBB-/Baa3/BBB-	9,295	1.3%	$46.08	$428,305	2.6%	$162	10.5%	4/30/2016
Littman Jewelers	NR/NR/NR	2,747	0.4%	$116.00	$318,652	2.0%	$841	17.4%	9/30/2016
The Children’s Place	NR/NR/NR	5,070	0.7%	$57.80	$293,067	1.8%	$384	15.9%	1/31/2017
Disney Store	A/A2/A	5,200	0.7%	$56.12	$291,826	1.8%	$300	19.8%	1/31/2018
Victoria’s Secret	BB+/Ba1/BB+	9,500	1.4%	$30.00	$285,000	1.8%	$592	10.1%	1/31/2023
Green Turtle Sports Bar & Grill	NR/NR/NR	5,943	0.8%	$45.00	$267,435	1.7%	NAV	NAV	9/30/2022
Foot Locker	NR/NR/NR	3,958	0.6%	$65.92	$260,911	1.6%	$447	15.3%	1/31/2023
Buffalo Wild Wings Grill & Bar	NR/NR/NR	6,791	1.0%	$37.00	$251,267	1.6%	$545	7.6%	12/31/2021
Total Major Tenants – Collateral		117,097	16.7%	$31.48	$3,686,656	22.8%

Non-Major Tenants - Collateral(7)		303,766	43.3%	$42.58	$11,902,355	73.5%

Occupied Collateral Total(7)		678,208	96.6%	$24.76	$16,189,011	100.0%

Vacant Space		24,109	3.4%

Collateral Total(6)		702,317	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through May 2014.
(3)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending January 31, 2013.
(4)	Macy’s Home Store has an annual contractual rent of $1 plus reimbursements; therefore, no rent was underwritten for this tenant.
(5)	Macy’s Home Store has 15 five-year extension options upon lease expiration.
(6)
Forever 21 currently occupies a temporary space containing 4,996 square feet with a lease expiration date of August 31, 2013.  The tenant has a signed lease to expand to a 14,959 square foot space.  The Sales PSF and Occupancy Cost shown are based on the tenant’s previous space, which contained 6,281 square feet.

(7)
Occupancy includes 24,245 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent.  The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total excludes the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The following table presents certain information relating to the historical sales and occupancy costs at the White Marsh Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 1/31/2013
Boscov’s	NAV	NAV	NAV	NAV
Macy’s Home Store	NAV	NAV	NAV	NAV
Sports Authority	$101	$97	$97	$91
Forever 21	$424	$452	$429	$436
Gap	$206	$171	$160	$162
Littman Jewelers	$1,052	$1,099	$852	$841
The Children’s Place	$371	$367	$381	$384
Disney Store	$311	$289	$298	$300
Victoria’s Secret	$457	$555	$583	$592
Green Turtle Sports Bar & Grill	NAV	NAV	NAV	NAV
Foot Locker	$370	$433	$446	$447
Buffalo Wild Wings Grill & Bar	$533	$534	$571	$545

Total In-line (<10,000 square feet)	$392	$414	$428	$423
Occupancy Costs	15.0%	14.9%	14.8%	14.5%

(1) Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the White Marsh Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	12	20,203	2.9%	20,203	2.9%	$73,915	$153.99
2013(5)	11	8,512	1.2%	28,715	4.1%	$249,946	$38.52
2014(6)	20	40,494	5.8%	69,209	9.9%	$1,219,575	$31.28
2015(7)	22	53,798	7.7%	123,007	17.5%	$2,462,319	$46.64
2016	19	54,665	7.8%	177,672	25.3%	$2,565,345	$46.93
2017	11	37,000	5.3%	214,672	30.6%	$1,581,861	$42.75
2018	15	84,825	12.1%	299,497	42.6%	$1,429,013	$16.85
2019	6	9,741	1.4%	309,238	44.0%	$659,275	$67.68
2020	3	2,825	0.4%	312,063	44.4%	$206,912	$73.24
2021	9	37,355	5.3%	349,418	49.8%	$1,482,942	$39.70
2022	8	71,292	10.2%	420,710	59.9%	$1,608,087	$22.56
2023	6	43,722	6.2%	464,432	66.1%	$1,479,019	$33.83
Thereafter	4	213,776	30.4%	678,208	96.6%	$1,170,802	$5.48
Vacant	0	24,109	3.4%	702,317	100.0%	$0	$0.00
Total/Weighted Average	146	702,317	100.0%			$16,189,011	$24.76

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and square footage attributed to temporary tenants, which were not included in Annual U/W Base Rent.
(4)	Includes 11 temporary tenants totaling 19,723 square feet that were not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.
(5)	Includes six temporary tenants totaling 2,023 square feet that were not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.
(6)
Includes seven temporary tenants totaling 1,499 square feet that were not included in Annual U/W Base Rent.  The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.

(7)	Includes one temporary tenant totaling 1,000 square feet that was not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to this tenant.

The following table presents historical occupancy percentages at the White Marsh Mall Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/28/2013
90.7%	95.1%	94.9%	96.6%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the White Marsh Mall Property:

Cash Flow Analysis

	2010	2011	2012	U/W(1)	U/W $ per SF
Base Rent	$13,037,744	$13,081,252	$13,673,023	$16,189,011	$23.05
Grossed Up Vacant Space	0	0	0	887,676	1.26
Percentage Rent	701,282	418,571	366,872	270,271	0.38
Total Reimbursables	6,959,713	7,453,448	7,456,890	8,067,747	11.49
Other Income	2,902,426	3,235,075	2,969,607	2,632,647	3.75
Less Vacancy & Credit Loss	(59,003)	(59,003)	(63,146)	(887,676)(2)	(1.26)
Effective Gross Income	$23,542,162	$24,129,343	$24,403,246	$27,159,676	$38.67

Total Operating Expenses	$6,723,241	$7,064,102	$7,149,734	$7,664,488	$10.91

Net Operating Income	$16,818,921	$17,065,240	$17,253,512	$19,495,188	$27.76
TI/LC	0	0	0	638,819	0.91
Capital Expenditures	0	0	0	140,463	0.20
Net Cash Flow	$16,818,921	$17,065,240	$17,253,512	$18,715,906	$26.65

NOI DSCR(3)	2.39x	2.42x	2.45x	2.77x
NCF DSCR(3)	2.39x	2.42x	2.45x	2.66x
NOI DY(3)	8.9%	9.0%	9.1%	10.3%
NCF DY(3)	8.9%	9.0%	9.1%	9.9%

(1)
The increase in U/W NOI compared to historical NOI is attributable to recent leasing activity at the White Marsh Mall Property. 21 tenants accounting for 37.4% of the net rentable area and 16.6% of the underwritten base rent executed new leases in 2012 and 2013.

(2)	The underwritten economic vacancy is 5.2%. The White Marsh Mall Property was 96.6% physically occupied as of February 28, 2013.
(3)	DSCRs and debt yields are based on the White Marsh Mall Loan Combination.

Appraisal.  As of the appraisal valuation date of April 11, 2013, the White Marsh Mall Property had an “as-is” appraised value of $300,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated April 17, 2013, there was no evidence of any recognized environmental conditions at the White Marsh Mall Property.

Market Overview and Competition.  The White Marsh Mall Property is located along the south side of White Marsh Boulevard (Maryland Route 43) in the Middle River-White Marsh area of southeastern Baltimore County.  The White Marsh Mall Property is located approximately 12 miles northeast of the Baltimore central business district, approximately 39 miles northeast of the Washington, D.C. central business district and within five miles of the communities of Middle River, White Marsh, Perry Hall, Rosedale and Essex.  In addition, the White Marsh Mall Property is situated approximately four miles northeast of the interchange of Interstate 695 and Interstate 95, which provide primary access to the area.  According to the appraisal, as of 2012, the estimated population within a five-mile and 10-mile radius of the White Marsh Mall Property was 243,109 and 813,778, respectively.  The estimated household income within the same five-mile and 10-mile radii was $66,333 and $64,753, respectively.

According to a third party market research report, the White Marsh Mall Property is located within the Baltimore County East submarket, which has an estimated inventory of 984 retail buildings totaling approximately 5.5 million square feet with a 3.2% vacancy rate, as of the first quarter of 2013.  The appraiser concluded to a market rent of $37.04 per square foot, on a triple net basis, for the White Marsh Mall Property.

The following table presents certain information relating to comparable retail properties for White Marsh Mall Property:

Competitive Set(1)

	White Marsh Mall (Subject)	Towson Town Center	Hartford Mall	Eastpoint Mall	Marley Station
Location	Baltimore, MD	Towson, MD	Bel Air, MD	Baltimore, MD	Glen Burnie, MD
Distance from Subject	--	7.3 miles	11.8 miles	6.0 miles	17.5 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1981/2012	1959/2008	1972/2007	1957/1991	1987/1996
Anchors	Sears, Macy’s, JC Penney, Boscov’s, Macy’s Home Store	Crate & Barrel, Macy’s, Nordstrom, Nordstrom Rack	Macy’s, Sears	Burlington Coat Factory, JC Penney, Sears, Value City	JC Penney, Macy’s, Sears, Vacant
Total GLA	702,317 SF	1,050,064 SF	505,345 SF	851,314 SF	1,069,186 SF
Total Occupancy	97%	98%	99%	80%	86%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The Borrower.  The borrower consists of White Marsh Mall Holding, LLC and White Marsh Anchor Acquisition, LLC, each of which is a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the White Marsh Mall Loan Combination.  GGPLP Real Estate Inc. and White Marsh Mall, LLC, the loan sponsors, are the guarantors of certain nonrecourse carveouts under the White Marsh Mall Loan Combination.

The Sponsor.  The sponsors are GGPLP Real Estate Inc. (“GGP”) and White Marsh Mall, LLC.  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q.  As of March 31, 2013, GGP’s portfolio consisted of 142 regional malls totaling approximately 134 million square feet which generated sales of $558 per square foot for the trailing 12-month period ending March 31, 2013.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. See “Risk Factors – The Borrower’s Form of Entity May Cause Special Risks” in the Free Writing Prospectus.

Escrows. Upon origination, the borrower issued a guaranty for $1,215,290 in connection with outstanding tenant improvement allowances for Red Robin Burgers ($328,900), Green Turtle Sports Bar & Grill ($237,720), Buca di Beppo ($225,000), New York & Company ($188,430), Pink ($166,000) and Sleep By Number ($69,240).

The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with proof of full payment within a timely manner; and (iii) a Trigger Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; (iii) the borrower provides the lender with paid receipts satisfactory to the lender that all insurance premiums have been and continue to be fully and timely paid. The loan documents do not require monthly escrows for replacement reserves as long as no Trigger Event Period exists and is continuing. During a Trigger Event Period, the borrower is required to deposit monthly replacement reserves in an amount equal to $11,728 (subject to a cap of $140,734). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event Period exists and is continuing.  During a Trigger Event Period, the borrower is required to deposit monthly into the escrow account for tenant improvement and leasing commissions in an amount equal to $27,922 (subject to a cap of $335,060).

A “Trigger Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar quarter.  A Trigger Event Period will expire upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management.  The White Marsh Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt.  Prior to the occurrence of a Trigger Event Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Trigger Event Period, all excess cash flow is swept on a monthly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

Property Management.  The White Marsh Mall Property is managed by an affiliate of the sponsor.

Assumption.  The borrower has the right to transfer the White Marsh Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing, (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee, and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

In addition, the loan documents permit equity transfers of direct or indirect equity interests in the borrower or any shareholder, partner, member or non-member manager of the borrower subject to certain conditions, including not less than 50% of equity interests in the borrower being owned by a Qualified Equityholder (as defined below) and controls the borrower.

A “Qualified Equityholder” is defined as General Growth Properties, Inc. or an affiliate, or other institution having total assets in excess of $600 million and capital/statutory surplus in excess of $250 million, or any permitted mezzanine lender or party for whom written confirmation from Fitch, KBRA and Moody’s has been obtained that the transfer to the entity in question will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations have been obtained with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

Partial Release. The White Marsh Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Real Estate Substitution. The White Marsh Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the White Marsh Mall borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; and (iii) delivery to the lender of an acceptable (as defined in the loan documents) Phase I report and a physical conditions report (if the substitution parcel is improved).

Subordinate and Mezzanine Indebtedness.  There is no existing mezzanine debt related to the White Marsh Mall Loan Combination, however future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) no event of default has occurred and is continuing; (ii) the lender receives no less than 30 days prior written notice; (iii) an intercreditor agreement in form and substance acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the White Marsh Mall Companion Loan and reasonably acceptable to the lender; (iv) the combined debt service coverage ratio is not less than the debt service coverage ratio of the White Marsh Mall Loan Combination at origination; (v) the combined loan-to-value ratio will not be greater than 70%; (vi) the total debt service coverage ratio will not be less than 2.64x; and (vii) delivery of mezzanine loan documents reasonably acceptable to the lender and acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the White Marsh Mall Companion Loan.

The loan documents permit certain sponsor affiliates (“GGP Top Tier Entities”) to pledge indirect ownership interests to a Qualified Pledgee (an institution having at least $600 million in total assets and $250 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation has been obtained) subject to certain conditions, including: (i) the pledge is given in connection with a credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither the granting or exercise of remedies related to the pledge shall result in the White Marsh Mall Property’s being managed by a party other than the White Marsh Mall borrower or a Qualified Manager (as defined in the White Marsh Mall Loan Combination documents).

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the White Marsh Mall Property; provided, however, that the borrower will not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIA or similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 90 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

RIMROCK MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

Dillard's
LUCKY LIL'S
HAPPY DAYS
LESLIE'S HALLMARK
HOT TOPIC
AMERICAN EAGLE OUTFITTERS
deb
TILT
SPENCER GIFTS
PACSUN
CHAMPS
AÉROPOSTALE
ICING
MOTHERHOOD
GameStop
KIDDIE KANDIDS
Abercrombie & Fitch
THE CHILDREN'S PLACE
Payless
VACANT
KAY
TRADE HOUSE SHOES
SELECT COMFORT
SAMUELS JEWELERS
IN THE DOG HOUSE AGAIN
CELLAIRS
VACANT
ASIAN EXPRESS
MALL OFFICE
dressbarn
rue21
MASTER CUTS
WHITE HOUSE BLACK MARKET
Bath&Body Works
VANITY
ZUMIEZ
VACANT
CELLULAR PLUS
Lids
claire's
VICTORIA'S SECRET
wet seal
GAP
SCHEELS
foot Locker
Dillard's
Mens and Children's
jcpenney
CHRISTOPHER & BANKS
MAURICES
Herberger's
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

CANADA
UNITED STATES
WATERTON LAKES NP
GRASSLANDS NATL. PARK
GLACIER NATL. PARK
Whitefish
Sandpoint
Kalispell
Havre
Williston
GREAT FALLS
MONTANA
ND
MISSOULA
Helena
Lewistown
Miles City
IDAHO
Butte
Bozeman
BILLINGS
SD
Livingston
SALMON RIVER MTS.
Sheridan
Spearfish
YELLOWSTONE NATIONAL PARK
Cody
WYOMING
YELLOWSTONE COUNTY
Billings Logan International Airport
Lake Elmo
Lake Elmo State Park
Lake Hills Golf Club
Gleneagles Blvd.
Wicks Ln.
Babcock Blvd.
Lake Elmo Dr.
Main St.
Bench Blvd.
Hilltop Rd.
E. Airport Rd.
MetraPark Arena
Rimrock Rd.
Rocky Mountain College
Yellowstone County Museum
Montana State University-Billings
Yellowstone Downs
Poly Dr.
N. 22nd St.
6th Ave. N.
Rimrock Opera
St. Vincents Healthcare
Hilands Golf Club
N. 32nd St.
Billings Clinic and Hospital
Rose Park
Pioneer Park
N. 13th St. W.
Rehberg Ln.
Grand Ave.
Daylis Stadium
Downtown
Court House
BILLINGS
Moss Mansion Museum
Alberta Bair Theater
Division St.
Shiloh Rd.
Peter Yegen Jr. Golf Club
Broadwater Ave.
N. 24th St. W.
N. 12th St. W.
Montana Ave.
1st Ave. S.
6th Ave. S.
S. 27th St.
Josephine Park
MSU-Billings College of Technology
Central Ave.
State Ave.
Stewart Park
Exchange City Golf Course
Plainview St.
Monad Rd.
Sugar Ave.
S. 32nd St. W.
Billings Blvd.
Jackson St.
King Ave.
King Ave.
S. 24th St. W.
Yellowstone River
Rimrock Mall
300 South 24th Street West
Billings, MT 59102
Billings Hotel and Convention Center
S. 40th St. W.
Gabel Rd.
Riverfront Park
Hesper Rd.
S. Billings Blvd.
South Hills Motorcycle Area
Zoo Montana
Blue Creek Rd.
Briarwood Country Club
Yellowstone National Park 192 miles
Yellowstone River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Rimrock Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$77,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$77,000,000			Location:	Billings, MT
% of Initial Pool Balance:	5.5%			Size:	428,661 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$179.63
Borrower Name:	Rimrock Owner, L.P.			Year Built/Renovated:	1975/2011
Sponsor:	Starwood Capital Global Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.286%			Property Manager:	Self-managed
Note Date:	June 4, 2013			3rd Most Recent Occupancy (As of)(2):	95.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	93.6% (12/31/2011)
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of)(2):	93.8% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of)(2):	97.3% (4/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$7,768,387 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,932,319 (12/31/2012)
Call Protection:	L(18),GRTR1% or YM(6),D or GRTR 1% or YM(89),O(7)			Most Recent NOI (As of):	$8,124,291 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$11,839,035
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$3,647,352
				U/W NOI:	$8,191,683
				U/W NCF:	$7,742,945
				U/W NOI DSCR:	1.79x
Escrows and Reserves(1):				U/W NCF DSCR:	1.70x
				U/W NOI Debt Yield:	10.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$112,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 10, 2013
Replacement Reserves	$0	Springing	$86,000	Cut-off Date LTV Ratio:	68.8%
TI/LC Reserve	$149,490	Springing	$279,000	LTV Ratio at Maturity or ARD:	62.7%

(1)	See “Escrows” section.
(2)	Historical and current occupancy includes temporary and seasonal tenants. As of April 30, 2013, the occupancy exclusive of these tenants was 96.3%.

The Mortgage Loan.  The mortgage loan (the “Rimrock Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Billings, Montana (the “Rimrock Mall Property”). The Rimrock Mall Mortgage Loan was originated on June 4, 2013 by The Royal Bank of Scotland plc. The Rimrock Mall Mortgage Loan had an original principal balance of $77,000,000, has an outstanding principal balance as of the Cut-off Date of $77,000,000 and accrues interest at an interest rate of 4.286% per annum.  The Rimrock Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Rimrock Mall Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrower has the right to prepay the Rimrock Mall Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding loan balance.  Following the defeasance lockout period, the borrower will also have the right to defease the Rimrock Mall Mortgage Loan in whole, but not in part, on any due date before January 1, 2023. In addition, the Rimrock Mall Mortgage Loan is prepayable without penalty on any due date on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

Sources and Uses

Sources			Uses
Original loan amount	$77,000,000	68.5%	Purchase Price	$111,375,000	99.1%
Sponsor’s new cash contribution	35,416,391	31.5	Reserve	149,490	0.1
			Closing costs	891,901	0.8
Total Sources	$112,416,391	100.0%	Total Uses	$112,416,391	100.0%

The Property.  The Rimrock Mall Property is comprised of a 586,446 square foot regional mall located in the Billings primary retail corridor, approximately two miles east of the Billings, Montana central business district.  The collateral for the Rimrock Mall Mortgage Loan consists of 428,661 square feet of the 586,446 square foot mall. The Rimrock Mall Property is anchored by Dillard’s and Dillard’s Men’s & Children’s (neither of which are part of the collateral) and JC Penney, Herberger’s and Scheels All Sports.  The Rimrock Mall Property was built in 1975 and underwent renovations in 1999, 2007 and 2011.  In-line stores include Wynnsong 10 (movie theater), Victoria’s Secret, Gap, Foot Locker, Abercrombie & Fitch, Aeropostale and American Eagle, among others. The Rimrock Mall Property is the only anchored mall within a 150-mile radius and contains 3,181 surface parking spaces reflecting a parking ratio of 5.4 spaces per 1,000 square feet of net rentable area. For the trailing 12-month period ending March 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $445 per square foot with an average occupancy cost of 10.6%. As of April 30, 2013, the Rimrock Mall Property was 97.3% occupied by approximately 75 tenants, including seasonal and temporary tenants, and 96.3% leased excluding seasonal and temporary tenants.

The following table presents certain information relating to the tenancies at the Rimrock Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Dillard’s	BBB-/Ba3/BB+	97,821	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Dillard’s Men’s & Children’s	BBB-/Ba3/BB+	59,964	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Scheels All Sports	NR/NR/NR	41,785	9.7%	$11.01	$460,000	7.1%	$602	3.8%	9/30/2014(5)
Herberger’s	B-/Caa3/B-	53,317	12.4%	$5.16	$275,000	4.2%	$168	4.6%	12/31/2017(6)
JC Penney	B-/Caa1/CCC+	96,800	22.6%	$2.30	$222,768	3.4%	$164	1.8%	1/31/2016(7)
Total Anchor Tenants - Collateral		191,902	44.8%	$4.99	$957,768	14.8%

Major Tenants – Collateral

Wynnsong 10 (Movie Theater)	NR/B2/B	32,000	7.5%	$6.66	$213,120	3.3%	$180,208(8)	18.4%	6/30/2024
Dress Barn	NR/NR/NR	10,608	2.5%	$14.22	$150,858	2.3%	$127	13.7%	6/30/2022
Deb Shops	NR/NR/NR	8,199	1.9%	$13.94	$114,294	1.8%	$137	11.2%	1/31/2017
The Gap	BBB-/Baa3/BBB-	8,504	2.0%	$10.00	$85,040	1.3%	$183	11.8%	7/31/2014
Total Major Tenants - Collateral		59,311	13.8%	$9.50	$563,312	8.7%

Non-Major Tenants - Collateral		165,688	38.7%	$29.93	$4,958,999	76.5%

Occupied Collateral Total(9)		416,901	97.3%	$15.54	$6,480,079	100.0%

Vacant Space		11,760	2.7%

Collateral Total		428,661	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through March 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending April 30, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)
Scheels All Sports indicated they do not intend to renew their lease and may vacate prior to the lease expiration date, but will continue to pay rent until lease expiration. They intend to move into a new big box store built proximate to the Rimrock Mall Property specifically for them.

(6)	Herberger’s has one, five-year extension option upon lease expiration.
(7)	JC Penney has four, five-year extension options upon lease expiration.
(8)	Wynnsong 10 operates 10 stadium-seating screens and reported sales of $180,208 per screen for the trailing 12-month period ending March 31, 2013.
(9)	Occupancy includes 3,964 square feet attributed to temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Rimrock Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 3/31/2013
JC Penney	$200	$200	$206	$164
Herberger’s	$171	$170	$167	$168
Scheels All Sports	$417	$474	$573	$602
Wynnsong 10	(2)	(2)	(2)	(2)
Dress Barn	NAV	NAV	$117	$127
Gap	$190	$171	$181	$183
Deb Shops	$117	$137	$136	$137
Abercrombie & Fitch	$189	$186	$172	$167

Total In-line (<10,000 square feet)(3)	$368	$410	$433	$445
Occupancy Costs	11.5%	11.1%	10.4%	10.6%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for Wynnsong 10 (10 stadium-seating screens) were $187,187, $174,156, $186,269 and $180,208 in 2010, 2011, 2012 and the trailing 12-month period ending March 31, 2013, respectively.
(3)	Represents tenants less than 10,000 square feet who reported sales for two years prior to each trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Rimrock Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013(4)	2	3,133	0.7%	3,133	0.7%	$90,000	$28.73
2014(5)(6)	11	68,606	16.0%	71,739	16.7%	$1,112,209	$16.21
2015	12	38,792	9.0%	110,531	25.8%	$957,636	$24.69
2016	8	105,332	24.6%	215,863	50.4%	$660,096	$6.27
2017	11	81,359	19.0%	297,222	69.3%	$889,960	$10.94
2018	6	15,651	3.7%	312,873	73.0%	$602,979	$38.53
2019	4	6,450	1.5%	319,323	74.5%	$298,668	$46.31
2020	1	1,292	0.3%	320,615	74.8%	$45,233	$35.01
2021	4	8,964	2.1%	329,579	76.9%	$440,235	$49.11
2022	7	30,798	7.2%	360,377	84.1%	$625,614	$20.31
2023	4	19,636	4.6%	380,013	88.7%	$358,367	$18.25
Thereafter	5	36,888	8.6%	416,901	97.3%	$399,082	$10.82
Vacant	0	11,760	2.7%	428,661	100.0%	$0	$0.00
Total/Weighted Average	75	428,661	100.0%			$6,480,079	$15.54

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes one temporary tenant totalling 2,989 square feet.
(5)	Includes one temporary tenant totalling 975 square feet.
(6)
Scheels All Sports indicated they do not intend to renew their lease and may vacate prior to the lease end date, but have indicated that they will continue to pay rent until lease expiration. They intend to move into a new big box store built proximate to the Rimrock Mall Property specifically for them.

The following table presents historical occupancy percentages at the Rimrock Mall Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	4/30/2013

95.4%	93.6%	93.8%	97.3%

(1)	Information obtained from the borrower.
(2)	Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rimrock Mall Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$6,028,667	$6,013,812	$6,068,503	$6,480,079(1)	$15.12
Grossed Up Vacant Space	0	0	0	630,826	1.47
Percentage Rent	312,022	352,285	410,455	268,175(2)	0.63
Total Reimbursables	3,868,909	4,177,120	4,360,824	4,377,592	10.21
Other Income	643,314	728,631	713,189	713,189	1.66
Less Vacancy & Credit Loss	(13,748)	(15,964)	(27,219)	(630,826)(3)	(1.47)
Effective Gross Income	$10,839,164	$11,255,884	$11,525,752	$11,839,035	$27.62

Total Operating Expenses	$3,070,777	$3,323,565	$3,401,461	$3,647,352	$8.51

Net Operating Income	$7,768,387	$7,932,319	$8,124,291	$8,191,683	$19.11
TI/LC	0	0	0	363,006	0.85
Capital Expenditures	0	0	0	85,732	0.20
Net Cash Flow	$7,768,387	$7,932,319	$8,124,291	$7,742,945	$18.06

NOI DSCR	1.70x	1.74x	1.78x	1.79x
NCF DSCR	1.70x	1.74x	1.78x	1.70x
NOI DY	10.1%	10.3%	10.6%	10.6%
NCF DY	10.1%	10.3%	10.6%	10.1%

(1)
Scheels All Sports base rent was underwritten but they have indicated they do not intend to renew their lease and may vacate prior to the lease expiration date but have indicated that they will continue to pay rent until lease expiration.

(2)	Percentage Rent includes $268,175 of percentage overage rent.
(3)
The underwritten economic vacancy is 5.2%. The Rimrock Mall Property was 97.3% physically occupied inclusive of seasonal and temporary tenants and 96.3% physically occupied exclusive of seasonal and temporary tenants as of April 30, 2013.

Appraisal.  As of the appraisal valuation date of May 10, 2013, the Rimrock Mall Property had an “as-is” appraised value of $112,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated May 31, 2013, there was no evidence of any recognized environmental condition at the Rimrock Mall Property.

Market Overview and Competition.  The Rimrock Mall Property is located approximately two miles from the central business district of Billings, Montana and less than one mile northwest of Interstate 90.  Located on the northwest corner of South 24th Street, the Rimrock Mall Property serves as the retail hub of the Billings metropolitan statistical area, and is approximately four miles southwest of the Billings Logan International Airport.

According to the appraisal, the Rimrock Mall Property has a primary trade area that encompasses 20 miles within the Billings metropolitan statistical area.  Per the appraisal, 2013 population and average household income for the trade area were reported at 62,114 and $62,596, respectively.  According to the appraiser, the Rimrock Mall Property is the only regional mall within 150 miles and draws from one of the largest trade areas in the country. Billings is the largest city within 350 square miles and the Billings metropolitan statistical area is the largest in the state.

The appraiser estimated market rent for in-line tenants under 10,000 square feet to be $25.77 per square foot on a modified gross basis and $13.94 for in-line tenants over 10,000 square feet on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the Billings retail market to have a vacancy rate of 4.7% as of the first quarter 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

The following table presents certain information relating to some comparable retail center properties for the Rimrock Mall Property:

Competitive Set(1)

	Rimrock Mall (Subject)	Shiloh Crossing	West Park Promenade	The Marketplace	Rimrock Plaza	Gallatin Valley Mall
Market	Billings, MT	Billings, MT	Billings, MT	Billings, MT	Billings, MT	Bozeman, MT
Distance from Subject	--	2.7 miles	2.3 miles	1.1 miles	<0.1 miles	150.0 miles
Property Type	Regional Mall	Anchored	Anchored	Power Center	Anchored	Regional Mall
Year Built/Renovated	1975/1999	2010/NAP	1960/1999	1992/2001	1989/NAP	1979/1990
Anchors	JC Penney, Herberger’s, Scheels All Sports, Dillard’s, Dillard’s Men’s & Children’s	Carmike 14 Theater, Kohl’s	Sears, Hastings, OZ Fitness	Best Buy, Big Bear, Home Depot, Michael’s, Office Depot, Petsmart	Target, TJ Maxx, Jo-Ann Fabrics	Macy’s, JC Penney, Gallatin Valley Cinemas
Total GLA	586,446 SF	225,000 SF	287,100 SF	860,000 SF	150,000 SF	334,780 SF
Total Occupancy	97%	95%	96%	100%	90%	95%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

The Borrower.  The borrower is Rimrock Owner, L.P., a Delaware limited partnership and a single purpose entity with a general partner, which is a single purpose entity with two independent managers.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rimrock Mall Mortgage Loan.  The borrower is 100% indirectly owned by Retail Portfolio I, L.P. and Retail Portfolio II, L.P., the guarantors of certain nonrecourse carveouts under the Rimrock Mall Mortgage Loan.

The Sponsor.  The sponsor, Starwood Capital Global Group, L.P. (“SCGG”), a subsidiary of Starwood Capital Group, is a privately held global investment firm owned by more than 60 partners.  SCGG has completed over 490 transactions representing assets of approximately $38.0 billion, with assets under management of approximately $23.0 billion, as of December 31, 2012.  SCGG has approximately 250 employees located across 10 offices in five countries and has invested approximately $12 billion of equity since 1991.  As of December 31, 2012, SCG has invested in 36.1 million square feet of office, 24.7 million square feet of retail, over 2,200 hotels, 67,100 multifamily and condominium units and over 9,500 acres of land in over 20 operating companies.

Escrows. No monthly tax escrow is required so long as no Trigger Period (as defined below) has occurred and is continuing under the Rimrock Mall Mortgage Loan.  No monthly insurance escrow payments are required so long as (i) no Trigger Period has occurred and is continuing under the Rimrock Mall Loan, or (ii) the insurance required to be maintained by the borrower is affected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions are required so long as no Trigger Period has occurred and is continuing. However, the loan documents provide for an upfront escrow in the amount of $149,490 for tenant improvement and leasing commissions (subject to a cap of $279,000).

Lockbox and Cash Management.  The Rimrock Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt.  Prior to the occurrence of a Trigger Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Trigger Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Trigger Period” will commence upon either of the following events: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.25x as of the end of any calendar quarter.  A Trigger Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Rimrock Mall Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Rimrock Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates; and (ii) the lender reasonably determines that the proposed transferee is majority owned and controlled by a qualified transferee (as defined in the loan documents) and guarantor is acceptable to lender in all respects.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 70.0%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.25x; (iv) the execution and delivery of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Rimrock Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

Grace Lake Corporate Center
1 Village Center Drive
Van Buren Township, MI 48111
Plymouth Township
Livonia
Redford
Canton
Westland
Garden City
Dearborn Heights
Inkster
Wayne
WAYNE COUNTY
Van Buren Township
Romulus
Taylor
Belleville
New Boston
Huron Township
Brownstown Township
Detroit Metro-Wayne County Airport
Willow Run Airport
Yankee Air Museum
Canton-Plymouth-Mettetal Airport
Centennial Park
Middle Rouge Parkway
William Holliday Forest Preserve
Westland Shopping Center
Lower Rouge Parkway
Fellows Creek Mun. Golf Course
Pheasant Run Golf Club
Inkster Valley Golf Club
Lower Rouge Parkway GC
Ford-Michigan Truck Plant
Ford-Wayne Integral Stamping Plant
Oakwood Annapolis Hospital
Garden City Hospital
Gateway Golf Club
GM Powertrain Facility
Woodlands of Van Buren
Shady Hollow Golf Course
Harbour Club Golf Course
Belleville Lake
Lower Huron Metropark
Willow Metropark
Willow Metropark Golf Course
Woodside Meadows Golf Course
Lakes of Taylor Golf Club
Warren Valley GC
Wonderland Village
Detroit Industrial Frwy
Detroit 16 miles
Ann Arbor 15 miles
MICHIGAN
DETROIT
WINDSOR
CANADA
ONTARIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Grace Lake Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$76,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$75,528,409			Location:	Van Buren Township, MI
% of Initial Pool Balance:	5.4%			Size:	882,949 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$85.54
Borrower Name:	Grace Lake, LLC			Year Built/Renovated:	2004/NAP
Sponsor:	Sovereign Partners, LLC			Title Vesting:	Fee
Mortgage Rate:	4.542143%			Property Manager:	Self-managed
Note Date:	March 22, 2013			3rd Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	NAV
Maturity Date:	April 6, 2023			Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(4):	100.0% (2/1/2013)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	276 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(3):	NAV
Interest Accrual Method:	30/360			2nd Most Recent NOI (As of)(3):	$11,186,687 (Annualized 2012)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of)(3):	$11,562,822 (Annualized T-10 2/28/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$14,019,518
Additional Debt Type(1):	Mezzanine			U/W Expenses:	$4,910,552
				U/W NOI(5):	$9,108,966
				U/W NCF:	$8,538,288
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.71x
				U/W NCF DSCR(1):	1.60x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.1%
Taxes	$591,261	$84,466	NAP	U/W NCF Debt Yield(1):	11.3%
Insurance	$62,483	$8,926	NAP	As-Is Appraised Value:	$122,750,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 26, 2013
Replacement Reserves	$0	$11,037	$412,017	Cut-off Date LTV Ratio(1):	61.5%
Deferred Maintenance	$265,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	42.6%

(1)	The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $2,994,780 (the “Grace Lake Corporate Center Mezzanine Loan”). As of the Cut-off Date, taking into account both the Grace Lake Corporate Center Mortgage Loan and the Grace Lake Corporate Center Mezzanine Loan, the total debt U/W NCF DSCR is 1.51x, the total debt Cut-off Date LTV ratio is 64.0% and the total debt U/W NCF Debt Yield is 10.9%. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers presented in the table above are based solely on the $76,000,000 senior financing.
(2)	See “Escrows” section.
(3)	Historical Occupancy and Financial Information is limited as the borrower entered into a sale-leaseback agreement with Visteon when the property was acquired in April 2012.
(4)	Current Occupancy includes approximately 132,552 square feet of dark space leased to Visteon and income from this space was included in the U/W NOI and U/W NCF. Visteon’s lease has an expiration date of April 16, 2027.
(5)	See “Cash Flow Analysis” section for detail on the decrease from Most Recent NOI to U/W NOI.

The Mortgage Loan. The mortgage loan (the “Grace Lake Corporate Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a class A suburban office property located in Van Buren Township, Michigan (the “Grace Lake Corporate Center Property”).  The Grace Lake Corporate Center Mortgage Loan was originated on March 22, 2013 by Ladder Capital Finance LLC.  The Grace Lake Corporate Center Mortgage Loan had an original balance of $76,000,000, has an outstanding principal balance as of the Cut-off Date of $75,528,409 and accrues interest at an interest rate of 4.542143% per annum.  The Grace Lake Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest based on a 23-year amortization schedule.  The Grace Lake Corporate Center Mortgage Loan matures on April 6, 2023.

Following the lockout period, the borrower has the right to defease the Grace Lake Corporate Center Mortgage Loan in whole, but not in part, on any date before January 6, 2023.  In addition, the Grace Lake Corporate Center Mortgage Loan is prepayable without penalty on any date on or after January 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$76,000,000	96.2%	Loan payoff	$65,202,152	82.5%
Original mezzanine loan	3,000,000	3.8	Reserves	918,744	1.2
			Closing costs	1,306,364	1.7
			Return of equity	11,572,740	14.6
Total Sources	$79,000,000	100.0%	Total Uses	$79,000,000	100.0%

The Property.  The Grace Lake Corporate Center Property is a class A corporate campus consisting of eight office buildings and three ancillary support buildings containing approximately 882,949 rentable square feet and is located in Van Buren Township, Michigan. The Grace Lake Corporate Center Property is situated on 282.5 acres and includes 3,098 parking spaces reflecting a parking ratio of 3.51 spaces per 1,000 square feet of net rentable area. The Grace Lake Corporate Center Property was completed in 2004 as a build-to-suit for Visteon and serves as Visteon’s corporate headquarters. The Grace Lake Corporate Center Property was developed at a total estimated cost of approximately $260.0 million. The sponsor acquired the Grace Lake Corporate Center Property from Visteon Corporation in 2012 and entered into a sale-leaseback agreement with Visteon Corporation for 527,857 square feet of the property.  The Grace Lake Corporate Center Property is composed primarily of class A corporate office space, with approximately 104,107 square feet of R&D space to serve its existing tenant base.  The Grace Lake Corporate Center Property has class A amenity build-outs throughout that include 11 to 14 foot ceiling heights, a full service cafeteria, fitness center, meeting/screening room, and various conference/break-out rooms, as well as shuttle service from the parking fields to the buildings. As of February 1, 2013, the Grace Lake Corporate Center Property was 100.0% leased to four tenants.

The following table presents certain information relating to the four current tenants at Grace Lake Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Visteon Corporation(2)	NR/B2/B+	527,857	59.8%	$7.41	$3,908,928	58.2%	4/16/2027
General Electric Company	NR/Aa3/AA+	286,060	32.4%	$7.62(3)	$2,180,588(3)	32.5%	Various(4)
Dana Limited	NR/B2/BB	67,589	7.7%	$8.98	$606,949	9.0%	7/31/2020(5)
Parda Federal Credit Union	NR/NR/NR	1,443	0.2%	$13.50	$19,481	0.3%	3/31/2016(6)
Total Major Tenants		882,949	100.0%	$7.61	$6,715,945	100.0%

Occupied Collateral Total		882,949	100.0%	$7.61	$6,715,945	100.0%

Vacant Space		0	0.0%

Collateral Total		882,949	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Approximately 132,552 square feet of Visteon’s space is dark. Visteon is currently paying full rent.
(3)
General Electric Company has a short term rent reduction of $50,115 for 42,833 square feet from July 2013 through September 2014. The Annual U/W Base Rent is based on the October 2014 long term base rent.

(4)	General Electric Company has multiple leases that expire as follows: 109,432 square feet in September 2017 and 176,628 square feet in September 2022.
(5)	Dana Limited has the right to terminate its lease as of July 2017 and July 2019 with 12 months notice and termination payment equal to all unamortized tenant improvements and leasing commissions.
(6)	Parda Federal Credit Union has the one-time right to terminate its lease if campus employment falls below 1,400 employees for a period in excess of three consecutive months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Grace Lake Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	1	1,443	0.2%	1,443	0.2%	$19,481	$13.50
2017	1	109,432	12.4%	110,875	12.6%	$836,215	$7.64
2018	0	0	0.0%	110,875	12.6%	$0	$0.00
2019	0	0	0.0%	110,875	12.6%	$0	$0.00
2020	1	67,589	7.7%	178,464	20.2%	$606,949	$8.98
2021	0	0	0.0%	178,464	20.2%	$0	$0.00
2022	2	176,628	20.0%	355,092	40.2%	$1,344,373	$7.61
2023	0	0	0.0%	355,092	40.2%	$0	$0.00
Thereafter	1	527,857	59.8%	882,949	100.0%	$3,908,928	$7.41
Vacant	0	0	0.0%	882,949	100.0%	$0	$0.00
Total/Weighted Average	6	882,949	100.0%			$6,715,945	$7.61

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Grace Lake Corporate Center Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	2/1/2013

NAV	NAV	100.0%	100.0%

(1) Information obtained from the borrower.
(2) Historical Occupancy is limited as the sponsor acquired the Grace Lake Corporate Center Property in 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grace Lake Corporate Center Property:

Cash Flow Analysis

	2012 Annualized	Annualized 10 2/28/2013	U/W(1)	U/W $ per SF
Base Rent	$6,470,013	$6,873,444	$6,715,945	$7.61
Grossed Up Vacant Space	0	0	0	0.00
Expense Recoveries	8,461,934	9,034,073	9,090,999	10.30
Other Income	16,629	19,396	26,400	0.03
Less Vacancy & Credit Loss	0	0	(1,813,827)(2)	(2.05)

Effective Gross Income	$14,948,576	$15,926,912	$14,019,518	$15.88

Total Operating Expenses	$3,761,890	$4,364,090	$4,910,552	$5.56

Net Operating Income	$11,186,687	$11,562,822	$9,108,966	$10.32
TI/LC	0	0	394,089	0.45
Capital Expenditures	0	0	176,590	0.20
Net Cash Flow	$11,186,687	$11,562,822	$8,538,288	$9.67

NOI DSCR	2.10x	2.17x	1.71x
NCF DSCR	2.10x	2.17x	1.60x
NOI DY	14.8%	15.3%	12.1%
NCF DY	14.8%	15.3%	11.3%

(1) The decrease in U/W Effective Gross Income from Effective Gross Income for the Annualized 10 February 28, 2013 is due to the U/W Vacancy & Credit Loss assumption.
(2) The underwritten economic vacancy is 11.5%. The Grace Lake Corporate Center Property was 100.0% leased and 85.0% physically occupied as of February 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

Appraisal.  As of the appraisal valuation date of February 26, 2013, the Grace Lake Corporate Center Property had an “as-is” appraised value of $122,750,000.

Environmental Matters.  The Grace Lake Corporate Center Property had various historical uses that resulted in soil and groundwater contamination with volatile and semi-volatile organic compounds, polychlorinated biphenyls (“PCBs”) and metals.  In addition, some suspected asbestos-containing materials are present on the property.  Soil was removed in 2002 from a portion of the Grace Lake Corporate Center Property to remediate the majority of the soil and groundwater issues and vapor barriers were installed when the improvements were constructed.  Subsequent testing in 2012 revealed that remaining contamination was below actionable levels at the Grace Lake Corporate Center Property, including areas that are commonly used by tenants of the Grace Lake Corporate Center Property.  The borrower submitted a Baseline Environmental Assessment under Michigan’s program that provides protection from liability for historical contamination.  The borrower is obligated to comply with an ongoing due care plan to retain the protection from liability for historical contamination and maintain an asbestos operations and maintenance plan.  The related borrower is further obligated to comply with an asbestos operations and maintenance plan in place for the Grace Lake Corporate Center Property.

Market Overview and Competition.  The Grace Lake Corporate Center Property is located in Van Buren Township, which is located in southeast Michigan. Grace Lake Corporate Center Property’s location near I-94 and I-275 provides access to areas throughout southeastern Michigan, western Michigan and northwestern Ohio. In addition to drawing potential office tenants from areas throughout Detroit’s suburbs, the Grace Lake Corporate Center Property provides a location for potential office tenants with employees commuting to the area from the west and south, including the Ann Arbor market, which is approximately 22 miles away from the Grace Lake Corporate Center Property.

According to the appraisal, although the Grace Lake Corporate Center Property is located outside of the I-275 Corridor submarket, it is most immediately impacted by trends in the I-275 Corridor submarket. The I-275 Corridor submarket contains approximately 5.2 million square feet of office space. The submarket vacancy and market rental rate for the I-275 Corridor submarket is approximately 21.1% and $17.05 per square foot on a full service gross basis, respectively, as of the fourth quarter of 2012.

The following table presents certain information relating to comparable office properties for the Grace Lake Corporate Center Property:

Competitive Set(1)

	Grace Lake Corporate Center (Subject)	Victor Corporate Center - West	Victor Corporate Center - East	Chrysler Group	International Automotive Components	Infineon	Henniges Automotive HQ
Location	Van Buren Township, MI	Livonia, MI	Livonia, MI	Auburn Hills, MI	Southfield, MI	Livonia, MI	Auburn Hills, MI
Distance from Subject	--	14.3 miles	14.3 miles	41.2 miles	26.5 miles	14.6 miles	41.8 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built	2004	1998	1998	2001	1972	2012	2012
Total GLA	882,949 SF	197,530 SF	175,195 SF	210,000 SF	114,397 SF	46,875 SF	55,490 SF
Total Occupancy	100%	100%	100%	100%	100%	100%	100%
(1)	Information obtained from the appraisal.

The Borrower. The borrower is Grace Lake, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grace Lake Corporate Center Mortgage Loan. Cyrus Sakhai, a co-founder and principal of Sovereign Partners, LLC, is the guarantor of certain nonrecourse carveouts under the Grace Lake Corporate Center Mortgage Loan.

The Sponsor.  The sponsor is Sovereign Partners, LLC a family-owned New York based real estate investment firm. Sovereign Partners, LLC focuses on the investment in income-producing, value add real estate properties nationwide. Sovereign Partners, LLC focuses on targeted capital improvements and expense reductions to improve investment cash flows. Sovereign Partners, LLC focuses on office properties, with investments primarily focusing in Midwestern cities. Investments include office properties in Kansas City, St. Louis, Pontiac, and Montgomery.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $591,261 for real estate taxes, $62,483 for insurance and $265,000 for deferred maintenance. Monthly TI/LC escrows will spring 12 months in advance of the scheduled lease expirations of (provided the tenants have not renewed their leases) General Electric in 2017 and 2022 as well as 12 months in advance of the scheduled lease expiration of Dana Holdings in 2020 (or the early termination rollover in 2015 to the extent such early termination is exercised).  The TI/LC escrows are capped at approximately $25.00 per square foot for the applicable space and may be released to the borrower upon certain lease extensions and/or retenanting.

Lockbox and Cash Management.  The Grace Lake Corporate Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and tenants pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Grace Lake Corporate Center Property be deposited into the lockbox account within one business day of receipt.  Funds are then swept in a lender-controlled account and applied in accordance with the cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lender-controlled account are swept into the borrower’s operating account on a daily basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

Upon the occurrence of a Cash Trap Event Period (as defined below) all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earliest of (i) an event of default under the Grace Lake Corporate Center Mortgage Loan, (ii) an event of default under the applicable property management agreement or (iii) the debt service coverage ratio (“DSCR”) for the Grace Lake Corporate Center Property falls below 1.20x.  Subject to a limit of three cures of a Cash Trap Event Period during the loan term, (A) if the Cash Trap Event Period commenced due to item (i) in the preceding sentence, then the Cash Trap Event Period will terminate upon lender’s acceptance of a cure of such event of default; (B) if the Cash Trap Event Period commenced due to item (ii) in the preceding sentence, then the Cash Trap Event Period will terminate upon either a cure of the event of default reasonably acceptable to lender or the replacement of the property manager in accordance with the loan documents; and (C) if the Cash Trap Event Period commenced due to item (iii) in the preceding sentence, then the Cash Trap Event Period will terminate upon the Grace Lake Corporate Center Property achieving a DSCR of at least 1.20x for two consecutive calendar quarters.

Property Management.  The Grace Lake Corporate Center Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Grace Lake Corporate Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee satisfies the lender’s underwriting standards; (ii) execution of a recourse guaranty and an environmental indemnity by a guarantor reasonably acceptable to lender; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

Partial Release.  The borrower may obtain a release of certain vacant land parcels at the Grace Lake Corporate Center Property subject to standard release requirements as well as a payment to lender in an amount equal to the greater of 90.0% of gross sales proceeds from the sale of the release parcel and 86.0% of the allocated value of the respective release parcel, plus all yield maintenance costs on such release amount.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Ladder Capital Finance Portfolio II LLC (the “Grace Lake Corporate Center Mezzanine Lender”) has made a $3,000,000 mezzanine loan (the “Grace Lake Corporate Center Mezzanine Loan”) to Grace Lake Mezz, LLC, a Delaware limited liability company, which is secured by a pledge by the Grace Lake Corporate Center Mezzanine borrower of 100% of the limited liability interests in the borrower under the Grace Lake Corporate Center Mortgage Loan. The Grace Lake Corporate Center Mezzanine Loan requires monthly payments of interest based on an interest rate of 10.00% per annum and monthly payments of principal based on a 329-month amortization schedule. The Grace Lake Corporate Center Mezzanine Loan matures on April 6, 2023. The rights of the Grace Lake Corporate Center Mezzanine Lender are further described under “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Grace Lake Corporate Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

RHP PORTFOLIO VI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO VI

CANADA
Winnipeg
Québec
Montreal
Ottawa
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Great Falls
Helena
MT
Butte
Billings
ND
Bismarck
MN
ME
VT
NH
ID
SD
Pierre
Minneapolis
Saint Paul
WI
Toronto
Queensbury
Boston
MA
NY
Buffalo
CT
RI
WY
Milwaukee
MI
Detroit
New York
Chicago
Toledo
Cleveland
PA
Philadelphia
NJ
Salt Lake City
West Jordan
Cheyenne
Omaha
IA
NE
Des Moines
Columbus
Pittsburgh
MD
Baltimore
Lincoln
Indianapolis
DE
UT
Denver
OH
Washington DC
IL
CO
Colorado Springs
Manhattan
Kansas City
IN
Cincinnati
WV
Richmond
St. Louis
KS
Louisville
Lexington
VA
Norfolk
MO
KY
Wichita
Greensboro
Raleigh
AZ
Nashville
NC
Santa Fe
Charlotte
Tulsa
OK
Memphis
TN
Albuquerque
Oklahoma City
Little Rock
Columbia
Atlantic Ocean
Phoenix
NM
AR
SC
Atlanta
Charleston
Tucson
MS
AL
GA
El Paso
Fort Worth
Dallas
Montgomery
Jackson
TX
Tallahassee
Jacksonville
LA
Baton Rouge
FL
Austin
Houston
New Orleans
San Antonio
Orlando
Tampa
Winter Haven
St. Petersburg
Corpus Christi
Gulf of Mexico
Davie
MEXICO
BAHAMAS
Miami
Monterrey
RHP Portfolio VI
1 Western Hills Davie, FL
2 Villa West West Jordan, UT
3 Northland Kansas City, MO
4 Forest Park Queensbury, NY
5 Cypress Shores Winter Haven, FL
6 Ortega Village Jacksonville, FL
7 Blue Valley Manhattan, KS
8 El Caudillo Wichita, KS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – RHP Portfolio VI

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$74,033,564			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$74,033,564			Location:	Various – See Table
% of Initial Pool Balance:	5.3%			Size:	1,769 pads
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Pad:	$41,851
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	RHP Properties Inc.; NorthStar Realty Finance Corporation			Title Vesting:	Fee
Mortgage Rate:	4.011%			Property Manager:	Newbury Management Company
Note Date:	April 5, 2013			3rd Most Recent Occupancy (As of):	87.8% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.5% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	87.5% (12/31/2012)
IO Period:	34 months			Current Occupancy (As of):	87.7% (2/14/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$5,764,130 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,993,609 (12/31/2011)
Call Protection:	L(26),GRTR 1% or YM(89),O(5)			Most Recent NOI (As of):	$6,242,223 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$9,517,334
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$3,290,030
				U/W NOI:	$6,227,304
				U/W NCF:	$6,138,854
				U/W NOI DSCR:	1.47x
Escrows and Reserves(2):				U/W NCF DSCR:	1.45x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$445,603	$68,096	NAP	As-Is Appraised Value:	$100,430,000
Insurance	$110,851	$15,836	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves	$1,211,313	Springing	$283,040	Cut-off Date LTV Ratio:	73.7%
Deferred Maintenance	$135,544	$0	NAP	LTV Ratio at Maturity or ARD:	63.5%

(1)	The borrower is comprised of eight separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from February 27, 2013 to March 6, 2013.

The Mortgage Loan.  The mortgage loan (the “RHP Portfolio VI Mortgage Loan”) is evidenced by a single promissory note that is secured by eight first mortgages encumbering eight manufactured housing communities totaling 1,769 pads and located in five states (the “RHP Portfolio VI Properties”).  The RHP Portfolio VI Mortgage Loan was originated on April 5, 2013 by The Royal Bank of Scotland plc.  The RHP Portfolio VI Mortgage Loan had an original principal balance of $74,033,564, has an outstanding principal balance as of the Cut-off Date of $74,033,564 and accrues interest at an interest rate of 4.011% per annum.  The RHP Portfolio VI Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 34 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The RHP Portfolio VI Mortgage Loan matures on May 1, 2023.

Following the lockout period (except in the case of the Early Release Property (as defined below)), the borrower has the right to prepay the RHP Portfolio VI Mortgage Loan in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the RHP Portfolio VI Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO VI

Sources and Uses

Sources			Uses
Original loan amount	$74,033,564	74.7%	Purchase price	$95,433,891	96.3%
Sponsor’s new cash contribution	25,079,889	25.3	Reserves	1,903,311	1.9
			Closing costs	1,776,251	1.8
Total Sources	$99,113,453	100.0%	Total Uses	$99,113,453	100.0%

The Properties. The RHP Portfolio VI Mortgage Loan is secured by the fee interest in eight manufactured housing communities  totaling 1,769 pads and located in Florida, Kansas, Utah, Missouri and New York.  The RHP Portfolio VI Properties were acquired by the sponsors as a part of a larger 35-property portfolio in April 2013.  The remaining 27 properties in the portfolio (“RHP Portfolio III Properties”, “RHP Portfolio IV Properties” and “RHP Portfolio V Properties”) are not collateral for the RHP Portfolio VI Mortgage Loan.  The RHP Portfolio VI Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio VI Properties were developed between 1953 and 1973 and have an average age of 45 years.  Public utilities are provided in all but one of the RHP Portfolio VI Properties, Forest Park, which has a private septic sewer system.

The following table presents certain information relating to the RHP Portfolio VI Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Western Hills - Davie, FL	$29,486,633	39.8%	95.7%	1971/NAP	395	$40,000,000
Villa West - West Jordan, UT	$13,121,552	17.7%	100.0%	1973/NAP	211	$17,800,000
Northland - Kansas City, MO	$8,256,257	11.2%	90.0%	1965/NAP	281	$11,200,000
Forest Park - Queensbury, NY	$7,666,525	10.4%	95.6%	1972/NAP	183	$10,400,000
Cypress Shores - Winter Haven, FL	$5,749,893	7.8%	80.9%	1971/NAP	199	$7,800,000
Ortega Village - Jacksonville, FL	$5,455,027	7.4%	67.4%	1971/NAP	288	$7,400,000
Blue Valley - Manhattan, KS	$3,044,495	4.1%	87.0%	1953/NAP	146	$4,130,000
El Caudillo - Wichita, KS	$1,253,182	1.7%	80.3%	1970/NAP	66	$1,700,000
Total/Weighted Average	$74,033,564	100.0%	87.7%		1,769	$100,430,000

The following table presents historical occupancy percentages at the RHP Portfolio VI Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/14/2013

87.8%	87.5%	87.5%	87.7%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO VI

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio VI Properties:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per Pad
Base Rent	$8,066,449	$8,352,079	$8,619,462	$8,935,305	$5,051
Concessions	(122,756)	(138,120)	(113,041)	(113,041)	(64)
Grossed Up Vacant Space	0	0	0	1,001,908	566
Other Income	821,101	845,518	908,168	908,168	513
Less Vacancy & Credit Loss	(271,372)	(233,766)	(242,790)	(1,215,006)(1)	(687)

Effective Gross Income	$8,493,422	$8,825,711	$9,171,799	$9,517,334	$5,380

Total Operating Expenses	$2,729,292	$2,832,102	$2,929,576	$3,290,030	$1,860

Net Operating Income	$5,764,130	$5,993,609	$6,242,223	$6,227,304	$3,520
Capital Expenditures	0	0	0	88,450	50
Net Cash Flow	$5,764,130	$5,993,609	$6,242,223	$6,138,854	$3,470

NOI DSCR	1.36x	1.41x	1.47x	1.47x
NCF DSCR	1.36x	1.41x	1.47x	1.45x
NOI DY	7.8%	8.1%	8.4%	8.4%
NCF DY	7.8%	8.1%	8.4%	8.3%

(1)	The underwritten economic vacancy is 14.8%. The RHP Portfolio VI Properties were 87.7% physically occupied as of February 14, 2013.

Appraisal.  As of the appraisal valuation dates ranging from February 27, 2013 to March 6, 2013, the RHP Portfolio VI Properties had an aggregate “as-is” appraised value of $100,430,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from April 4, 2013 to April 7, 2013, one property had a Recognized Environmental Condition (“REC”).  Forest Park has an underground storage tank at the property which is considered an REC.  RBS engaged EMG to complete subsurface sampling in the area of the underground storage tank and the results did not identify any petroleum impacts above regulatory standards.  As such, no further action or investigation was recommended.

The Borrower.  The borrower is comprised of eight separate limited liability companies, each of which is a single purpose entity and has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RHP Portfolio VI Mortgage Loan.  Ross Partrich, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the RHP Portfolio VI Mortgage Loan.

The Sponsors.  The sponsors are NorthStar Realty Finance Corporation (“NorthStar”) and RHP Properties, Inc. NorthStar is a publicly traded REIT (NYSE: NRF) and had approximately $5.7 billion of commercial real estate assets under management as of March 31, 2013.  RHP Properties, Inc. is one of the nation’s largest private owners and operators of manufactured housing communities.  RHP Properties, Inc. currently owns and manages a total of 107 manufactured housing communities with over 23,000 housing units with a combined value of approximately $1.2 billion.  NorthStar indirectly owns 97.6% of the borrower, while affiliates of RHP Properties, Inc. own the remaining 2.4%.  NorthStar is the managing member of the borrower.

Escrows.  The loan documents provide for upfront escrows in the amount of $445,603 for real estate taxes, $110,851 for insurance premiums and $135,544 for deferred maintenance.  In addition, $1,211,313 was reserved upfront for maintenance, repairs and/or replacements at the RHP Portfolio VI Properties over the term of the RHP Portfolio VI Mortgage Loan.

The loan documents provide for ongoing monthly escrows in the amount of $68,096 for real estate taxes and $15,836 for insurance premiums.  Additionally, the loan documents provide for a $7,371 monthly replacement reserve escrow beginning on May 1, 2016.  The replacement reserve escrow will be capped at $283,040, exclusive of the initial deposit of $1,657,968.  The loan documents provide for $369,532 of the $1,211,313 deposit to be reserved in a lender controlled reserve account to cover repairs identified in the property condition report as needing to be covered in the first three years of the term of the RHP Portfolio Mortgage Loan. The remaining $841,781 was reserved for elective capital improvements to the RHP Portfolio VI Properties over the term of the RHP Portfolio VI Mortgage Loan.

Lockbox and Cash Management.  The RHP Portfolio VI Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the property manager is obligated to deposit all revenues into such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence: (i) upon the occurrence of an event of default, or (ii) if the amortizing debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR (as defined below)) is less than 1.05x. A Cash Management Period will end, with respect to matters in clause (i) above, if the event of default has been cured,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO VI

or, with respect to matters in clause (ii) above, if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR) is at least 1.05x for two consecutive quarters.

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the RHP Portfolio VI Mortgage Loan and any approved mezzanine loan that is outstanding.

Property Management.  The RHP Portfolio VI Properties are currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer all of the RHP Portfolio VI Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing and (ii) the lender has received rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

Partial Release.  Following the second anniversary of the closing date of the Series 2013-LC12 Certificates (except in the case of Early Release Property, which can be released at any time) and in connection with a bona fide third party sale of an individual RHP Portfolio VI property or a sale to certain affiliates of the nonrecourse guarantor (but not to an affiliate of NorthStar) at a sale price at least equal to the fair market value determined by an appraisal, the borrower may obtain the release of an individual property from the lien of the RHP Portfolio VI Mortgage Loan upon the satisfaction of certain conditions including without limitation: (i) payment by the borrower of an amount equal to 120% of the allocated loan amount for the individual property to be released (or 110% of the allocated loan amount in the case of Early Release Property) or if the sale is to certain affiliates of the nonrecourse guarantor, then the payment by the borrower must be in an amount equal to the greater of 125% of the allocated loan amount and 100% of the net sale proceeds, regardless of whether the property is an Early Release Property and in each case, together with the applicable yield maintenance premium; (ii) satisfaction of all applicable REMIC requirements; (iii) after giving effect to such release, the debt service coverage ratio of the remaining RHP Portfolio VI Properties is not less than the greater of (x) the amortizing debt service coverage ratio (or Aggregate DSCR if an approved mezzanine loan is outstanding) immediately prior to such release and (y) 1.15x; and (iv) no event of default has occurred and is continuing.  The debt service coverage ratio will be based upon the underwritten net cash flow of the remaining RHP Portfolio VI Properties and the actual debt service constant of the loan at closing.

The “Early Release Property” is the El Caudillo property, which may be released at any time under the conditions described above.

Real Estate Substitution.  At any time before May 1, 2022, the borrower may obtain a release of any individual RHP Portfolio VI property from the lien of the mortgage in connection with a substitution of a different manufactured housing community property subject to the lender’s consent and the satisfaction of certain conditions, including without limitation: (i) no event of default has occurred and is continuing at the time of substitution; (ii) the aggregate allocated loan amount of the properties released during the loan term will not exceed 25% of the original principal balance of the RHP Portfolio VI Mortgage Loan; (iii) the fair market value of the substitute property will not be less than the fair market value of the substituted property both at closing and as of the date of substitution; (iv) the net operating income of the new property is not less than the net operating income of the substituted property both at closing and as of the date of substitution; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the Series 2013-LC12 certificates; (vi) all REMIC requirements are satisfied; (vii) the number of properties remaining under the RHP Portfolio VI Mortgage Loan after giving effect to the substitution must not be less than prior to the substitution; (viii) the substitute properties must not be any of the RHP Portfolio III Properties, RHP Portfolio IV Properties or RHP Portfolio V Properties; (ix) the geographic diversity of the RHP Portfolio VI Properties must not be diminished; and (x) payment of a fee equal to 0.25% of the allocated loan amount of the property being released as the result of a substitution.

Subordinate and Mezzanine Indebtedness.  NorthStar indirectly owns 97.6% of the membership interests in the borrowers.  NorthStar has the ability to convert a portion of its equity in the borrower into a mezzanine loan during the term of the RHP Portfolio VI Mortgage Loan subject to certain conditions, including without limitation: (i) the mezzanine debt must be subordinate to the RHP Portfolio VI Mortgage Loan and will be secured by the equity interests in the borrowers that own the RHP Portfolio VI Properties; (ii) the mezzanine loan must not exceed $11,331,936; (iii) the Aggregate LTV (as defined below) must be no greater than 85%; and (iv) the Aggregate DSCR must be no less than 1.15x.  Additionally, at NorthStar’s option, the mezzanine loan may be alternatively structured as a larger mezzanine loan that is secured by the equity in the borrower of the RHP Portfolio VI Mortgage Loan and the equity interests in the borrower of the mortgage loan secured by the RHP Portfolio III Properties, RHP Portfolio IV Properties and RHP Portfolio V Properties.

The “Aggregate LTV” is the aggregate loan-to-value ratio based on the outstanding balance of the RHP Portfolio VI Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RHP Portfolio VI Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

150 SOUTH WACKER DRIVE

FLOOR	Tenants	NRSF
32	Brown Brothers 5,834 SF 5/31/2020; Concord Holdings 6,511 SF 12/31/2018; Harris Holdings 4,409 SF 11/30/2018; Storage 253 SF	17,007
31	Goodsmith, et al 6,135 SF 7/31/2021; Vacant 2,374 SF; M3 Capital 8,495 SF 4/30/2014; Storage 121 SF	17,125
30	Directions Research 2,348 SF 8/31/2015; GREYSTAR 3,906 SF 11/30/2013; Vacant 4,122 SF; Lodestar 6,296 SF 12/31/2013; Storage 236 SF	16,908
29	Scott & Kraus 8,109 SF 6/30/2018; Ahead 8,581 SF 12/31/2014; Storage 260 SF	16,950
28	Challenger Gray & Christmas 16,950 SF 7/31/2022	16,950
27	Vacant 12,055 SF; Clarity 4,540 SF 10/31/2017; Storage 280 SF	16,875
26	Pipal & Berg 3,862 SF 7/31/2017; Vacant 3,098 SF; Cirignani 9,662 SF 8/31/2015; Storage 191 SF; Storage 142 SF	16,955
25	Miller (Sublease to Ahead LLC) 10,119 SF 12/31/2017; Ahead 6,831 SF 12/31/2017	16,950
24	Chilton, Yambert & Porter 16,627 SF 7/31/2013; Storage 266 SF; Storage 57 SF	16,950
23	Natoma Partners 8,960 SF 8/31/2019; Vacant 3,813 SF; Zaner & Company 3,854 SF 11/30/2017	16,627
22	Wells Fargo 16,760 SF 9/30/2013; Storage 190 SF	16,950
21	Hanley, Flight & Zimmerman 12,654 SF 11/30/2013; Roberts & Ryan 4,172 SF 7/31/2016	16,826
20	Catholic Church Extension 16,818 SF 5/31/2018	16,818
19	Klein and Hoffman 16,600 SF 11/30/2016; Storage 526 SF	17,126
18	Mechanical Floor	
17	Karbal, Cohen 15,877 5/31/2022	15,887
16	Enterprise Law Group 5,369 8/31/2021; Vacant 7,029 SF; Building Office 3,883 SF; Storage 112 SF	16,393
15	Patzik Frank & Samotny 16,288 8/31/2018	16,288
14	Charles Schwab 16,288 12/31/2018	16,288
13	MC ServiceCo 3,025 SF 1/31/2018; EFG Group 3,037 SF 11/30/2017; GI Manager 3,355 SF 1/31/2017; Craig Matthews 2,385 SF MTM; Roy Talman 4,466 SF 12/31/2018; Storage 47 SF; Storage 77 SF	16,392
12	Battalaia Winston 2,594 SF 11/30/2013; Kennedy Wilson 4,804 SF 8/31/2013; Vacant 3,816 SF; Victoria's Secret 1,942 SF 2/28/2014; Steve Spector 3,181 SF 11/30/2018; Storage 196 SF	16,533
11	Vacant 12,860 SF; Vacant 3,671 SF; Storage 199 SF	16,730
10	Conference Room 1,703 SF; Gunty & McCarthy 11,042 SF 3/31/2018; Henehan Donovan 3,532 SF MTM; Storage 80 SF; Storage 188 SF	16,545
9	Turnaround Management 7,377 SF 7/31/2013; Charles Schwab 3,794 SF 12/31/2018; CTPartners 5,096 SF 5/31/2016; Storage 187 SF; Storage 77 SF	16,531
8	Golub 16,270 SF 7/31/2019; Storage 78 SF; Storage 193 SF	16,541
7	Peregrine 1,720 SF MTM; Golub 5,997 SF 7/31/2019; Orange 4,568 SF 1/31/2016; Golub 2,510 SF 7/31/2019; Golub 1,385 SF 7/31/2019; Storage 271 SF; Storage 79 SF	16,530
6	Donald Gaddis 2,544 SF 4/30/2016; Getzoff & Co 3,025 SF 6/30/2013; Valauskas Corder 3,047 SF 3/31/2014; Project Mgmt Assoc 5,885 SF 10/31/2017; Victoria's Secret 1,759 SF 8/31/2013; Storage 188 SF; Storage 83 SF	16,531
5	Vacant 16,531 SF	16,531
4	Storage Equity 5,287 SF 2/28/2014; Vacant 1,318 SF; Mid-Continent 9,611 SF 6/30/2016; Storage 314 SF	16,530
3	Brotherhood of Maintenance 5,096 SF 7/31/2016; Cornerstone 9,091 SF 9/30/2021; Vacant 2,029 SF; Storage 317 SF	16,533
2	Vacant 1,326 SF; LATA 4,046 SF 9/30/2015; Vacant 1,595 SF; Charles Schwab 8,026 SF 12/31/2018; Vacant 1,141 SF; Storage 399 SF	16,533
1	Charles Schwab 4,107 SF 12/31/2018; Purvi 725 SF 7/31/2017; Charles Schwab 1,604 SF 12/31/2018; Potbelly 2,219 SF 12/31/2014	8,655
LL1	XO One 407 SF 12/31/2013; Hair Design 539 SF 10/31/2013; Securitas 15,637 SF 12/31/2013; Vacant 2,828 SF; Beau's 2,849 SF 12/31/2015; Dry Cleaner 615 SF 2/28/2015; Storage 3 SF	22,878
LL2	ConvergEx 1,280 SF 5/31/2014; AboveNet 130 SF 1/31/2016; Storage 2,361 SF; Storage 4,158 SF	7,929
	Total SF	539,785

VACANT | MECHANICAL | MTM | 2013 | 2014 | 2015 | 2016 | 2017 | 2018+ | STORAGE LEASED | STORAGE VACANT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

100 & 150 South Wacker Drive
100 & 150 South Wacker Drive
Chicago, IL 60606
CHICAGO
River West
River North
Near North Side
Gold Coast
Streeterville
New East Side
Chicago Loop
West Loop
Greektown
Printers Row
South Loop
Near South Side
MILLENNIUM PARK
GRANT PARK
Burnham Park
Jane Addams Memorial Park
Dearborn Park
Lake Michigan
Chicago River
North Branch
Chicago R.
Lake Shore Drive
Kennedy Expwy
Willis (Sears) Tower
Chicago Mercantile Exchange
Union Station
Merchandise Mart
333 Wacker Drive
Ogilvie Transportation Center
Lyric Opera of Chicago
Citigroup Center
Hyatt Center
AT&T Corporate Center
Chicago Board of Trade
Chicago Stock Exchange
City Hall
Daley Plaza
Chase Tower
Chicago Theatre
Prudential Plaza
AON Center
Chicago Cultural Center
Jay Pritzker Pavilion
Harris Music & Dance Theater
Cloud Gate
Art Institute of Chicago
Petrillo Band Shell
Chicago Symphony Center
DePaul Univ. College of Law
Robert Morris Univ.
Auditorium Theatre
Buckingham Fountain
Spertus Inst. of Jewish Studies
Chicago Yacht Club
Chicago Marina
Navy Pier
Shedd Aquarium
Field Museum
Soldier Field
Trump Intl. Hotel & Tower
Wrigley Building
Tribune Tower
NBC Tower
Marina City
The Shops at North Bridge
River East Center
Northwestern Memorial Hospital
Northwestern University Chicago Campus
Museum of Contemporary Art Chicago
Water Tower Place
Water Tower
John Hancock Center
900 North Michigan
Loyola University Water Tower Campus
Moody Bible Institute
Washington Sq. Park
University of Illinois Chicago
UNION STATION
OGILVIE METRA
RANDOLPH STREET METRA
VAN BUREN STREET METRA
LA SALLE ST. METRA
MUSEUM/ CAMPUS/11TH ST. METRA
METRA COMMUTER RAIL
BLUE LINE
RED LINE
GREEN, ORANGE LINES
BROWN, PURPLE LINES
PINK, GREEN LINES
90
94
290
41
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Grand Ave.
W. Hubbard St.
W. Kinzie St.
W. Fulton St.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
Congress Pkwy.
E. Balbo Ave.
E. 8th St.
E. 9th St.
E. 11th St.
W. Roosevelt Rd.
E. Roosevelt Rd.
E. 14th St.
S. Wacker Dr.
W. Wacker Dr.
E. Wacker Dr.
E. South Water St.
S. Michigan Ave.
S. Columbus Dr.
Des Plaines
Niles
Skokie
Evanston
Elk Grove Village
Park Ridge
Elmhurst
Melrose Park
Oak Park
Maywood
Cicero
Berwyn
Oak Lawn
Orland Park
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – 100 & 150 South Wacker Drive

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$71,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$71,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	5.0%			Size:	1,095,653 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$127.78
Borrower Name:	MJH Wacker LLC			Year Built/Renovated(3):	Various/2008
Sponsor:	Marvin J. Herb			Title Vesting:	Fee
Mortgage Rate:	3.963%			Property Manager:	Lincoln Property Company Commercial, Inc.
Note Date:	April 30, 2013			3rd Most Recent Occupancy (As of):	83.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.4% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	81.0% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of):	82.0% (4/23/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$15,168,135 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,883,576 (12/31/2011)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$13,807,366 (12/31/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$29,126,843
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$14,089,796
				U/W NOI(4):	$15,037,047
Escrows and Reserves(2):				U/W NCF:	$12,470,882
				U/W NOI DSCR(1):	1.88x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.56x
Taxes	$2,018,032	$543,317	NAP	U/W NOI Debt Yield(1):	10.7%
Insurance	$60,425	$6,042	NAP	U/W NCF Debt Yield(1):	8.9%
Replacement Reserves	$0	$18,261	NAP	As-Is Appraised Value:	$211,000,000
TI/LC Reserve	$0	$100,000	$5,000,000	As-Is Appraisal Valuation Date:	March 14, 2013
Tenant Specific TI/LC Reserve	$885,587	$0	NAP	Cut-off Date LTV Ratio(1):	66.4%
Rent Concession Reserve	$394,933	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.2%

(1)
The 100 & 150 South Wacker Drive Loan Combination, totalling $140,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original balance of $71,000,000, has an outstanding principal balance as of the Cut-off Date of $71,000,000 and will be contributed to the WFCM 2013-LC12 Trust.  Note A-2 had an original balance of $69,000,000 and was contributed to the WFRBS 2013-C14 Trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the 100 & 150 South Wacker Drive Loan Combination.

(2)	See “Escrows” section.
(3)	The 100 South Wacker Drive property was built in 1961 and the 150 South Wacker Drive property was built in 1971.
(4)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “100 & 150 South Wacker Drive Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering two adjacent office buildings located in the central business district of Chicago, Illinois (the “100 & 150 South Wacker Drive Property”).  The 100 & 150 South Wacker Drive Loan Combination was originated on April 30, 2013 by Wells Fargo Bank, National Association.  The 100 & 150 South Wacker Drive Loan Combination had an original balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at an interest rate of 3.963% per annum.  The 100 & 150 South Wacker Drive Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 100 & 150 South Wacker Drive Loan Combination matures on May 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

Note A-1, which represents the controlling interest in the 100 & 150 South Wacker Drive Loan Combination and will be contributed to the WFCM 2013-LC12 Trust, had an original principal balance of $71,000,000 and has an outstanding principal balance as of the Cut-off Date of $71,000,000. Note A-2 had an original principal balance of $69,000,000 and was contributed to the WFRBS 2013-C14 Trust (the “100 & 150 South Wacker Drive Companion Loan”). See “Description of the Mortgage Pool—Split Loan Structures—The 100 & 150 South Wacker Drive Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the 100 & 150 South Wacker Drive Loan Combination in whole, but not in part, on any date before February 1, 2023.  In addition, the 100 & 150 South Wacker Drive Loan Combination is prepayable without penalty on any date on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$140,000,000	100.0%	Loan payoff	$95,249,568	68.0%
			Reserves	3,358,977	2.4
			Closing costs	745,159	0.5
			Return of equity	40,646,296	29.0
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

The Property.  The 100 & 150 South Wacker Drive Property consists of two adjacent office buildings totaling approximately 1,095,653 square feet situated on 1.9 acres and connected by an underground walkway located in the central business district of Chicago, Illinois.  The 100 South Wacker Drive property is a 21-story building that was constructed in 1961 and renovated in 2008 and the 150 South Wacker Drive property is a 32-story building that was constructed in 1971 and renovated in 2008.  Ground floor retail includes a 10,410 square foot restaurant, South Branch, which provides indoor and outdoor seating along the Chicago River, as well as a Starbucks, Potbelly’s Sandwich Works and a Charles Schwab branch.  The 100 South Wacker Drive building and 150 South Wacker Drive building share a landscaped approximately 38,000 square foot plaza that stretches from Wacker Drive to the Chicago River.  The tenants located on the west side of the buildings have panoramic views of the Chicago River and tenants located on the upper floors have views of Chicago’s central business district.  As of April 23, 2013, the 100 & 150 South Wacker Drive Property was 82.0% leased to 98 tenants.

The following table presents certain information relating to the tenancies at the 100 & 150 South Wacker Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NYSE Euronext	NR/A3/A-	73,552	6.7%	$21.85	$1,607,244	9.1%	5/31/2014
URS Corporation	NR/Baa3/BBB-	60,938	5.6%	$20.52	$1,250,370	7.1%	12/31/2017(2)
ConvergEx	NR/NR/NR	50,820	4.6%	$16.22	$824,464	4.7%	Various(3)
Greeley and Hansen	NR/NR/NR	36,583	3.3%	$21.64	$791,743	4.5%	5/31/2022(4)(5)
Strayer University	NR/NR/NR	22,646	2.1%	$24.40	$552,671	3.1%	7/31/2022
Charles Schwab	A/A2/A	34,142	3.1%	$16.13	$550,705(6)	3.1%	12/31/2018(7)
Golub Capital	NR/NR/NR	26,319	2.4%	$20.73	$545,539	3.1%	7/31/2019
Total Major Tenants		305,000	27.8%	$20.07	$6,122,737	34.8%

Non-Major Tenants		593,961	54.2%	$19.35	$11,493,233	65.2%

Occupied Collateral Total		898,961	82.0%	$19.60	$17,615,970	100.0%

Vacant Space		196,692	18.0%

Collateral Total		1,095,653	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	URS Corporation may terminate its lease on December 31, 2014 upon providing 12 months written notice and a payment of all unamortized tenant improvement and leasing commission costs.
(3)
ConvergEx leases seven spaces; 49,540 square feet with an Annual U/W Base Rent of $15.97 per square foot expires on August 31, 2022 and 1,280 square feet with an Annual U/W Base Rent of $25.95 per square foot expires on May 31, 2014.

(4)
Greeley and Hansen may terminate its lease on 4,025 square feet on May 31, 2017 upon providing 12 months written notice and pay a termination fee equal to $31,507 plus four months of direct taxes and expenses and all unamortized abated rent, tenant improvements and leasing commission costs.

(5)	251 square feet of storage space expires on August 31, 2013. No Annual U/W Base Rent was attributed to this space.
(6)	Charles Schwab has a 12-month, 50% rent abatement period for 8,026 square feet, which ends on July 31, 2013. Charles Schwab’s annual unabated base rent for the 8,026 square foot space is $144,468.
(7)
Charles Schwab may terminate its lease for 5,711 square feet on December 31, 2014 upon providing nine months written notice and payment of a termination fee of $148,228 plus four months base rent and direct expenses and taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

The following table presents certain information relating to the lease rollover schedule at the 100 & 150 South Wacker Drive Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(3)	12	21,951	2.0%	21,951	2.0%	$265,243	$16.21
2013	25	103,305	9.4%	125,256	11.4%	$1,905,545	$18.45
2014	25	166,420	15.2%	291,676	26.6%	$3,506,981	$21.07
2015	8	26,761	2.4%	318,437	29.1%	$526,740	$19.68
2016	12	56,447	5.2%	374,884	34.2%	$1,067,005	$18.90
2017	16	131,765	12.0%	506,649	46.2%	$2,811,851	$21.34
2018	28	122,787	11.2%	629,436	57.4%	$2,218,533	$18.07
2019	11	60,641	5.5%	690,077	63.0%	$1,247,256	$20.57
2020	4	34,940	3.2%	725,017	66.2%	$787,304	$22.53
2021	3	20,595	1.9%	745,612	68.1%	$347,044	$16.85
2022	14	141,345	12.9%	886,957	81.0%	$2,614,818	$18.50
2023	0	0	0.0%	886,957	81.0%	$0	$0.00
Thereafter	3	12,004	1.1%	898,961	82.0%	$317,652	$26.46
Vacant	0	196,692	18.0%	1,095,653	100.0%	$0	$0.00
Total/Weighted Average	161	1,095,653	100.0%			$17,615,970	$19.60

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 5,586 square feet of common room office and meeting room space. No Annual U/W Base Rent was attributed to this space. Annual U/W Base Rent PSF excludes common room office and meeting space.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 100 & 150 South Wacker Drive Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/23/2013
83.7%	82.4%	81.0%	82.0%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 100 & 150 South Wacker Drive Property:

Cash Flow Analysis

	2010	2011	2012	U/W(1)	U/W $ per SF
Base Rent	$16,653,055	$16,476,719	$16,805,001	$17,615,970	$16.08
Grossed Up Vacant Space	0	0	0	3,621,478	3.31
Percentage Rent	0	0	137,832	140,000	0.13
Total Reimbursables	11,021,921	10,494,669	10,577,589	10,715,794	9.78
Other Income	1,383,458	1,136,317	1,465,467	655,036	0.60
Less Vacancy & Credit Loss	(319,794)	(775,906)	(1,065,312)	(3,621,435)(2)	(3.31)
Effective Gross Income	$28,738,640	$27,331,799	$27,920,577	$29,126,843	$26.58

Total Operating Expenses	$13,570,505	$14,448,223	$14,113,211	$14,089,796	$12.86

Net Operating Income	$15,168,135	$12,883,576	$13,807,366	$15,037,047	$13.72
TI/LC	0	0	0	2,401,817	2.19
Capital Expenditures	0	0	0	164,348	0.15
Net Cash Flow	$15,168,135	$12,883,576	$13,807,366	$12,470,882	$11.38

NOI DSCR(3)	1.90x	1.61x	1.73x	1.88x
NCF DSCR(3)	1.90x	1.61x	1.73x	1.56x
NOI DY(3)	10.8%	9.2%	9.9%	10.7%
NCF DY(3)	10.8%	9.2%	9.9%	8.9%

(1)
The increase in U/W Effective Gross Income from Effective Gross Income and Net Operating Income for 2012 is primarily attributed to tenants’ expiring free rent periods, rent bumps through March 2014 and new leasing.

(2)	The underwritten economic vacancy is 17.1%. The 100 & 150 South Wacker Drive Property was 82.0% physically occupied as of April 23, 2013.
(3)	DSCRs and debt yields are based on the 100 & 150 South Wacker Drive Loan Combination.

Appraisal.  As of the appraisal valuation date of March 14, 2013, the 100 & 150 South Wacker Drive Property had an “as-is” appraised value of $211,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated March 29, 2013, there was no evidence of any recognized environmental conditions at the 100 & 150 South Wacker Drive Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

Market Overview and Competition.  According to the appraisal, the 100 South Wacker Drive property is located at the southwest corner of South Wacker Drive and West Monroe Street and the 150 South Wacker Drive property is located at the northwest corner of South Wacker Drive and West Adams Street.  The 100 & 150 South Wacker Drive Property is located approximately one block east of Union Station, Chicago’s primary commuter train terminal and the only intercity rail terminal in Chicago.  Furthermore, Ogilvie Station, which also provides commuter rail service to and from the Chicago suburbs, is located three blocks northwest of the 100 & 150 South Wacker Drive Property.  Wacker Drive is a major artery in the Chicago central business district and is divided between two levels: upper and lower Wacker Drive.  Upper Wacker Drive is six lanes and is the main vehicular and pedestrian street access, while lower Wacker Drive is primarily restricted to vehicular and truck access.  The City of Chicago recently reconstructed Wacker Drive at an estimated cost of $300 million to provide safer, nicer and more efficient roadways for all travelers.

The 100 & 150 South Wacker Drive Property is located along the Chicago River in the West Loop submarket of Chicago’s central business district.  The West Loop submarket is the largest in the Chicago central business district and is home to major corporations such as Boeing Corporation’s global headquarters, Deloitte & Touche, Hyatt Corporation’s global headquarters, Pricewaterhouse Coopers and UBS.  Historically, the submarket was a secondary office market to the East Loop and Central Loop.  However, with the suburbanization of Chicago in the 1960’s and the development of Union and Ogilvie Transportation Center stations as the primary commuter train stations into downtown Chicago, the West Loop east of the Chicago River became the largest office submarket within Chicago.  As of September 2012, the unemployment rate for the Chicago metropolitan statistical area was 8.7%, which is a decrease from a reported unemployment rate of 9.7% as of September 2011.  The 2012 population within the Chicago metropolitan statistical area was approximately 8.8 million and is expected to grow by 0.5% annually from 2012 to 2016.

According to the appraisal, as of the fourth quarter 2012, the West Loop submarket contained approximately 35.5 million square feet of office space, approximately 28.7% of the Chicago office market inventory. The submarket contains approximately 20.6 million square feet of class A space.  The West Loop submarket class A vacancy was approximately 14.1% and the rental rate for class A space within the submarket is approximately $39.59 per square foot, on a full service gross basis.

The following table presents certain information relating to comparable office properties for the 100 & 150 South Wacker Drive Property:

Competitive Set(1)

	100 & 150 South Wacker Drive (Subject)	10 South Riverside Plaza	CDW Plaza	222 South Riverside Plaza	1 South Wacker Drive	125 South Wacker Drive	200 South Wacker Drive
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	0.4 miles	0.1 miles	0.3 miles	0.3 miles	0.4 miles	0.5 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1961 & 1971/2008	1965/1999	1965/1984	1971/2001	1974/2005	1974/2005	1981/NAV
Number of Stories	21 & 32	22	22	35	40	31	40
Total GLA	1,095,653 SF	729,000 SF	705,574 SF	1,184,400 SF	1,192,639 SF	518,276 SF	754,751 SF
Total Occupancy	82%	97%	97%	90%	85%	89%	93%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is MJH Wacker LLC, a Delaware limited liability company and single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 100 & 150 South Wacker Drive Loan Combination.  The borrower is owned 95% owned by MJH Realty LLC, which is 100% owned by Marvin J. Herb.  MJH Realty LLC is the guarantor of certain nonrecourse carveouts under the 100 & 150 South Wacker Drive Loan Combination.

The Sponsor.  The 100 & 150 South Wacker Drive Loan Sponsor is Marvin J. Herb.  From 1981 to 2001, Mr. Herb was the owner, Chairman and CEO of Coca Cola Bottling Company of Chicago.  In 2001, Mr. Herb sold Coca Cola Bottling Company of Chicago to Coca-Cola Enterprises (NYSE: CCE) for $1.4 billion and approximately 25 million shares of common stock.  Mr. Herb owns approximately 5.9 million square feet of commercial real estate in the Chicago and Milwaukee areas.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $2,018,032 for taxes and $60,425 for insurance premiums.  The loan documents also provide for an upfront escrow in the amount of $885,587 for existing tenant improvement and leasing commission obligations associated with the following tenants: Hanley Flight & Zimmerman ($582,639), Charles Schwab ($162,480), Peregrine ($82,005) and Golub Capital ($58,463).  In addition, the loan documents provide for an upfront escrow in the amount of $394,933 for rent concessions associated with the following tenants: Hanley Flight & Zimmerman ($295,008), Charles Schwab ($55,140), Peregrine ($22,890) and Golub Capital ($21,895).  The loan documents provide for ongoing monthly escrow deposits of $543,317 for taxes, $6,042 for insurance premiums, $18,261 for replacement reserves and $100,000 for tenant improvements and leasing commissions (subject to a cap of $5,000,000).

Lockbox and Cash Management.  The 100 & 150 South Wacker Drive Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 100 & 150 South Wacker Drive Property be deposited into the lockbox account within one business day of receipt.  Funds are then swept into a lender controlled cash management account and applied in accordance with cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a monthly basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain lender-controlled restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, or (ii) the NCF debt service coverage ratio (as defined in the loan documents) falling below 1.25x as tested with respect to each calendar quarter.  A Cash Trap Event Period will expire upon (a) in the case of an event of default, the cure of such event of default, or (b) in the case of the NCF debt service coverage ratio falling below 1.25x, the NCF debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Property Management.  The 100 & 150 South Wacker Drive Property is managed by Lincoln Property Company Commercial, Inc.

Assumption.  The borrower has a two-time right to transfer the 100 & 150 South Wacker Drive Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the 100 & 150 South Wacker Drive Companion Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 100 & 150 South Wacker Drive Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ONE ELEVEN MAGNOLIA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

One Eleven Magnolia
111 North Magnolia Avenue and 111 East Washington Street
Orlando, FL 32801
ORLANDO
Downtown Orlando
Holden/ Parramore
South Eola
East-West Expwy.
Lake Eola
Lake Eola Park
Lake Highland
Park Lake
Lake Lucerne
Lake Cherokee
Lake Davis
Lake Copeland
Lake Lancaster
Lake Lurna
Lake Beauty
Lake Of The Woods
Lake Lawson
Lake Olive
Grand Avenue Park
Delaney Park
Al Coith Park
Lynx Central Station
Church Street
Orange County Courthouse
Bank of America Center
Florida A&M Univ. College of Law
US District Court
Orlando Police Department
SunTrust Center
Amway Center
Church Street Market
Orlando City Hall
Orange Co. Library
Orange Co. Regional History Ctr.
Dr. Phillips Center for the Performing Arts
ORLANDO AMTRAK/ Future SunRail Station
Orlando Reg. Medical Center-Lucerne Pavilion
MD Anderson Cancer Center
Orlando Regional Medical Ctr.
Winnie Palmer Hospital
Arnold Palmer Hospital
AMTRAK
FUTURE SUNRAIL LINE
E. Marks St.
E. Colonial Dr.
E. Livingston St.
E. Ridgewood St.
E. Robinson St.
W. Robinson St.
W. Washington St.
W. Central Blvd.
E. Central Blvd.
W. Pine St.
W. Church St.
E. Church St.
W. Jackson St.
E. Jackson St.
W. South St.
E. South St.
E. Anderson St.
Palmer St.
W. Gore St.
Cherokee Dr.
Columbia St.
Briercliff Dr.
18th St.
W. Kaley St.
E. Kaley St.
Highland Ave.
N. Orange Ave.
N. Magnolia Ave.
Broadway Ave.
N. Summerlin Ave.
N. Hyer Ave.
N. Mills Ave.
N. Rosalind Ave.
N. Hughey Ave.
N. Garland Ave.
S. Magnolia Ave.
S. Rosalind Ave.
S. Summerlin Ave.
S. Westmoreland Dr.
S. Parramore Ave.
Delaney Ave.
S. Mills Ave.
S. Division Ave.
Atlanta Ave.
S. Orange Ave.
4
17
92
50
441
408
527
TOLL
Lake Apopka
ORLANDO
Winter Park
Kissimmee
St. Cloud
Apopka
Maitland
Conway
Celebration

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – One Eleven Magnolia

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$46,900,000			Specific Property Type:	Office/Retail/Multifamily
Cut-off Date Principal Balance:	$46,900,000			Location:	Orlando, FL
% of Initial Pool Balance:	3.3%			Size(2):	316,959 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$147.97
Borrower Name:	Lincoln Orlando Holdings, LLC			Year Built/Renovated:	2008/NAP
Sponsor:	Weda Developers II, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.622%			Property Manager:	Lincoln Property Company of Florida, Inc.
Note Date:	June 10, 2013			3rd Most Recent Occupancy (As of):	73.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.7% (12/31/2011)
Maturity Date:	July 6, 2023			Most Recent Occupancy (As of):	90.8% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of)(3):	94.9% (4/15/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,553,902 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,388,921 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$3,584,829 (TTM 4/30/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None			U/W Revenues:	$7,401,368
Additional Debt Type:	NAP			U/W Expenses:	$3,411,815
				U/W NOI(4):	$3,989,553
Escrows and Reserves(1):				U/W NCF:	$3,752,223

Type:	Initial	Monthly	Cap (If Any)
Taxes	$520,391	$65,049	NAP	U/W NOI DSCR:	1.38x
Insurance	$35,017	$11,672	NAP	U/W NCF DSCR:	1.30x
Replacement Reserves	$0	$6,137	$220,955	U/W NOI Debt Yield:	8.5%
TI/LC Reserve	$0	$13,617	NAP	U/W NCF Debt Yield:	8.0%
Tenant Specific TI/LC Reserve	$662,850	$0	NAP	As-Is Appraised Value:	$63,500,000
Free Rent Reserve	$109,646	$0	NAP	As-Is Appraisal Valuation Date:	April 15, 2013
Signage Reserve	$104,516	$0	NAP	Cut-off Date LTV Ratio:	73.9%
Tenant Specific Reserve	$1,000,000	Excess Cash Flow	$2,137,850	LTV Ratio at Maturity or ARD:	63.3%

(1)	See “Escrows” section.
(2)	The total square footage includes approximately 163,406 square feet of office/retail space and 153,553 square feet of multifamily space in 164 units.
(3)
The Current Occupancy includes certain expansion space for Compass Bank. Compass Bank executed an amendment to their lease on April 17, 2013, expanding its premises to 13,257 square feet (from 4,386 square feet).  The commencement date for the expansion space is the earlier of (i) 120 days from execution of the amendment and (ii) the date of substantial completion of tenant improvements. Compass Bank will receive five months of abated rent on the expansion spaces only upon commencement. Approximately $662,850 has been escrowed for TI/LCs and $109,646 has been reserved for the free rent period.

(4)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “One Eleven Magnolia Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use building located in the central business district of Orlando, Florida (the “One Eleven Magnolia Property”).  The One Eleven Magnolia Mortgage Loan was originated on June 10, 2013 by Ladder Capital Finance LLC.  The One Eleven Magnolia Mortgage Loan had an original principal balance of $46,900,000, has an outstanding principal balance as of the Cut-off Date of $46,900,000 and accrues interest at an interest rate of 4.622% per annum.  The One Eleven Magnolia Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The One Eleven Magnolia Mortgage Loan matures on July 6, 2023.

Following the lockout period, the borrower has the right to defease the One Eleven Magnolia Mortgage Loan in whole, but not in part, on any date before April 6, 2023.  In addition, the One Eleven Magnolia Mortgage Loan is prepayable without penalty on any date on or after April 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

Sources and Uses

Sources			Uses
Original loan amount	$46,900,000	97.2%	Loan payoff	$45,106,133	93.5%
Sponsor’s new cash contribution	1,336,205	2.8	Reserves	2,432,420	5.0
			Closing costs	697,652	1.4
Total Sources	$48,236,205	100.0%	Total Uses	$48,236,205	100.0%

The Property.  The One Eleven Magnolia Property is a class A 30-story mixed-use building located in the central business district of Orlando, Florida. The One Eleven Magnolia Property was completed in 2008 at an approximate total cost of $81.0 million and contains retail, commercial and residential space in addition to a parking garage. The One Eleven Magnolia Property contains approximately 11,076 rentable square feet of retail space consisting of retail on the ground floor along Magnolia Street and Washington Street and mezzanine retail located along Washington Street (at grade with the Magnolia Street retail), and approximately 152,330 square feet of office space. Above the retail space is a parking garage with 397 spaces that are dedicated to commercial office tenants, at a parking ratio of 2.5 spaces per 1,000 square feet of net rentable area and 200 spaces dedicated to residential tenants that are separately gated for private access. The office/retail portion of the property was 92.2% leased by 14 tenants as of April 15, 2013.

The residential portion is named The Aspire, and consists of 33 studio units, 77 one-bedroom units, 38 two-bedroom units, 14 three-bedroom units, and two penthouse units located on the 30th floor. The Aspire also has an amenity deck on the 29th floor, which consists of a fitness center and an indoor/outdoor recreational center including a full-service kitchen, lounge area, flat screen televisions, barbecue and patio, and an outdoor pool deck.

The One Eleven Magnolia Property’s eastern facing residential units feature unobstructed views of Lake Eola and Thornton Park, with the curvature of the building allowing all residential units at least partial views of the lake and unobstructed views of the Orlando Downtown skyline.

The following table presents certain information relating to the commercial tenants at the One Eleven Magnolia Property:

Major Tenants

Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kaufman, Englett & Lynd, LLC	NR/NR/NR	42,757	26.2%	$25.26	$1,080,000	29.2%	7/31/2014
Latham, Shuker, Eden & Beaudine, LLP(4)	NR/NR/NR	17,513	10.7%	$23.87	$418,035	11.3%	4/30/2021
Skanska	NR/NR/NR	15,954	9.8%	$25.50	$406,827	11.0%	2/28/2016
McDonald Toole Wiggins, P.A.	NR/NR/NR	14,313	8.8%	$24.15	$345,659	9.4%	2/28/2020
Compass Bank(5)	BBB/Baa2/BBB-	13,257	8.1%	$24.72	$327,713	8.9%	1/31/2024
Comerica Bank(6)	A/A2/A	13,467	8.2%	$22.55	$303,708	8.2%	6/30/2018
Total Major Tenants		117,261	71.8%	$24.58	$2,881,942	78.0%

Non-Major Tenants		33,396	20.4%	$24.27	$810,558	22.0%

Occupied Collateral Total		150,657	92.2%	$24.51	$3,692,501	100.0%

Vacant Space		12,749	7.8%

Collateral Total(2)		163,406	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	% of NRSF is based on the commercial square footage.
(3)	Annual U/W Base Rent includes contractual rent steps through December 31, 2013 of $192,086.
(4)
Latham, Shuker, Eden & Beaudine, LLP has a one-time right to terminate its lease as of April 1, 2018 with nine months prior written notice plus payment of three months base plus additional rent plus all unamortized tenant improvements and leasing commissions.

(5)
Compass Bank executed an amendment to its lease on April 17, 2013, expanding its premises to 13,257 square feet (from 4,386 square feet).  The commencement date for the expansion space is the earlier of (i) 120 days from execution of the amendment and (ii) the date of substantial completion of tenant improvements.  Compass Bank will receive five months of abated rent on the expansion spaces only upon commencement.

(6)	Comerica Bank subleases 9,288 square feet to First Southern at $16.00 per square foot and is dark in 4,179 square feet. Square footage is shown inclusive of the sublease space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

The following table presents certain information relating to the commercial lease rollover schedule at the One Eleven Magnolia Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	42,757	26.2%	42,757	26.2%	$1,080,000	$25.26
2015	2	6,333	3.9%	49,090	30.0%	$148,005	$23.37
2016	3	24,963	15.3%	74,053	45.3%	$627,508	$25.14
2017	1	8,642	5.3%	82,695	50.6%	$224,692	$26.00
2018	3	15,293	9.4%	97,988	60.0%	$327,446	$21.41
2019	1	7,586	4.6%	105,574	64.6%	$193,443	$25.50
2020	1	14,313	8.8%	119,887	73.4%	$345,659	$24.15
2021	1	17,513	10.7%	137,400	84.1%	$418,035	$23.87
2022	0	0	0.0%	137,400	84.1%	$0	$0.00
2023	0	0	0.0%	137,400	84.1%	$0	$0.00
Thereafter	1	13,257	8.1%	150,657	92.2%	$327,713	$24.72
Vacant	0	12,749	7.8%	163,406	100.0%	$0	$0.00
Total/Weighted Average	14	163,406	100.0%			$3,692,501	$24.51

(1)	Information obtained from the underwritten commercial rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages for the commercial portion of the One Eleven Magnolia Property:

Historical Occupancy (Commercial)(1)

12/31/2010	12/31/2011	12/31/2012	4/15/2013
78.9%	82.2%	86.8%	92.2%

                             (1)         Information obtained from the borrower.

Apartment Unit Summary

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Studio	33	20.1%	582	$1,063
1 BR/1 BA	77	47.0%	800	$1,330
2 BR/2 BA	38	23.2%	1,179	$1,507
3 BR/2 BA	14	8.5%	1,580	$2,080
Penthouse	2	1.2%	2,904	$4,501
Total/Average	164	100.0%	936	$1,420

The following table presents historical occupancy percentages for the apartment portion of the One Eleven Magnolia Property:

Historical Occupancy (Multifamily)(1)

12/31/2010	12/31/2011	12/31/2012	5/24/2013
91.0%	93.0%	96.0%	97.6%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Eleven Magnolia Property:

Cash Flow Analysis

	2011	2012	TTM 4/30/13	U/W(1)	U/W $ per SF(2)
Base Rent	$6,089,773	$6,726,986	$6,769,334	$7,211,960	$22.75
Grossed Up Vacant Space	$0	$0	$0	$252,802	0.80
Total Reimbursables	$98,136	$80,914	$100,090	185,956	0.59
Other Income	$503,606	$610,848	$645,385	$645,385	2.04
Less Vacancy & Credit Loss	($975,405)	($758,786)	($604,263)	($894,734)(3)	(2.82)
Effective Gross Income	$5,716,110	$6,659,962	$6,910,546	$7,401,368	$23.35

Total Operating Expenses	$3,162,208	$3,271,041	$3,325,717	$3,411,815	10.76

Net Operating Income	$2,553,902	$3,388,921	$3,584,829	$3,989,553	$12.59
TI/LC	$0	$0	$0	$163,678	0.51
Capital Expenditures	$0	$0	$0	$73,652	0.23
Net Cash Flow	$2,553,902	$3,388,921	$3,584,829	$3,752,223	$11.84

NOI DSCR	0.88x	1.17x	1.24x	1.38x
NCF DSCR	0.88x	1.17x	1.24x	1.30x
NOI DY	5.4%	7.2%	7.6%	8.5%
NCF DY	5.4%	7.2%	7.6%	8.0%

(1)
The increase in U/W Effective Gross Income from Effective Gross Income for 2012 is primarily attributed to increased revenues at the property driven by increased occupancy at the commercial and residential portions of the One Eleven Magnolia Property as well as burn off of rent concessions on the residential portion.

(2)	U/W $ per SF is shown based on the total square footage including 153,553 square feet for the residential space.
(3)	The underwritten economic vacancy is 11.7%. The commercial units at One Eleven Magnolia Property were 92.2% leased as of April 15, 2013. The multifamily units were 97.6% leased as of May 24, 2013.

Appraisal.  As of the appraisal valuation date of April 15, 2013, the One Eleven Magnolia Property had an “as-is” appraised value of $63,500,000.

Environmental Matters.  According to the Phase I environmental site assessment dated April 26, 2013, there was no evidence of any recognized environmental conditions at the One Eleven Magnolia Property.

Market Overview and Competition.  The One Eleven Magnolia Property is located in the central core of the Orlando central business district. The central core is generally located along Orange Avenue near Church Street and includes the Orange County Courthouse to the north and Orlando City Hall to the south. The neighborhood is generally comprised of high rise office development intermixed with various restaurants and retail stores along Church Street and Orange Avenue.

According to the appraisal, the One Eleven Magnolia Property is located within the Downtown Orlando office submarket, which contains approximately 10.8 million square feet of office space. The submarket vacancy and market rental rate for the Downtown Orlando submarket is approximately 14.0% and $21.37 per square foot on a full service gross basis, respectively, as of the first quarter of 2013.

The following table presents certain information relating to comparable office properties for the One Eleven Magnolia Property:

Competitive Set (Office)(1)

	One Eleven Magnolia (subject)	Regions Bank Tower	Seaside Plaza	Capital Plaza II	Bank of America Center	One Orlando Center
Location	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL
Distance from Subject	--	0.1 miles	0.2 miles	0.2 miles	0.2 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2008/NAP	1986/NAV	1982/NAV	1999/NAV	1988/NAV	1988/NAV
Number of Stories	30	20	15	15	28	19
Total GLA	163,406 SF	240,451 SF	273,900 SF	302,709 SF	419,267 SF	355,454 SF
Total Occupancy	92%	78%	91%	81%	86%	83%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

According to the appraisal, the One Eleven Magnolia Property is located within the Downtown multifamily submarket, which contains approximately 7,366 units. The submarket vacancy and market rental rate for the Downtown submarket is approximately 5.1% and $1,340 per unit per month, respectively, as of the fourth quarter of 2012.

Competitive Set (Multifamily)(1)

	One Eleven Magnolia (subject)	55 West	Paramount at Lake Eola	Post Parkside	Steel House
Location	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL
Distance to Subject	--	0.4 miles	0.3 miles	0.4 miles	0.8 miles
Property Type	High-Rise	High-Rise	High-Rise	High-Rise	High-Rise
Number of Units	164	377	313	245	326
Average Rent (per unit)
Studio	$1,063	$1,217-$1,417	NAP	$1,150	NAP
1BR	$1,330	$1,845 - $1,900	$1,375 - $2,130	$1,290 - $1,450	$1,124 - $1,314
2BR	$1,507	$1,933 - $2,559	$1,915 - $2,275	$1,680 - $2,035	$1,450 - $2,440
3BR	$2,080	$3,085	$2,625 - $3,215	$1,755 - $3,055	NAP

Utilities	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant

Total Occupancy	98%	91%	99%	97%	45%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Lincoln Orlando Holdings, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Eleven Magnolia Mortgage Loan. Weda Developers II, Inc. and Carlos B. Rosales are the guarantors of certain nonrecourse carveouts under the One Eleven Magnolia Mortgage Loan. Carlos Rosales is trustee of a trust that owns indirect equity in the borrower. Weda Developers II, Inc. is wholly-owned by the father of Carlos and the other Rosales children with such trusts indirectly owning the borrower.

The Sponsor.  The One Eleven Magnolia Mortgage Loan sponsor is Weda Developers II, Inc. Weda Developers II, Inc. has over 25 years of experience in the development of commercial, office and retail properties in Florida.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $520,391 for taxes and $35,017 for insurance. The loan documents also provide for an upfront escrow in the amount of $1,000,000 for any future leasing expenses associated with the KEL space. In addition, the loan documents provide for an upfront escrow in the amount of $662,850 for existing tenant improvement and leasing commissions and $109,646 for rent concessions associated with Compass Bank, as well as an upfront escrow in the amount of $104,516 for a signage reserve until Compass Bank has been delivered the building signage per the terms of its lease. The loan documents provide for ongoing monthly escrow deposits of $65,049 for taxes, $11,672 for insurance premiums, $6,137 for replacement reserves (subject to a cap of $220,955) and $13,617 for tenant improvements and leasing commissions. Insurance deposits are waived if the One Eleven Magnolia Property is covered under a blanket insurance policy.  The loan documents also provide for a full cash flow sweep commenced at closing with all excess cash flow to be swept into the KEL Reserve (subject to a cap of $2,137,850).

Lockbox and Cash Management.  The One Eleven Magnolia Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the non-residential tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the One Eleven Magnolia Property be deposited into the lockbox account within two business days of receipt.  Funds are then swept into a cash management account controlled by the servicer and applied in accordance with cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the cash management account are swept into the KEL Reserve until the cap has been reached or the reserve has been disbursed to the borrower, thereafter to the borrower’s operating account on a monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to the cash management account, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the cash management account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing net cash flow debt service coverage ratio (calculated in accordance with the loan documents) falling below 1.15x. A Cash Trap Event Period will expire upon (a) in the case of an event of default, lender’s acceptance of a cure of such event of default (on no more than two occasions), or (b) in the case of the net cash flow debt service coverage ratio falling below 1.15x, the net cash flow debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

Property Management.  The One Eleven Magnolia Property is managed by Lincoln Property Company of Florida, Inc.

Assumption.  The borrower has a one-time right to transfer the One Eleven Magnolia Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

consideration the  transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by a guarantor acceptable to the lender; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the One Eleven Magnolia Mortgage Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Eleven Magnolia Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 - Storage Zone Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$30,768,679			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$30,768,679			Location:	Various – See Table
% of Initial Pool Balance:	2.2%			Size:	786,577 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$39.12
Borrower Name:	Storage Zone Enterprises, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	Alan and Eliot Chamas; Victor Cohn			Title Vesting:	Fee
Mortgage Rate:	4.497%			Property Manager:	Self-managed
Note Date:	June 27, 2013			3rd Most Recent Occupancy (As of):	82.2% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.3% (12/31/2011)
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of):	87.4% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	89.3% (4/15/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,890,981 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,968,201 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$3,041,668 (TTM 3/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$5,248,864
Additional Debt Type:	NAP			U/W Expenses:	$2,293,441
				U/W NOI:	$2,955,423
				U/W NCF:	$2,780,094
				U/W NOI DSCR:	1.58x
Escrows and Reserves:				U/W NCF DSCR:	1.49x
				U/W NOI Debt Yield:	9.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.0%
Taxes	$118,980	$51,608	NAP	As-Is Appraised Value:	$41,050,000
Insurance	$0	$4,332	NAP	As-Is Appraisal Valuation Date:	April 22, 2013
Replacement Reserves	$14,592	$14,592	NAP	Cut-off Date LTV Ratio:	75.0%
Deferred Maintenance	$532,333	NAP	NAP	LTV Ratio at Maturity or ARD:	60.6%

The Storage Zone Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering 15 self-storage properties totaling approximately 786,577 square feet located in various cities throughout Ohio (the “Storage Zone Portfolio Properties”). The Storage Zone Portfolio Properties include a range of amenities including surveillance cameras, individual locks, keypad entry, interior climate control units and RV storage. Storage Zone Portfolio Properties were built between 1929 and 1999 and have between four and 21 buildings at each site. As of April 15, 2013, the Storage Zone Portfolio Properties were 89.3% leased.

Sources and Uses

Sources			Uses
Original loan amount	$30,768,679	100.0%	Loan Payoff(1)	$27,229,478	88.5%
			Reserves	665,905	2.2
			Closing Costs	1,115,136	3.6
			Return of equity	1,758,160	5.7
Total Sources	$30,768,679	100.0%	Total Uses	$30,768,679	100.0%

(1)	The following properties were previously securitized: Brecksville in LBUBS 2000-C5, Medina in GSMS 2005-GG4, Peninsula in GSMS 2005-GG4 and Sandusky in GSMS 2005-GG4.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STORAGE ZONE PORTFOLIO

The following table presents certain information relating to the Storage Zone Portfolio Properties:

Property Name - Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Number of Buildings	Year Built/ Renovated	Net Rentable Square Feet	Appraised Value
Brecksville - Brecksville, OH	$3,297,983	10.7%	86.8%	6	1988/NAP	58,212	$4,450,000
Avon - Avon, OH	$2,848,258	9.3%	95.4%	8	1982/1998	65,388	$3,750,000
Ravenna & Annex - Ravenna, OH	$2,848,258	9.3%	80.8%	21	1988/1996	95,980	$3,800,000
Medina - Medina, OH	$2,735,827	8.9%	95.8%	6	1992/2008	64,680	$3,650,000
Hudson - Hudson, OH	$2,585,918	8.4%	84.7%	11	1986/NAP	64,375	$3,450,000
Streetsboro - Streetsboro, OH	$2,585,918	8.4%	85.5%	10	1970/1990	59,494	$3,450,000
Warren & Cortland - Warren, OH	$2,061,239	6.7%	87.6%	13	1985/2005	57,768	$2,750,000
West Market - Akron, OH	$2,023,762	6.6%	99.2%	13	1990/1991	38,320	$2,700,000
Chenoweth - Akron, OH	$2,023,762	6.6%	93.7%	12	1999/2000	60,075	$2,700,000
Shanafelt - Akron, OH	$1,798,900	5.8%	83.3%	10	1929/1998	56,350	$2,400,000
Elyria - Elyria, OH	$1,499,083	4.9%	97.1%	10	1979/NAP	48,955	$2,000,000
Peninsula - Peninsula, OH	$1,311,698	4.3%	72.9%	8	1988/NAP	33,000	$1,750,000
Sandusky - Sandusky, OH	$1,274,221	4.1%	94.2%	4	1992/NAP	25,015	$1,700,000
Cuyahoga Falls - Cuyahoga Falls, OH	$1,049,358	3.4%	95.9%	7	1999/2005	30,010	$1,400,000
East Liverpool - East Liverpool, OH	$824,496	2.7%	98.9%	7	1976/1993	28,955	$1,100,000
Total/Weighted Average	$30,768,679	100%	89.3%	146		786,577	$41,050,000

The following table presents information relating to the historical occupancy for the Storage Zone Portfolio Properties:

Historical Occupancy Percentages(1)

12/31/2010	12/31/2011	12/31/2012	4/15/2013
82.2%	85.3%	87.4%	89.3%

(2) Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Storage Zone Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$4,698,862	$4,834,101	$4,903,933	$5,973,222	$7.50
Other Income	364,319	370,939	373,881	373,593	0.47
Less Vacancy & Credit Loss	0	0	0	(1,097,951)(1)	(1.38)
Effective Gross Income	$5,063,181	$5,205,040	$5,277,814	$5,248,864	$6.59

Total Operating Expenses	$2,172,200	$2,236,839	$2,236,146	$2,293,441	$2.88

Net Operating Income	$2,890,981	$2,968,201	$3,041,668	$2,955,423	$3.71
Replacement Reserves	0	0	0	175,329	0.22
Net Cash Flow	$2,890,981	$2,968,201	$3,041,668	$2,780,094	$3.49

NOI DSCR	1.55x	1.59x	1.63x	1.58x
NCF DSCR	1.55x	1.59x	1.63x	1.49x
NOI DY	9.4%	9.6%	9.9%	9.6%
NCF DY	9.4%	9.6%	9.9%	9.0%

(1) The underwritten economic vacancy is 10.9%. The Storage Zone Portfolio Properties were 89.3% physically occupied as of April 15, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 Durban Retail Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$29,775,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$29,741,369			Location:	Various – See Table
% of Initial Pool Balance:	2.1%			Size:	295,002 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$100.82
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	The Durban Group			Title Vesting:	Fee
Mortgage Rate:	5.3325%			Property Manager:	Self-managed
Note Date:	May 31, 2013			3rd Most Recent Occupancy (As of):	92.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	88.2% (12/31/2011)
Maturity Date:	June 6, 2023			Most Recent Occupancy (As of):	92.2% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	93.6% (3/31/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,803,039 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,839,933 (12/31/2012)
Call Protection:	L(25),D(93),O(2)			Most Recent NOI (As of):	$2,852,928 (TTM 3/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(2):	Yes			U/W Revenues:	$3,954,115
Additional Debt Type(2):	Mezzanine			U/W Expenses:	$912,964
				U/W NOI(3):	$3,041,150
				U/W NCF:	$2,881,769
Escrows and Reserves:				U/W NOI DSCR(2):	1.53x
				U/W NCF DSCR(2):	1.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(2):	10.2%
Taxes	$102,937	$26,661	NAP	U/W NCF Debt Yield(2):	9.7%
Insurance	$76,982	$5,922	NAP	As-Is Appraised Value:	$39,700,000
Replacement Reserves	$0	$4,917	NAP	As-Is Appraisal Valuation Date(4):	Various
TI/LC Reserve	$0	$8,575	NAP	Cut-off Date LTV Ratio(2):	74.9%
Deferred Maintenance	$9,944	$0	NAP	LTV Ratio at Maturity or ARD:	62.3%

(1)	The borrower consists of four separate limited liability companies: Port Wentworth Fee Owner, LLC, Mebane Fee Owner, LLC, Hinesville Fee Owner, LLC and Hyde Park II Fee Owner, LLC.
(2)
The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $2,599,256. As of the Cut-off Date, taking into account both the Durban Retail Portfolio mortgage loan and the Durban Retail Portfolio mezzanine loan, the total debt U/W NCF DSCR is 1.25x, the total debt Cut-off Date LTV ratio is 81.5% and the total debt U/W NCF Debt Yield is 8.9%. All LTV, DSCR, debt yield and Cut-off Date Principal Balance Per Unit/SF numbers presented in the table above are based solely on the Durban Retail Portfolio mortgage loan.

(3)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.
(4)	The As-Is Appraisal Valuation Dates range from April 25, 2013 to April 26, 2013.

The Durban Retail Portfolio mortgage loan is evidenced by a single promissory note that is secured by first mortgages encumbering four anchored retail properties located in various cities in Georgia and North Carolina (the “Durban Retail Portfolio Properties”).  The Durban Retail Portfolio Properties, comprised of approximately 295,002 net rentable square feet of retail space, were built between 1998 and 2008, and each property is anchored by either Food Lion, Harvey’s or Lowe’s Food Stores operating under leases expiring between October 2027 and September 2033.  As of March 31, 2013, the Durban Retail Portfolio Properties were 93.6% occupied by 49 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$29,775,000	86.6%	Loan payoff	$33,154,059	97.0%
Original Mezzanine loan	2,600,000	9.4	Closing Costs	847,171	2.5
Sponsor’s new cash contribution	1,816,093	4.0	Reserves	189,863	0.6
Total Sources	$34,191,093	100.0%	Total Uses	$34,191,093	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DURBAN RETAIL PORTFOLIO

The following table presents certain information relating to the Durban Retail Portfolio Properties:

Property Name - Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Grocery Anchor
Waterford Shoppes – Port Wentworth, GA	$8,465,428	28.5%	92.1%	2007/NAP	75,958	$11,300,000	Food Lion
Mebane Oaks Village – Mebane, NC	$8,315,597	28.0%	89.4%	1999/2012	92,417	$11,100,000	Lowe’s
Magnolia Oaks Village – Hinesville, GA	$7,116,952	23.9%	100.0%	2008/NAP	63,308	$9,500,000	Food Lion
Hyde Park Shopping Center – Brunswick, GA	$5,843,392	19.6%	95.1%	2008/NAP	63,319	$7,800,000	Harvey’s
Total/Weighted Average	$29,741,369	100.0%	93.6%		295,002	$39,700,000

The following table presents certain information relating to the tenancies at the Durban Retail Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(4)	Lease Expiration Date

Major Tenants - Collateral
Food Lion	NR/Baa3/BBB-	69,856	23.7%	$12.96	$905,112	26.5%	$274	5.4%	Various(5)
Lowe’s Food Stores Inc.	NR/NR/NR	46,891	15.9%	$10.73	$503,336	14.7%	$274	4.5%	5/13/2028
Harvey’s	NR/NR/NR	35,989	12.2%	$11.85	$426,469	12.5%	$405	3.3%	10/23/2027
Family Dollar	NR/Baa3/BBB-	27,540	9.3%	$10.51	$289,550	8.5%	$142	8.7%	6/30/2018
Total Major Tenants		180,276	61.1%	$11.78	$2,124,467	62.2%

Non-Major Tenants		95,851	32.5%	$13.50	$1,293,767	37.8%

Occupied Collateral Total		276,127	93.6%	$12.38	$3,418,234	100.0%

Vacant Space		18,875	6.4%

Collateral Total		295,002	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through December 1, 2013 of $47,974.
(3)	Sales PSF are based on 2012 sales as provided by the borrower.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Food Lion has multiple leases that expire as follows: 34,928 square feet in December 2027 and 34,928 square feet in September 2033.

The following table presents certain information relating to the historical sales and occupancy costs at the Durban Retail Portfolio Properties:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	2012 Occupancy Cost
Harveys - Hyde Park Commons	$394	$394	$405	3.3%
Food Lion - Magnolia Oaks Village	$237	$282	$278	5.4%
Food Lion - Waterford Shoppes	$233	$236	$270	5.4%
Lowe’s Food Stores Inc - Mebane Oaks Village	$231	$257	$274	4.5%

(1) Historical Sales (PSF) is based on historical statements provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DURBAN RETAIL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Durban Retail Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	3	4,275	1.4%	4,275	1.4%	$73,772	$17.26
2013	2	2,800	0.9%	7,075	2.4%	$31,803	$11.36
2014	11	21,700	7.4%	28,775	9.8%	$326,625	$15.05
2015	11	23,461	8.0%	52,236	17.7%	$270,833	$11.54
2016	3	4,940	1.7%	57,176	19.4%	$57,638	$11.67
2017	5	10,775	3.7%	67,951	23.0%	$180,504	$16.75
2018	9	41,840	14.2%	109,791	37.2%	$477,342	$11.41
2019	1	1,600	0.5%	111,391	37.8%	$25,600	$16.00
2020	1	7,200	2.4%	118,591	40.2%	$86,400	$12.00
2021	0	0	0.0%	118,591	40.2%	$0	$0.00
2022	0	0	0.0%	118,591	40.2%	$0	$0.00
2023	1	4,800	1.6%	123,391	41.8%	$52,800	$11.00
Thereafter	4	152,736	51.8%	276,127	93.6%	$1,834,917	$12.01
Vacant	0	18,875	6.4%	295,002	100.0%	$0	$0.00
Total/Weighted Average	51	295,002	100.0%			$3,418,234	$12.38

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Durban Retail Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	3/31/2013
92.1%	88.2%	92.2%	93.6%

(1) Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Durban Retail Portfolio Properties:

Cash Flow Analysis

	2011	2012	T-12 3/31/2013	U/W(1)	U/W $ per SF
Base Rent	$3,235,972	$3,234,441	$3,256,421	$3,418,234	$11.59
Grossed Up Vacant Space	0	0	0	$278,901	0.95
Expense Recoveries	407,682	498,167	523,305	577,672	1.96
Other Income	3,622	4,287	0	0	0.00
Less Vacancy & Credit Loss	0	0	(55,800)	(320,693)(2)	(1.09)
Effective Gross Income	$3,647,276	$3,736,895	$3,723,926	$3,954,115	$13.40

Total Operating Expenses	$844,236	$896,962	$870,998	$912,964	$3.09

Net Operating Income	$2,803,039	$2,839,933	$2,852,928	$3,041,150	$10.31
TI/LC	0	0	0	100,381	0.34
Capital Expenditures	0	0	0	59,000	0.20
Net Cash Flow	$2,803,039	$2,839,933	$2,852,928	$2,881,769	$9.77

NOI DSCR	1.41x	1.43x	1.43x	1.53x
NCF DSCR	1.41x	1.43x	1.43x	1.45x
NOI DY	9.4%	9.5%	9.6%	10.2%
NCF DY	9.4%	9.5%	9.6%	9.7%

(1)	The increase in U/W Effective Gross Income from Effective Gross Income and Net Operating Income for the T-12 period is primarily attributed to rent steps through December 2013 and new leasing.
(2)	The underwritten economic vacancy is 7.5%. The Durban Retail Portfolio properties were 93.6% occupied as of March 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Queens Tower

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$28,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$28,000,000			Location:	Jamaica, NY
% of Initial Pool Balance:	2.0%			Size:	175,459 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$159.58
Borrower Name:	Allied Jamaica LLC			Year Built/Renovated:	1972/2005
Sponsor:	Muss Development			Title Vesting:	Fee
Mortgage Rate:	4.136%			Property Manager:	Self-managed
Note Date:	June 4, 2013			3rd Most Recent Occupancy (As of)(2):	92.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	92.4% (12/31/2011)
Maturity Date:	June 6, 2023			Most Recent Occupancy (As of)(2):	92.4% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of)(2):	98.2% (4/18/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,852,347 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,729,419 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,741,578 (TTM 3/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None			U/W Revenues:	$4,868,673
Additional Debt Type:	NAP			U/W Expenses:	$1,366,409
				U/W NOI(2)(3):	$3,502,264
				U/W NCF(2):	$3,243,185
Escrows and Reserves:				U/W NOI DSCR:	2.15x
				U/W NCF DSCR:	1.99x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.5%
Taxes	$25,333	$8,444	NAP	U/W NCF Debt Yield:	11.6%
Insurance	$28,796	$7,199	NAP	As-Is Appraised Value:	$49,000,000
Replacement Reserves	$0	$3,655	$131,595	As-Is Appraisal Valuation Date:	April 25, 2013
TI/LC	$0	$14,622	$500,000	Cut-off Date LTV Ratio:	57.1%
Tenant Reserve(1)	$0	Springing	Various	LTV Ratio at Maturity or ARD:	52.0%

(1)
The Tenant Reserve is comprised of the following triggered reserves: (i) beginning in November 2013, 12 months prior to the NYC Health & Hospitals Corporation (“HHC”) lease termination option notification period that commences November 2014 the borrower must reserve $400,000 that may be satisfied by either the sweeping of excess cash flow, delivery of a letter of credit or delivery of a sponsor guaranty; and (ii) beginning in March 2014, 12 months prior to the U.S. General Service Administration (Department of Agriculture) (“GSA”) lease termination option notification period that commences March 2015, the borrower must reserve $500,000 that may be satisfied by either the sweeping of excess cash flow, delivery of a letter of credit or delivery of a sponsor guaranty.

(2)	Occupancy shown represents leased space. The HHC space (18,500 square feet, 10.5% of the net rentable area) is dark, but the tenant is paying rent which was included in the U/W NOI and U/W NCF.
(3)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Queens Tower mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 10-story office building located in Jamaica, Queens, New York (the “Queens Tower Property”). Jamaica, Queens is located less than 15 miles from Midtown Manhattan.  The Queens Tower Property consists of approximately 175,459 net rentable square feet as well as an adjacent three-level parking deck containing 269 parking spaces, which results in a parking ratio of approximately 1.53 spaces per 1,000 square feet of net rentable area. The Queens Tower Property was built in 1972 and renovated in 2005. As of April 18, 2013 the Queens Tower Property was 98.2% leased by six tenants.

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	100.0%	Loan payoff	$16,390,724	58.5%
			Reserves	54,129	0.2
			Closing costs	1,009,669	3.6
			Return of equity	10,545,478	37.7
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUEENS TOWER

The following table presents certain information relating to the tenancies at the Queens Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NYC DCAS	AA/Aa2/AA	102,669	58.5%	$27.71(2)	$2,844,545(2)	61.5%	11/14/2026(3)
GSA- Department of Agriculture	AAA/Aaa/AA+	18,500	10.5%	$28.56	$528,413	11.4%	6/3/2020(4)
NYC Health & Hospitals Corporation(5)	AA/Aa2/AA	18,500	10.5%	$23.00	$425,500	9.2%	2/1/2015(5)
Con Edison	BBB+/Baa1/A-	15,145	8.6%	$27.75	420,231	9.1%	6/30/2017
Total Major Tenants		154,814	88.2%	$27.25	$4,218,688	91.2%

Non-Major Tenants		17,469	10.0%	$23.26	$406,324	8.8%

Occupied Collateral Total		172,283	98.2%	$26.85	$4,625,012	100.0%

Vacant Space		3,176	1.8%

Collateral Total		175,459	100.0%

(1)
Certain ratings are those of the parent company whether or not the parent guarantees the lease. Credit Ratings for NYC Department of Citywide Administrative Services (“NYC DCAS”) and NYC Health & Hospitals Corporation are the credit ratings of New York City’s general obligation bonds.

(2)	NYC DCAS Annual U/W Base Rent is based on the average over the lease term. The current annual rent is $2,301,750 ($22.42 per square foot).
(3)
NYC DCAS may terminate its lease on November 15, 2021 with 365 days notice. Commencing in November 2019, one year prior to the termination notification option period in November 2020, the lender will sweep all excess cash flow subject to the terms of the loan documents.

(4)	GSA- Department of Agriculture may terminate its lease on June 4, 2015 with 90 days notice.
(5)
NYC Health & Hospitals Corporation never took occupancy after signing the lease.  The tenant was underwritten based on its termination date of February 1, 2015, but has an actual lease expiration of January 31, 2019. NYC Health and Hospitals is required to pay a termination penalty of approximately $143,000 for unamortized leasing commissions.

The following table presents certain information relating to the lease rollover schedule at the Queens Tower Property:

Lease Expiration Schedule(1)(2)

As of Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	1	18,500	10.5%	18,500	10.5%	$425,500	$23.00
2016	0	0	0.0%	18,500	10.5%	$0	$0.00
2017	1	15,145	8.6%	33,645	19.2%	$420,231	$27.75
2018	1	8,083	4.6%	41,728	23.8%	$226,324	$28.00
2019	0	0	0.0%	41,728	23.8%	$0	$0.00
2020	1	18,500	10.5%	60,228	34.3%	$528,413	$28.56
2021	0	0	0.0%	60,228	34.3%	$0	$0.00
2022	0	0	0.0%	60,228	34.3%	$0	$0.00
2023	1	9,386	5.3%	69,614	39.7%	$180,000	$19.18
Thereafter	1	102,669	58.5%	172,283	98.2%	$2,844,545	$27.71
Vacant	0	3,176	1.8%	175,459	100.0%	$0	$0.00
Total/Weighted Average	6	175,459	100.0%			$4,625,012	$26.85

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule except for NYC Health & Hospitals Corporation, which was underwritten based on its termination date of February 1, 2015, but has an actual lease expiration date of January 31, 2019.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Queens Tower Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/18/2013(2)
92.4%	92.4%	92.4%	98.2%

(1)	Information obtained from the borrower.
(2)
Occupancy shown represents leased space. The NYC Health & Hospitals Corporation space (18,500 square feet, 10.5% of the net rentable area) is dark. The Queens Tower Property is 87.6% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QUEENS TOWER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Queens Tower Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W(1)	U/W $ per SF
Base Rent	$3,788,139	$3,585,226	$3,962,184	$4,625,012	$26.36
Grossed Up Vacant Space	0	0	0	79,400	0.45
Total Reimbursables	73,620	64,334	58,657	58,657	0.33
Other Income	313,402	320,824	350,953	350,953	2.00
Less Vacancy & Credit Loss	0	0	(284,034)	(245,350)(2)	(1.40)
Effective Gross Income	$4,175,161	$3,970,384	$4,087,760	$4,868,673	$27.75

Total Operating Expenses	$1,322,814	$1,240,965	$1,346,182	$1,366,409	$7.79

Net Operating Income	$2,852,347	$2,729,419	$2,741,578	$3,502,264	$19.96

TI/LC	0	0	0	215,214	1.23
Capital Expenditures	0	0	0	43,865	0.25
Net Cash Flow	$2,852,347	$2,729,419	$2,741,578	$3,243,185	$18.48

NOI DSCR	1.75x	1.67x	1.68x	2.15x
NCF DSCR	1.75x	1.67x	1.68x	1.99x
NOI DY	10.2%	9.7%	9.8%	12.5%
NCF DY	10.2%	9.7%	9.8%	11.6%

(1)
The increase in U/W Effective Gross Income from Effective Gross Income and Net Operating Income for TTM 3/31/2013 is primarily attributable to the Annual U/W Base Rent for NYC DCAS. NYC DCAS Annual U/W Base Rent was derived by averaging the annual rent over the loan term. The current in-place rent is $22.42 per square foot, resulting in $2,301,750 annual base rent. Rent for this space was underwritten to $27.71 per square foot, resulting in approximately $2,844,545 of Annual U/W Base Rent.

(2)	The underwritten economic vacancy is 5.0%. The Queens Tower Property was 98.2% leased as of April 18, 2013 and is 87.6% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 - Starwood Schulte Hotel Portfolio

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$19,700,000	Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$19,700,000	Location:	Various – See Table
% of Initial Pool Balance:	1.4%	Size:	260 rooms
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Room:	$75,769
Borrower Names:	Hotel Scranton I, L.P.; Hotel Woodbury, L.P.	Year Built/Renovated:	Various – See Table
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	4.180%	Property Manager:	Self-managed
Note Date:	June 7, 2013	3rd Most Recent Occupancy (As of):	NAV(5)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	76.2% (12/31/2011)
Maturity Date:	July 1, 2018	Most Recent Occupancy (As of):	70.5% (12/31/2012)
IO Period:	12 months	Current Occupancy (As of):	70.9% (4/30/2013)
Loan Term (Original):	60 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$2,654,434 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,568,047 (12/31/2012)
Call Protection:	L(24),D or GRTR 1% or YM(29),O(7)	Most Recent NOI (As of):	$2,885,195 (TTM 4/30/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None	U/W Revenues:	$8,528,884
Additional Debt Type:	NAP	U/W Expenses:	$5,800,825
U/W NOI:	$2,728,058
U/W NCF:	$2,386,903
U/W NOI DSCR:	2.37x
U/W NCF DSCR:	2.07x
Escrows and Reserves:	U/W NOI Debt Yield:	13.8%
U/W NCF Debt Yield:	12.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$33,900,000
Taxes	$100,774	(2)	NAP	As-Is Appraisal Valuation Date(6):	Various
Insurance(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	58.1%
FF&E(4)	$0	$28,430	NAP	LTV Ratio at Maturity or ARD:	54.0%

(1)	The loan sponsors are Starwood Disttessed Opportunity Fund IX-1 U.S., L.P. and Starwood Distressed Opportunity Fund IX Global, L.P. The loan sponsors are owned by Starwood Capital Group.
(2)	Monthly tax escrows are required in an amount equal to 1/12th of the estimated taxes payable during the next 12-month period.
(3)
Monthly insurance escrows are not required provided the following conditions are satisfied: (i) no event of default exists and is continuing and (ii) the borrower provides the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

(4)	Monthly FF&E reserves are required equal to 4% of total revenue (initially $28,430).
(5)	2010 occupancy is not available as the TownePlace Suites Scranton Wilkes-Barre opened in May 2010; the first full operational year was 2011.
(6)	The As-Is Appraisal Valuation Date is April 1, 2013 for the Sheraton St. Paul Woodbury property and April 16, 2013 for the TownePlace Suites Scranton Wilkes-Barre property.

The Starwood Schulte Hotel Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering one full service hotel (Sheraton St. Paul Woodbury) located in Woodbury, Minnesota and one extended stay hotel (TownePlace Suites Scranton Wilkes-Barre) located in Moosic, Pennsylvania (the “Starwood Schulte Hotel Portfolio Properties”). The Sheraton St. Paul Woodbury property is a five-story, 150-room, full-service hotel built in 2008. Located eight miles east of St. Paul, Minnesota, the Sheraton St. Paul Woodbury property features an 80-seat restaurant / lounge area, business center, 2,422 square feet of meeting and banquet space, indoor swimming pool with hot tub and a fitness center. The TownePlace Suites Scranton Wilkes-Barre property is a four-story, 110-room, extended-stay hotel built in 2009. Located five miles southeast of Scranton, Pennsylvania, the TownePlace Suites Scranton Wilkes-Barre property features a lobby / reception area, sundry shop, indoor swimming pool, exercise room, business center, 855 square feet of meeting space and guest laundry. Each room has a full kitchenette with a microwave, dishwasher, refrigerator, oven, stove and garbage disposal. The Sheraton St. Paul Woodbury property’s franchise agreement expires in June 2033 and the TownePlace Suites Scranton Wilkes-Barre property’s franchise agreement expires in May 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD SCHULTE HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$19,700,000	73.2%	Purchase price	$26,450,000	98.3%
Sponsor’s new cash contribution	7,218,480	26.8	Reserves	100,774	0.4
			Closing costs	367,706	1.4
Total Sources	$26,918,480	100.0%	Total Uses	$26,918,480	100.0%

The following table presents certain information relating to the Starwood Schulte Hotel Portfolio Properties:

Property Name	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Principal Balance Per Room	Year Built/ Renovated	Appraised Value
Sheraton St. Paul Woodbury	Full Service	$11,250,000	57.1%	150	$75,000	2008/2012	$20,900,000
TownePlace Suites Scranton Wilkes-Barre	Extended Stay	$8,450,000	42.9%	110	$76,818	2009/NAP	$13,000,000
Total/Weighted Average		$19,700,000	100.0%	260	$75,769		$33,900,000

The following tables present certain information relating to the Starwood Schulte Hotel Portfolio Properties:

Subject and Market Historical Occupancy, ADR and RevPAR
(Sheraton St. Paul Woodbury)(1)

	Competitive Set			Sheraton - Woodbury			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2013 TTM	59.6%	$111.98	$66.79	66.9%	$124.78	$83.51	112.2%	111.4%	125.0%
3/31/2012 TTM	61.2%	$106.70	$65.28	65.8%	$113.33	$74.53	107.5%	106.2%	114.2%
3/31/2011 TTM	62.6%	$102.41	$64.10	67.1%	$107.67	$72.29	107.3%	105.1%	112.8%

(1)	Information obtained from a third party hospitality report dated April 18, 2013.

Subject and Market Historical Occupancy, ADR and RevPAR
(TownePlace Suites Scranton Wilkes-Barre)(1)

	Competitive Set			TownePlace Suites Scranton Wilkes-Barre			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2013 TTM	71.8%	$103.47	$74.30	74.6%	$90.91	$67.79	103.8%	87.9%	91.2%
3/31/2012 TTM	78.4%	$99.08	$77.69	85.5%	$90.81	$77.61	109.0%	91.6%	99.9%
3/31/2011 TTM	74.9%	$92.97	$69.59	70.7%	$89.74	$63.41	94.4%	96.5%	91.1%

(1)	Information obtained from a third party hospitality report dated April 18, 2013.

The following table presents historical occupancy percentages at the Starwood Schulte Hotel Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/30/2013
NAV	76.2%	70.5%	70.9%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD SCHULTE HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Schulte Hotel Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 4/30/2013	U/W	U/W $ per Room
Occupancy	76.2%	70.5%	70.5%	70.1%
ADR	$102.98	$109.04	$111.03	$111.03
RevPAR	$78.51	$76.85	$78.25	$77.84

Total Revenue	$8,562,925	$8,521,870	$8,568,484	$8,528,884	$32,803
Total Department Expenses	2,708,193	2,750,506	2,661,760	2,604,730	10,018
Gross Operating Profit	$5,854,732	$5,771,364	$5,906,724	$5,924,154	$22,785

Total Undistributed Expenses	2,744,886	2,730,933	2,609,084	2,638,944	10,150
Profit Before Fixed Charges	$3,109,846	$3,040,431	$3,297,640	$3,285,210	$12,635

Total Fixed Charges	455,412	472,384	412,445	557,152	2,143
Net Operating Income	$2,654,434	$2,568,047	$2,885,195	$2,728,058	$10,492

FF&E	125,974	341,605	343,471	341,155	1,312
Net Cash Flow	$2,528,460	$2,226,442	$2,541,724	$2,386,903	$9,180

NOI DSCR	2.30x	2.23x	2.50x	2.37x
NCF DSCR	2.19x	1.93x	2.20x	2.07x
NOI DY	13.5%	13.0%	14.6%	13.8%
NCF DY	12.8%	11.3%	12.9%	12.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 15 – Gatlin Jacksonville Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,750,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$18,677,172			Location:	Various – See Table
% of Initial Pool Balance:	1.3%			Size:	204,922 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$91.14
Borrower Name:	GDC JAX 3, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Gatlin Development Company			Title Vesting:	Fee
Mortgage Rate:	5.750%			Property Manager:	Self-managed
Note Date(1):	February 21, 2013			3rd Most Recent Occupancy (As of):	91.2% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	90.0% (12/31/2011)
Maturity Date(1):	April 6, 2023			Most Recent Occupancy (As of)(4):	30.9% (8/1/2012)
IO Period(1):	1 month			Current Occupancy (As of):	91.2% (2/14/2013)
Loan Term (Original) (1):	122 months
Seasoning(1):	5 months			Underwriting and Financial Information:
Amortization Term (Original)(1):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,788,546 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,481,942 (12/31/2011)
Call Protection(1):	L(29),D(91),O(2)			Most Recent NOI (As of)(5):	$1,327,332 (Various)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(2):	Yes			U/W Revenues:	$2,623,765
Additional Debt Type(2):	Future Mezzanine			U/W Expenses:	$836,877
				U/W NOI(6):	$1,786,887
				U/W NCF:	$1,670,596
Escrows and Reserves:				U/W NOI DSCR :	1.36x
				U/W NCF DSCR:	1.27x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.6%
Taxes	$268,301	$17,887	NAP	U/W NCF Debt Yield:	8.9%
Insurance	$189,688	$12,646	NAP	As-Is Appraised Value:	$26,700,000
Replacement Reserves	$151,872	$2,553	$128,000	As-Is Appraisal Valuation Date:	July 19, 2012
TI/LC	$672,000	$7,245	$175,000	Cut-off Date LTV Ratio:	70.0%
Dollar Tree Free Rent(3)	$71,706	$0	NAP	LTV Ratio at Maturity or ARD:	59.0%

(1)
The Gatlin Jacksonville Portfolio mortgage loan had an original note date of September 7, 2012. However, the Gatlin Jacksonville Portfolio mortgage loan was amended and restated on February 21, 2013 when the loan amount was increased to the Original Principal Balance shown above. All dates, terms and periods reflect the amended and restated date of February 21, 2013.

(2)
The borrower is permitted to incur future mezzanine financing provided that certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing, (ii) the combined total LTV ratio may not be in excess of 85%, and (iii) the combined DSCR must be equal to or greater than 1.05x.

(3)	An up-front rent reserve of $71,706 was funded at closing to cover rent until Dollar Tree commenced paying rent, which was July 1, 2013.
(4)
The Gatlin Jacksonville Portfolio properties were acquired by the borrower when each was anchored by a dark Food Lion grocer. The Most Recent Occupancy rate reported for the Gatlin Jacksonville Portfolio properties treats the space occupied by the Food Lion stores as vacant. The Gatlin Jacksonville Portfolio properties are each currently occupied by a Wal-Mart Neighborhood Market that took occupancy and began paying rent in March 2013.

(5)
The Most Recent NOI was based on the TTM financials through July 31, 2012 for the Crossroads at Mandarin property, August 31, 2012 for the Merrill Station property and June 30, 2012 for the Village Shoppes property.

(6)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Gatlin Jacksonville Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering three Wal-Mart Neighborhood Market anchored retail centers containing approximately 204,922 net rentable square feet (the “Gatlin Jacksonville Portfolio Properties”). The Gatlin Jacksonville Portfolio Properties consist of Merrill Station, Village Shoppes and Mandarin Crossing all located in the Jacksonville, Florida metropolitan area. The Gatlin Jacksonville Portfolio Properties are cross-collateralized with no provisions to release individual assets from the pool.  As of February 14, 2013, the Gatlin Jacksonville Portfolio Properties were 91.2% leased to 36 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATLIN JACKSONVILLE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$18,750,000	100.0%	Purchase Price(1)	$13,722,953	73.2%
			Reserves	1,783,000	9.6
			Closing costs	742,894	3.9
			Return of equity(1)	2,501,153	13.3
Total Sources	$18,750,000	100.0%	Total Uses	$18,750,000	100.0%

(1)
The borrower entered into the purchase and sale agreements to acquire the Gatlin Jacksonville Portfolio Properties when each was anchored by a dark Food Lion, with an overall physical occupancy rate of 30.9%. Since placing the Gatlin Jacksonville Portfolio Properties under contract, the borrower secured leases with Wal-Mart Neighborhood Markets for a 15-year term. Each of the leases is guaranteed by Wal-Mart Stores, Inc. The difference between the as-is appraised value and the contract price for the Gatlin Jacksonville Portfolio Properties of $13,722,953, is driven by the additional value created by securing a long-term, investment grade tenants with no termination options.

The following table presents certain information relating to the Gatlin Jacksonville Portfolio Properties:

Property Name	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Crossroads at Mandarin	$7,246,743	38.8%	93.1%	1987/2013	76,000	$9,700,000
Merrill Station	$6,798,491	36.4%	89.6%	1985/2013	77,422	$10,100,000
Village Shoppes	$4,631,939	24.8%	90.7%	2001/2013	51,500	$6,900,000
Total/Weighted Average	$18,677,172	100.0%	91.2%		204,922	$26,700,000

The following table presents certain information relating to the tenancies at the Gatlin Jacksonville Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(2)	Lease Expiration Date
Major Tenants
Wal-Mart Neighborhood Market	AA/Aa2/AA	117,965	57.6%	$8.61	$1,016,122	53.0%	NAV	NAV	2/28/2028
Dollar Tree	NR/Baa3/BBB-(3)	10,430	4.8%	$11.00	$114,730	6.0%	NAV	NAV	6/30/2018
Family Dollar	NR/Baa3/BBB-(3)	9,737	4.8%	$10.78	$104,965	5.5%	$86	14.7%	6/30/2018
Total Major Tenants		138,132	67.4%	$8.95	$1,235,817	64.4%

Non-Major Tenants		48,678	23.8%	$14.01	$682,047	35.6%

Occupied Collateral Total		186,810	91.2%	$10.27	$1,917,864	100.0%

Vacant Space		18,112	8.8%

Collateral Total		204,922	100.0%

(1)	Sales PSF is based on historical statements provided by the borrower as of 2011.
(2)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GATLIN JACKSONVILLE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Gatlin Jacksonville Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,100	0.5%	1,100	0.5%	$15,950	$14.50
2013	1	1,050	0.5%	2,150	1.0%	$16,800	$16.00
2014	11	17,107	8.3%	19,257	9.4%	$226,820	$13.26
2015	6	10,355	5.1%	29,612	14.5%	$149,931	$14.48
2016	8	10,301	5.0%	39,913	19.5%	$151,878	$14.74
2017	3	6,350	3.1%	46,263	22.6%	$98,933	$15.58
2018	3	22,582	11.0%	68,845	33.6%	$241,430	$10.69
2019	0	0	0.0%	68,845	33.6%	$0	$0.00
2020	0	0	0.0%	68,845	33.6%	$0	$0.00
2021	0	0	0.0%	68,845	33.6%	$0	$0.00
2022	0	0	0.0%	68,845	33.6%	$0	$0.00
2023	0	0	0.0%	68,845	33.6%	$0	$0.00
Thereafter	3	117,965	57.6%	186,810	91.2%	$1,016,122	$8.61
Vacant	0	18,112	8.8%	204,922	100.0%	$0	$0.00
Total/Weighted Average	36	204,922	100.0%			$1,917,864	$10.27

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Gatlin Jacksonville Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	8/1/2012(2)	2/14/2013
91.2%	90.0%	30.9%	91.2%

(1)	Information obtained from borrower rent rolls.
(2)	The August 1, 2012 occupancy rate reported for the Gatlin Jacksonville Portfolio Properties treats the space occupied by the Food Lion stores as vacant.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gatlin Jacksonville Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM Various(1)	U/W(2)	U/W $ per SF
Base Rent	$2,000,462	$1,784,371	$1,638,277	$1,917,864	$9.36
Grossed Up Vacant Space	0	0	0	284,942	1.39
Total Reimbursables	480,573	402,252	409,836	758,080	3.70
Other Income	62,931	59,810	65,421	16,268	0.08
Less Vacancy & Credit Loss	0	0	0	(353,389)(3)	(1.72)
Effective Gross Income	$2,543,966	$2,246,432	$2,113,533	$2,623,765	$12.80

Total Operating Expenses	$755,420	$764,490	$786,201	$836,877	$4.08

Net Operating Income	$1,788,546	$1,481,942	$1,327,332	$1,786,887	$8.72
TI/LC	14,903	14,816	9,741	64,151	0.31
Capital Expenditures	15,150	0	0	52,141	0.25
Net Cash Flow	$1,758,493	$1,467,126	$1,317,592	$1,670,596	$8.15

NOI DSCR	1.36x	1.13x	1.01x	1.36x
NCF DSCR	1.34x	1.12x	1.00x	1.27x
NOI DY	9.6%	7.9%	7.1%	9.6%
NCF DY	9.4%	7.9%	7.1%	8.9%

(1)
The TTM period was based on the TTM financials through July 31, 2012 for the Crossroads at Mandarin property, August 31, 2012 for the Merrill Station property and June 30, 2012 for the Village Shoppes property.

(2)
The increase in U/W Effective Gross Income from Effective Gross Income and Net Operating Income for the TTM period is primarily attributed to the Wal-Mart Neighborhood Market leases totaling 117,965 square feet.

(3)	The underwritten economic vacancy is 11.7%. The Gatlin Jacksonville Portfolio Properties were 91.2% leased as of February 14, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Transaction Contact Information

VI.   Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Todd Jaeger - Trading	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.